Exhibit 10.1
[EXECUTED VERSION]
AMENDMENT NO. 5 dated as of June 16, 2025 (this “Amendment”), to the CREDIT AGREEMENT dated as of April 20, 2016, as amended and restated as of November 26, 2019, as further amended and restated as of May 5, 2023 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among COMPASS MINERALS INTERNATIONAL, INC., a Delaware corporation (the “US Borrower”), COMPASS MINERALS CANADA CORP., a corporation continued and amalgamated under the laws of the province of Nova Scotia, Canada (the “Canadian Borrower”), COMPASS MINERALS UK LIMITED, a company incorporated under the laws of England and Wales (the “UK Borrower” and, together with the US Borrower and the Canadian Borrower, the “Borrowers”), the other LOAN PARTIES party hereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders and as collateral agent for the Secured Parties. Capitalized terms used in this Amendment but not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth therein;
WHEREAS the US Borrower intends to issue, as of the Amendment No. 5 Effective Date (as defined below), senior unsecured notes in an aggregate principal amount not to exceed $650,000,000 (the “New Senior Notes”), the net proceeds of which shall be applied to (a) prepay all Loans outstanding as of the Amendment No. 5 Effective Date and (b) redeem a portion of the Senior Notes outstanding as of the Amendment No. 5 Effective Date;
WHEREAS the Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement as set forth herein; and
WHEREAS the Required Lenders are willing to amend such provisions of the Credit Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
SECTION 1. Amendments. Effective as of the Amendment No. 5 Effective Date, (a) the Credit Agreement will be amended to reflect the changes set forth in Exhibit A hereto (with the text in underline reflecting additions to the Credit Agreement and text in ~~strikethrough~~ reflecting deletions to the Credit Agreement), (b) Exhibit E to the Credit Agreement will be replaced in its entirety with Exhibit B hereto and (c) Annex B-1 to the Credit Agreement will be replaced in its entirety with Annex B-1 hereto. In addition, effective as of the Amendment No. 5 Effective Date, Section 4 to Amendment No. 4 will be amended to restate clauses (b), (c) and (d) of the first sentence of such Section to read as follows: “(b) [reserved], (c) [reserved] and (d) [reserved]”.

SECTION 2. Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and to each of the Lenders that this Amendment has been duly authorized, executed and delivered by an authorized officer of such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.
SECTION 3. Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 5 Effective Date”):
(a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of each Loan Party, the Administrative Agent and the Required Lenders;
(b) as of the Amendment No. 5 Effective Date, no Default or Event of Default shall have occurred and be continuing;
(c) each representation and warranty set forth in Section 2 hereof and each other representation and warranty made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Amendment No. 5 Effective Date, except to the extent such representation and warranty expressly relates to an earlier date (in which case such representation and warranty is true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates;
(d) (i) the Administrative Agent shall have received from the Borrowers a notice of voluntary prepayment, delivered in accordance with Section 2.10 of the Credit Agreement, with respect to all Loans to be outstanding as of the Amendment No. 5 Effective Date, (ii) the New Senior Notes shall have been issued, (iii) a portion of the net proceeds of the New Senior Notes shall have been applied to prepay in full all Loans outstanding as of the Amendment No. 5 Effective Date (including all accrued but unpaid interest thereon and fees thereon) and (iv) a portion of the net proceeds of the New Senior Notes shall have been funded to the trustee for the Senior Notes in an amount sufficient to redeem at least $350,000,000 aggregate principal amount of the Senior Notes (which redemption shall occur no later than the second Business Day following the Amendment No. 5 Effective Date); and
(e) the fees and expenses required to be paid pursuant to Section 7 hereof shall have been paid on or substantially simultaneously with (but in no event later than) the Amendment No. 5 Effective Date.
SECTION 4. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any Borrower or any other Loan Party under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Borrower or any other Loan Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 5. Applicable Law; Submission to Jurisdiction and Waivers; Waiver of Jury Trial. (a) THIS AMENDMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AMENDMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.
(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.13 AND 9.16 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.
SECTION 6. Counterparts; Electronic Execution; Amendment. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that (a) the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party party hereto hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Amendment in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment based solely on the lack of paper original copies of this Amendment, including with respect to any signature pages thereto and (iv) waives any claim against the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing Persons (collectively, the “Lender-Related Parties” and each, a “Lender-Related Party”) for any losses, claims (including intraparty claims), demands, damage or liabilities of any kind (collectively, “Liabilities”) arising solely from any Lender-Related Party’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. As used herein, “Electronic Signatures” means any electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each Borrower and each other Loan Party, the Administrative Agent and the Required Lenders.
SECTION 7. Fees and Expenses.
(a) The US Borrower hereby agrees to pay to JPMorgan, for its own account and for the account of each Lender that consents to this Amendment, such fees that have been separately agreed to by the US Borrower and JPMorgan. The fees payable pursuant to this Section 7(a) will be paid in immediately available funds on, and subject to the occurrence of, the Amendment No. 5 Effective Date and shall not be refundable.
(b) The US Borrower hereby agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 9.05 of the Credit Agreement.
SECTION 8. Headings. The Section headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

COMPASS MINERALS INTERNATIONAL, INC.
By:
/s/ Peter Fjellman
Name: Peter Fjellman
Title: Chief Financial Officer

COMPASS MINERALS CANADA CORP.
By:
/s/ Peter Fjellman
Name: Peter Fjellman
Title: Chief Financial Officer

COMPASS MINERALS UK LIMITED
By:
/s/ Peter Fjellman
Name: Peter Fjellman
Title: Chief Financial Officer

NAMSCO INC.
COMPASS MINERALS AMERICA INC.
COMPASS MINERALS LOUISIANA INC.
COMPASS MINERALS USA LLC
GREAT SALT LAKE HOLDINGS, LLC
GSL CORPORATION
COMPASS MINERALS OGDEN INC.
CLYMAN BAY RESOURCES, INC.
COMPASS MINERALS WINNIPEG UNLIMITED LIABILITY COMPANY
CMP CANADA INC.
COMPASS MINERALS NOVA SCOTIA COMPANY
COMPASS RESOURCES CANADA COMPANY
COMPASS CANADA POTASH HOLDINGS INC.
COMPASS MINERALS WYNARD INC.
COMPASS MINERALS LITHIUM CORP OF AMERICA INC.

By:
/s/ Peter Fjellman
Name: Peter Fjellman
Title: Chief Financial Officer

DOVE CREEK GRAZING, LLC

By:
/s/ Peter Fjellman
Name: Peter Fjellman
Title: Chief Financial Officer

COMPASS CANADA LIMITED PARTNERSHIP

By: CMP Canada Inc., its General Partner

By:
/s/ Peter Fjellman
Name: Peter Fjellman
Title: Chief Financial Officer

COMPASS MINERALS (EUROPE) LIMITED
COMPASS MINERALS UK HOLDINGS LIMITED
DEEPSTORE HOLDINGS LIMITED
COMPASS MINERALS STORAGE & ARCHIVES LIMITED

By:
/s/ Peter Fjellman
Name: Peter Fjellman
Title: Chief Financial Officer

NASC NOVA SCOTIA COMPANY

By:
/s/ Peter Fjellman
Name: Peter Fjellman
Title: Chief Financial Officer

COMPASS MINERALS INTERNATIONAL LIMITED PARTNERSHIP

By: NASC NOVA SCOTIA COMPANY, as general partner

By:
/s/ Peter Fjellman
Name: Peter Fjellman
Title: Chief Financial Officer

CMI NOVA SCOTIA COMPANY

By:
/s/ Peter Fjellman
Name: Peter Fjellman
Title: Chief Financial Officer

COMPASS MINERALS DO BRASIL LTDA

By:
/s/ Peter Fjellman
Name: Peter Fjellman
Title: Chief Financial Officer

FRS GROUP LLC

By:
/s/ Jared M. Campbell
Name: Jared M. Campbell
Title: Assistant Secretary

FORTRESS NORTH AMERICA, LLC

By:
/s/ Jared M. Campbell
Name: Jared M. Campbell
Title: Assistant Secretary

JPMORGAN CHASE BANK, N.A., in its respective capacities as Administrative Agent, a Revolving Lender, an Issuing Bank and a Term Lender
By:
/s/ James Shender
Name: James Shender
Title: Executive Director

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO THE CREDIT
AGREEMENT DATED AS OF APRIL 20,
2016, AS AMENDED AND RESTATED AS
OF NOVEMBER 26, 2019, AS FURTHER
AMENDED AND RESTATED AS OF MAY
5, 2023 (AS FURTHER AMENDED,
RESTATED, SUPPLEMENTED OR
OTHERWISE MODIFIED FROM TIME
TO TIME), AMONG COMPASS
MINERALS INTERNATIONAL, INC..
COMPASS MINERALS CANADA CORP.,
COMPASS MINERALS UK LIMITED,
THE SEVERAL BANKS AND OTHER
FINANCIAL INSTITUTIONS FROM
TIME TO TIME PARTY THERETO AND
JPMORGAN CHASE BANK, N.A., AS
ADMINISTRATIVE AGENT

COMMERCE BANK

By:	/s/ Eric Tomoehlen
Name: Eric Tomoehlen
Title: Senior Vice President

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO THE CREDIT
AGREEMENT DATED AS OF APRIL 20,
2016, AS AMENDED AND RESTATED AS
OF NOVEMBER 26, 2019, AS FURTHER
AMENDED AND RESTATED AS OF MAY
5, 2023 (AS FURTHER AMENDED,
RESTATED, SUPPLEMENTED OR
OTHERWISE MODIFIED FROM TIME
TO TIME), AMONG COMPASS
MINERALS INTERNATIONAL, INC..
COMPASS MINERALS CANADA CORP.,
COMPASS MINERALS UK LIMITED,
THE SEVERAL BANKS AND OTHER
FINANCIAL INSTITUTIONS FROM
TIME TO TIME PARTY THERETO AND
JPMORGAN CHASE BANK, N.A., AS
ADMINISTRATIVE AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Megan Pridmore
Name: Megan Pridmore
Title: Executive Director

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO THE CREDIT
AGREEMENT DATED AS OF APRIL 20,
2016, AS AMENDED AND RESTATED AS
OF NOVEMBER 26, 2019, AS FURTHER
AMENDED AND RESTATED AS OF MAY
5, 2023 (AS FURTHER AMENDED,
RESTATED, SUPPLEMENTED OR
OTHERWISE MODIFIED FROM TIME
TO TIME), AMONG COMPASS
MINERALS INTERNATIONAL, INC..
COMPASS MINERALS CANADA CORP.,
COMPASS MINERALS UK LIMITED,
THE SEVERAL BANKS AND OTHER
FINANCIAL INSTITUTIONS FROM
TIME TO TIME PARTY THERETO AND
JPMORGAN CHASE BANK, N.A., AS
ADMINISTRATIVE AGENT

MORGAN STANLEY BANK, N.A.,

By:	/s/ Aaron McLean
Name: Aaron McLean
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO THE CREDIT
AGREEMENT DATED AS OF APRIL 20,
2016, AS AMENDED AND RESTATED AS
OF NOVEMBER 26, 2019, AS FURTHER
AMENDED AND RESTATED AS OF MAY
5, 2023 (AS FURTHER AMENDED,
RESTATED, SUPPLEMENTED OR
OTHERWISE MODIFIED FROM TIME
TO TIME), AMONG COMPASS
MINERALS INTERNATIONAL, INC..
COMPASS MINERALS CANADA CORP.,
COMPASS MINERALS UK LIMITED,
THE SEVERAL BANKS AND OTHER
FINANCIAL INSTITUTIONS FROM
TIME TO TIME PARTY THERETO AND
JPMORGAN CHASE BANK, N.A., AS
ADMINISTRATIVE AGENT

ING CAPITAL LLC

By:	/s/ Remko van de Water
Name: Remko van de Water
Title: Managing Director

By:	/s/ Remco Meeuwis
Name: Remco Meeuwis
Title: Director

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO THE CREDIT
AGREEMENT DATED AS OF APRIL 20,
2016, AS AMENDED AND RESTATED AS
OF NOVEMBER 26, 2019, AS FURTHER
AMENDED AND RESTATED AS OF MAY
5, 2023 (AS FURTHER AMENDED,
RESTATED, SUPPLEMENTED OR
OTHERWISE MODIFIED FROM TIME
TO TIME), AMONG COMPASS
MINERALS INTERNATIONAL, INC..
COMPASS MINERALS CANADA CORP.,
COMPASS MINERALS UK LIMITED,
THE SEVERAL BANKS AND OTHER
FINANCIAL INSTITUTIONS FROM
TIME TO TIME PARTY THERETO AND
JPMORGAN CHASE BANK, N.A., AS
ADMINISTRATIVE AGENT

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH

By:	/s/ Matthew Plominski
Name: Matthew Plominski
Title: Managing Director

By:	/s/ Reggie Crichlow
Name: Reggie Crichlow
Title: Vice President

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO THE CREDIT
AGREEMENT DATED AS OF APRIL 20,
2016, AS AMENDED AND RESTATED AS
OF NOVEMBER 26, 2019, AS FURTHER
AMENDED AND RESTATED AS OF MAY
5, 2023 (AS FURTHER AMENDED,
RESTATED, SUPPLEMENTED OR
OTHERWISE MODIFIED FROM TIME
TO TIME), AMONG COMPASS
MINERALS INTERNATIONAL, INC..
COMPASS MINERALS CANADA CORP.,
COMPASS MINERALS UK LIMITED,
THE SEVERAL BANKS AND OTHER
FINANCIAL INSTITUTIONS FROM
TIME TO TIME PARTY THERETO AND
JPMORGAN CHASE BANK, N.A., AS
ADMINISTRATIVE AGENT

THE BANK OF NOVA SCOTIA

By:	/s/ Dhirendra Udharamaney
Name: Dhirendra Udharamaney
Title: Director

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO THE CREDIT
AGREEMENT DATED AS OF APRIL 20,
2016, AS AMENDED AND RESTATED AS
OF NOVEMBER 26, 2019, AS FURTHER
AMENDED AND RESTATED AS OF MAY
5, 2023 (AS FURTHER AMENDED,
RESTATED, SUPPLEMENTED OR
OTHERWISE MODIFIED FROM TIME
TO TIME), AMONG COMPASS
MINERALS INTERNATIONAL, INC..
COMPASS MINERALS CANADA CORP.,
COMPASS MINERALS UK LIMITED,
THE SEVERAL BANKS AND OTHER
FINANCIAL INSTITUTIONS FROM
TIME TO TIME PARTY THERETO AND
JPMORGAN CHASE BANK, N.A., AS
ADMINISTRATIVE AGENT

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ David Bentzinger
Name: David Bentzinger
Title: Senior Vice President

PNC BANK, CANADA BRANCH

By:	/s/ Cameron Ruff
Name: Cameron Ruff
Title: Senior Vice President

EXHIBIT A

Form of Amended Credit Agreement

[See attached]

Exhibit A

US $575,000,000
CREDIT AGREEMENT,
dated as of April 20, 2016
as amended and restated as of November 26, 2019,
as further amended and restated as of May 5, 2023,

among
COMPASS MINERALS INTERNATIONAL, INC.,
as US Borrower,
COMPASS MINERALS CANADA CORP.,
as Canadian Borrower,
COMPASS MINERALS UK LIMITED,
as UK Borrower,
THE LENDERS PARTY HERETO FROM TIME TO TIME
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
_______________________________________________
JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC., COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, ING CAPITAL LLC, PNC CAPITAL MARKETS LLC, THE BANK OF NOVA SCOTIA and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners,

BANK OF AMERICA, N.A., COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, ING CAPITAL LLC, PNC BANK NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Documentation Agent

TABLE OF CONTENTS
i

ANNEXES:
Annex A    Existing Letters of Credit
Annex B-1    Revolving Commitments
Annex B-2    Term Loan Commitments
Annex B-3    L/C Commitments
Annex B-4    Swing Line Commitments
SCHEDULES:
Schedule 1.01(a)    Mortgaged Property
Schedule 3.07    Equity Interests
Schedule 3.16    Insurance
Schedule 3.17    UCC Filing Jurisdictions
Schedule 5.18    Post-Closing Undertakings
Schedule 6.01    Existing Indebtedness
Schedule 6.02    Existing Liens
Schedule 6.06    Existing Investments
Schedule 6.08    Existing Affiliate Transactions
Schedule 6.11    Existing Restrictive Agreements
EXHIBITS:
Exhibit A    Form of Compliance Certificate
Exhibit B    Form of Assignment and Assumption
Exhibit C-1    Form of Term Loan Note
Exhibit C-2    Form of Revolving Note
Exhibit C-3    Form of Swing Line Note
Exhibit D-1    Form of US Tax Compliance Certificate
Exhibit D-2    Form of US Tax Compliance Certificate
Exhibit D-3    Form of US Tax Compliance Certificate
Exhibit D-4    Form of US Tax Compliance Certificate
Exhibit E    Form of Borrowing Notice
Exhibit F    Form of Solvency Certificate

v

CREDIT AGREEMENT, dated as of April 20, 2016, as amended and restated as of November 26, 2019, as amended by Amendment No. 1 as of June 29, 2021, by Amendment No. 2 as of June 13, 2022 and by Amendment No. 3 as of November 16, 2022, and as further amended and restated by the 2023 A&R Agreement as of May 5, 2023 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among COMPASS MINERALS INTERNATIONAL, INC., a Delaware corporation (the “US Borrower”), COMPASS MINERALS CANADA CORP., a corporation continued and amalgamated under the laws of the province of Nova Scotia, Canada (the “Canadian Borrower”), COMPASS MINERALS UK LIMITED, a company incorporated under the laws of England and Wales (the “UK Borrower” and, together with the US Borrower and the Canadian Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders and as collateral agent for the Secured Parties.
W I T N E S S E T H:
WHEREAS, the Borrowers have requested that the Lenders extend credit in the form of (a) Term Loans to the US Borrower (such term and each other capitalized term used herein having the meaning set forth in Section 1.01, unless otherwise defined herein) on the 2023 Amendment and Restatement Effective Date in an aggregate principal amount equal to $200,000,000 and (b) Revolving Loans at any time and from time to time on and after the 2023 Amendment and Restatement Effective Date and prior to the Revolving Termination Date in an aggregate principal amount at any one time outstanding (when taken together with the face amount of Letters of Credit and Swing Line Loans then outstanding) the Dollar Equivalent of which shall not exceed $375,000,000 (or, on and after the Amendment No. 4 Effective Date, $325,000,000), which will provide sublimits for Revolving Loans to the Canadian Borrower and for Revolving Loans to the UK Borrower in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which shall not exceed $40,000,000 and $10,000,000, respectively. The Borrowers have requested that the Issuing Banks issue Letters of Credit in an aggregate face amount at any one time outstanding the Dollar Equivalent of which shall not exceed $50,000,000. On the 2023 Amendment and Restatement Effective Date the proceeds of the Term Loans and the Revolving Loans may be used (i) to fund the Existing Debt Refinancing and (ii) to pay fees and expenses incurred in connection thereof (provided that the aggregate amount of the proceeds of the Revolving Loans used for the purpose described in clause (i) will not exceed $67,000,000). Following the 2023 Amendment and Restatement Effective Date the proceeds of the Revolving Loans and Letters of Credit may be used to provide for ongoing working capital requirements of the US Borrower and its Restricted Subsidiaries and for other general corporate purposes, including, without limitation, distributions and Permitted Acquisitions of the US Borrower and its Restricted Subsidiaries. The proceeds of the Incremental Loans are to be used for ongoing working capital requirements of the US Borrower and its Restricted Subsidiaries and other general corporate purposes;
WHEREAS, (a) the US Borrower and each Domestic Subsidiary Guarantor desires to secure the Obligations of the US Borrower by granting to the Administrative Agent, for the benefit of the Secured Parties, a security interest in and Lien upon substantially all of the property and assets of the US Borrower and the other Domestic Subsidiary Guarantors and (b)

the Canadian Borrower desires to secure the Obligations of the Canadian Borrower and the UK Borrower by granting to the Administrative Agent, for the benefit of the Secured Parties, a Lien on the Goderich Mine, in each case subject to the limitations described herein and in the Security Documents; and
WHEREAS, the Lenders are willing to extend such credit to the Borrowers, and the Issuing Banks are willing to issue Letters of Credit for the account of the US Borrower, in each case on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the terms listed in this Section 1.01 shall have the respective meanings set forth in this Section 1.01.
“2023 A&R Agreement” shall mean the Amendment and Restatement Agreement dated as of May 5, 2023, among the Borrowers, the other Loan Parties party thereto, the Lenders and Issuing Banks party thereto and the Administrative Agent.
“2023 A&R Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated as of March 27, 2024.
“2023 A&R Amendment No. 1 Effective Date” shall mean the date on which A&R Amendment No. 1 became effective in accordance with its terms (which date, for the avoidance of doubt, is March 27, 2024).
“2023 Amendment and Restatement Effective Date” shall have the meaning set forth in Section 2 of the 2023 A&R Agreement.
“Accounting Change” shall mean any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
“Additional Lender” shall have the meaning set forth in Section 2.26(c).
“Additional Refinancing Lender” shall have the meaning set forth in Section 2.28(a).
“Adjusted Daily Simple RFR” shall mean, (a) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling, ~~and~~ (b) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (i) the Daily Simple RFR for Dollars, plus (ii) 0.10% per annum and (c) with respect to any RFR Borrowing denominated in Canadian Dollars, an interest rate per annum equal to (i) the Daily Simple RFR for Canadian Dollars, plus (ii) 0.29547% per annum; provided that if the

Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBO Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period, multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term CORRA Rate” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation, plus (b) 0.29547% per annum for a one-month Interest Period or 0.32138% per annum for a three-month Interest Period; provided that if the Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10% per annum; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” shall mean JPMorgan Chase Bank, N.A. (“JPMCB”), in its capacity as administrative agent and collateral agent for the Lenders hereunder (and any permitted successors and assigns in such capacity) or, as applicable, such Affiliates thereof as it shall from time to time designate for the purpose of performing its obligations hereunder in such capacity, including initially with respect to any Loan made to the Canadian Borrower, JPMorgan Chase Bank, N.A., Toronto Branch. References to “Administrative Agent” shall also include JPMorgan Chase Bank, N.A., Toronto Branch and any other Person designated by JPMCB, in each case acting in its capacity as “Security Trustee”, “Trustee”, “Agent” or “Collateral Agent” under any Security Document relating to Collateral provided under the laws of any Canadian jurisdiction or United Kingdom jurisdiction, or acting in any similar capacity under any other Security Document under the laws of the United States of America or any other jurisdiction.
“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.08 the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Agents” shall mean the collective reference to the Administrative Agent, the Co-Syndication Agents and the Documentation Agent.
“Agreed Currency” shall mean Dollars and each Alternative Currency.
“Agreement” shall have the meaning set forth in the preamble hereto.
“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees or Floor; provided that original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, underwriting fees or other fees not paid to all providers of such Indebtedness.
“Alternative Currency” shall mean each of the following currencies: Canadian Dollars, Euros and Sterling.
“Amendment No. 1” shall mean Amendment No. 1 and Waiver to this Agreement, dated as of June 29, 2021.
“Amendment No. 2” shall mean Amendment No. 2 to this Agreement, dated as of June 13, 2022.
“Amendment No. 2 Effective Date” shall mean the date on which Amendment No. 2 became effective in accordance with its terms (which date, for the avoidance of doubt, is June 13, 2022).
“Amendment No. 3” shall mean Amendment No. 3 to this Agreement, dated as of November 16, 2022.
“Amendment No. 4” shall mean Amendment No. 4 to this Agreement, dated as of December 12, 2024.
“Amendment No. 4 Effective Date” shall mean the date on which Amendment No. 4 became effective in accordance with its terms (which date, for the avoidance of doubt, is December 12, 2024).
“Amendment ~~Period~~No. 5” shall mean ~~the period commencing on the~~ Amendment No. ~~2 Effective Date to and including the Amendment Period Termination Date~~5 to this Agreement, dated as of June 16, 2025.
“Amendment ~~Period Termination~~No. 5 Effective Date” shall mean the ~~earlier of (a) March 31, 2026 and (b) the~~ date on which ~~the US Borrower elects to terminate the Amendment Period as evidenced in a certificate signed by a Responsible Officer and delivered to the Administrative Agent; provided that, in the case of this clause (b), the US Borrower shall be in pro forma compliance with the covenants set forth in Section 6.13, recomputed as of the last day of the most recently ended Test Period, and the certificate required by this clause (b) shall set~~

~~forth in reasonable detail the calculations demonstrating such compliance.~~Amendment No. 5 became effective in accordance with its terms (which date, for the avoidance of doubt, is June 16, 2025).
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the US Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Acts (Canada) and other similar legislation in any other jurisdictions (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).
“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).
“Applicable Amortization Percentage” shall mean, for each payment date occurring (a) on or prior to the first anniversary of the 2023 Amendment and Restatement Effective Date, 0.625%, (b) after the first anniversary of the 2023 Amendment and Restatement Effective Date but prior to the second anniversary of the 2023 Amendment and Restatement Effective Date, 0.625%, (c) after the second anniversary of the 2023 Amendment and Restatement Effective Date but prior to the third anniversary of the 2023 Amendment and Restatement Effective Date, 1.25%, (d) after the third anniversary of the 2023 Amendment and Restatement Effective Date but prior to the fourth anniversary of the 2023 Amendment and Restatement Effective Date, 1.25% and (e) after the fourth anniversary of the 2023 Amendment and Restatement Effective Date but prior to the Term Loan Maturity Date, 1.25%.
“Applicable ECF Percentage” shall mean, for any fiscal year of the US Borrower, (a) 50.0% if the Consolidated Total Net Leverage Ratio as of the last day of such fiscal year is greater than 3.50:1.00, (b) 25.0% if the Consolidated Total Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.50:1.00 and greater than 3.00:1.00 and (c) 0.0% if the Consolidated Total Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.00:1.00.
“Applicable Margin” shall mean the percentage per annum as set forth below and determined based on the applicable Level determined by reference to the applicable Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.02 (such Level, the “Leverage Level”), with Level I being the “lowest” level and Level VIII being the “highest” level. For the avoidance of doubt, on the A&R Amendment No. 1 Effective Date, the Leverage Level shall be Level V.

Level	Consolidated Total Leverage Ratio	Applicable Margin for Term Benchmark and RFR Loans	Applicable Margin for Base Rate Loans and Canadian Prime Rate Loans
I	≤ 2.50:1.00	1.750%	0.750%
II	> 2.50 :1.00 but ≤ 3.25:1.00	2.000%	1.000%
III	>3.25:1.00 but ≤ 4.00:1.00	2.250%	1.250%
IV	> 4.00:1.00 but < 4.50:1.00	2.500%	1.500%
V	> 4.50:1.00 but < 5.00:1.00	2.750%	1.750%
VI	> 5.00:1.00 but < 5.50:1.00	3.000%	2.000%
VII	> 5.50:1.00 but < 6.00:1.00	3.250%	2.250%
VIII	> 6.00:1.00	3.500%	2.500%

For purposes of the foregoing, each change in the Leverage Level resulting from a change in the Consolidated Total Leverage Ratio shall be effective during the period commencing on and including the date that is three Business Days after delivery to the Administrative Agent pursuant to Section 5.01(a) or Section 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Level shall be deemed to be in Level VIII at the option of the Administrative Agent or at the request of the Required Lenders if the US Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or Section 5.01(b) or the Compliance Certificate required pursuant to Section 5.02(b) during the period from the expiration of the time for delivery thereof until such consolidated financial statements and such certificate are delivered.
Furthermore, the Applicable Margin in respect of any Incremental Loans, Extended Term Loans, Extended Revolving Loans, Refinancing Term Loans or Other Revolving Loans shall be the applicable percentages per annum set forth in the applicable Incremental Amendment, Extension Offer or Refinancing Amendment, respectively.

“Applicable Time” shall mean, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Electronic Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to any Agent, Lender or Issuing Bank by means of electronic communications pursuant to Section 9.02(b) or Section 9.02(d), including through the Platform.
“Approved Fund” shall mean any Person (other than a natural person and any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” shall mean, collectively, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Coöperatieve Rabobank U.A., New York Branch, ING Capital LLC, PNC Capital Markets LLC, The Bank of Nova Scotia and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunner of the Credit Facilities.
“Asset Sale” shall mean (a) any Disposition of Property or series of related Dispositions of Property (excluding any Disposition pursuant to Section 6.04(a), Section 6.04(b), Section 6.04(c), Section 6.04(d), Section 6.04(e), Section 6.04(g), Section 6.04(i), Section 6.04(j), Section 6.04(k), Section 6.04(l), Section 6.04(m), Section 6.04(n) or Section 6.04(o)), other than Dispositions resulting in gross proceeds (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) not exceeding (i) $5,000,000 with respect to any Disposition or series of related Dispositions and (ii) $20,000,000 in the aggregate for all Dispositions during any fiscal year of the US Borrower and (b) any Disposition pursuant to Section 6.04(p).
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.06), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.
“Attributable Indebtedness” shall mean, when used with respect of any Sale and Leaseback, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that, if such

Sale and Leaseback results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.
“Attributable Receivables Indebtedness” at any time shall mean the principal amount of Indebtedness which (a) if a Permitted Receivables Facility is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (b) if a Permitted Receivables Facility is structured as a purchase agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement.
“Available Amount” shall mean, as at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:
(a)    ~~the sum of (i) the Available Amount as defined in and calculated under the Existing Credit Agreement immediately prior to the 2023 Amendment and Restatement Effective Date and (ii)~~ 50% of Consolidated Net Income (calculated without giving effect to the adjustments described in clauses (d) through (l) of the definition thereof) for the period (taken as one period) beginning on the first day of the fiscal quarter of the US Borrower ~~in~~after which the ~~2023~~ Amendment ~~and Restatement~~No. 5 Effective Date occurs, to the end of the US Borrower’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable; plus
(b)    beginning on the ~~2023~~ Amendment ~~and Restatement~~No. 5 Effective Date, the cumulative amount of cash and Cash Equivalent proceeds from (i) ~~the~~contributions received by the US Borrower to its common equity capital or (ii) the issuance and sale of Equity Interests (other than any Disqualified Equity Interests) of the US Borrower ~~and (ii) the principal amount of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations or that is owed to an Unrestricted Subsidiary) of the relevant Borrower or any Restricted Subsidiary owed to a Person that is not a Loan Party or a Subsidiary of a Loan Party incurred after the Closing Date that is converted to common~~, including Equity Interests (other than ~~any~~ Disqualified Equity Interests) ~~of the US Borrower to~~issued upon the conversion or exchange of Indebtedness or Disqualified Equity Interests, and from the exercise of options, warrants or other rights to purchase such Equity Interests (other than Disqualified Equity Interests), in the case of each of clauses (i) and (ii) to the extent not previously applied for a purpose other than use in the Available Amount and excluding any such cash and Cash Equivalents contributed or otherwise funded by any Restricted Subsidiary; plus
(c)    beginning on the ~~2023~~ Amendment ~~and Restatement~~No. 5 Effective Date, in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the US Borrower or a Restricted Subsidiary, in each case after the Closing Date, the fair market value of the Investments of the US Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary as of the time of such re-

designation, combination or transfer (or of the assets transferred or conveyed, as applicable) so long as such Investments were originally made pursuant to Section 6.06(t); provided, in each case, that such amount does not exceed the amount of such Investment made pursuant to Section 6.06(t) as such amount is reduced by any returns contemplated by clause (d) below prior to such time; plus
(d)    beginning on the ~~2023~~ Amendment ~~and Restatement~~No. 5 Effective Date, to the extent not already included in Consolidated Net Income, an amount equal to any returns or net reduction in Investments (including dividends, interest, distributions, returns of principal, profits on sale, advances or other transfer of assets, repayments, income and similar amounts) actually received in cash or Cash Equivalents by the US Borrower or any Restricted Subsidiary after the Closing Date in respect of any Investments made pursuant to Section 6.06(t); provided, in each case, that such amount does not exceed the amount of such Investment made pursuant to Section 6.06(t); plus
(e)    beginning on the ~~2023~~ Amendment ~~and Restatement~~No. 5 Effective Date, to the extent not already included in Consolidated Net Income, the aggregate amount actually received in cash or Cash Equivalents by the US Borrower or any Restricted Subsidiary after the Closing Date from:
(i)    the sale (other than to the US Borrower or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or any minority investment; or
(ii)    any dividend or other distribution by an Unrestricted Subsidiary or received in respect of any minority investment; or
(iii)    any interest, repayments of principal and similar payments by an Unrestricted Subsidiary or in respect of any minority investment; minus
(f)    [reserved]; minus
(g)    the aggregate amount of the Available Amount used to make Investments pursuant to Section 6.06(t) after the ~~2023~~ Amendment ~~and Restatement~~No. 5 Effective Date and prior to such time~~.~~; minus
(h)    the aggregate amount of the Available Amount used to make Restricted Payments pursuant to Section 6.05(j) after the Amendment No. 5 Effective Date and prior to such time.
For the avoidance of doubt, for purposes of this defined term, references to Sections are to the corresponding Sections under this Agreement and under the Existing Credit Agreement.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17(e).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Levy” shall mean (i) the UK bank levy as set out in the Finance Act 2011, (ii) the French taxe pour le financement du fonds de soutien as set out in Article 235 ter ZE bis of the French tax code (Code Général des Impôts), (iii) the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) (as amended), and (iv) any substantively similar bank levy or Tax in any other non-U.S. jurisdiction, in each case, to the extent in force (or formally announced though not yet enacted into law) as at the date of this Agreement or (if applicable) as at the date the relevant Lender accedes as a Lender to this Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Base Rate” shall mean, for any day, a per annum rate of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.50% and (c) the Adjusted Term SOFR Rate (after giving effect to any Floor) for a one-month interest period as published two US Government Securities Business Days prior to such day (or if such day is not a US Government Securities Business Day, the immediately preceding US Government Securities Business Day), plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided, further, that, if the Base Rate determined based on the foregoing is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, then the Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.17 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.17(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Borrowing” shall mean a Borrowing comprised of Base Rate Loans.
“Base Rate Loan” shall mean a Loan bearing interest at a rate determined by reference to the Base Rate and, in any event, shall include all Swing Line Loans.
“Benchmark” shall mean, initially, with respect to any Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event, and the related Benchmark Replacement Date, have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark rate pursuant to Section 2.17(b).
“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency (other than Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:
(1)    in the case of any Loan denominated in (a) Dollars, the Adjusted Daily Simple RFR for Dollars and (b) Canadian Dollars, the Adjusted Daily Simple RFR for Canadian Dollars; and
(2)    the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the US Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment~~.~~;
provided that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” for Loans denominated in Canadian Dollars shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the US Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “US Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); ~~or~~
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof)

has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~.~~; or
(3)    in the case of a Term CORRA Reelection Event, the date that is thirty days after the date a Term CORRA Notice (if any) is provided to the Lenders and the US Borrower pursuant to Section 2.17(c).
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or clause (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the CORRA Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or clause (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.17.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” shall mean, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.
“Blocked Person” shall have the meaning set forth in Section 3.21(b).
“Board of Governors” shall mean the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.
“Borrower DTTP Filing” shall mean an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the UK Borrower, which:
(a)    where it relates to a UK Treaty Lender that is a Lender on the day this Agreement is entered into, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Annex B-1, and is filed with HMRC within 30 days of the date of this Agreement; or
(b)    where it relates to a UK Treaty Lender that is not a party to this Agreement on the date on which this Agreement is entered into, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption or as otherwise notified to the UK Borrower in writing within 15 days of the relevant UK Treaty Lender becoming a party to this Agreement and is filed with HMRC within 30 days of that date.
“Borrowers” shall have the meaning set forth in the preamble hereto.
“Borrowing” shall mean (a) a borrowing of Swing Line Loans made on the same date and (b) a borrowing of Loans (other than Swing Line Loans) of the same Class, Type and currency, made, converted or continued by the US Borrower, the Canadian Borrower or the UK Borrower, as the case may be, on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Date” shall mean any Business Day specified by a Borrower in a Borrowing Notice as a date on which the relevant Lenders are requested to make Loans hereunder.
“Borrowing Notice” shall mean, with respect to any request for borrowing of Loans hereunder, a notice from a Borrower, substantially in the form of, and containing the information prescribed by, Exhibit E, delivered to the Administrative Agent.
“Brazilian Foreign Guarantee Agreement” shall mean the Brazilian Foreign Guarantee Agreement, executed and delivered by Compass Minerals do Brasil Ltda pursuant to Schedule 5.18.
“Business Day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close; provided that, in addition to the foregoing, a Business Day shall (a) be, in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day, (b) ~~exclude~~be, in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of ~~the CDO Rate~~CORRA or the Canadian Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto, Ontario ~~are not open for dealings in deposits of Canadian Dollars in the Canadian interbank market~~; (c) be, in relation to Loans denominated in Euros and in relation to the calculation or computation of the EURIBO Rate, any day which is a TARGET Day; and (d) be, in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a US Government Securities Business Day.
“Calculation Date” shall mean (a) the last Business Day of each calendar quarter of the US Borrower, (b) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Notice or a notice delivered pursuant to Section 2.13, in each case with respect to any Revolving Loan or (ii) the issuance, amendment, renewal or extension of a Letter of Credit and (c) if an Event of Default has occurred and is continuing, any Business Day as determined by the Administrative Agent in its sole discretion.
“Canadian Borrower” shall have the meaning set forth in the preamble hereto.

“Canadian Dollars” or “C$” shall mean lawful money of Canada.
“Canadian Pension Plan” shall mean a “registered pension plan”, as such term is defined in subsection 248(1) of the Income Tax Act (Canada), which is or was sponsored, administered or contributed to, or required to be contributed to, by the Canadian Borrower or under which the Canadian Borrower has or may incur any actual or contingent liability.
“Canadian Prime Rate” shall mean, for any day, the ~~per annum~~ rate ~~of interest equal to the greater of (a) the per annum rate of interest publicly announced from time to time~~determined by the Administrative Agent ~~as its reference rate in effect on such day at its principal office in Toronto, Canada, for determining interest rates applicable to commercial loans denominated in Canadian Dollars in Canada (each change in such reference rate being effective from and including the date such change is publicly announced as being effective) and (b) the CDO Rate that would be payable on such day for a Term Benchmark Loan denominated in Canadian Dollars with a one-month Interest Period plus 1.00%. For purposes of clause (b) above, the CDO Rate on any day shall be based on the CDO Rate at approximately~~to be the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. (Toronto, Ontario time) ~~(assuming an Interest Period of one month~~on such date (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information service that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); provided that if ~~such~~any of the above rates shall be less than ~~zero~~0%, such rate shall be deemed to be ~~zero~~0% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAM Index. The Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Canadian Prime Rate.
“Canadian Prime Rate Borrowing” shall mean a Borrowing comprised of Canadian Prime Rate Loans.
“Canadian Prime Rate Loan” shall mean any Revolving Loan made by the Revolving Lenders to the Canadian Borrower in Canadian Dollars and accruing interest based on the Canadian Prime Rate.
“Canadian Restricted Subsidiary” shall mean any Restricted Subsidiary that is organized under the laws of Canada, any province thereof or any jurisdiction within Canada.
“Canadian Revolving Borrowing” shall mean a Borrowing comprised of Canadian Revolving Loans.
“Canadian Revolving Exposure” shall mean, with respect to any Revolving Lender as of any date of determination, an amount equal to the Dollar Equivalent of the aggregate outstanding principal amount of all Canadian Revolving Loans of such Revolving Lender as of such date.
“Canadian Revolving Loan” shall mean a Revolving Loan made to the Canadian Borrower pursuant to clause (ii) of Section 2.04(a).

“Capital Expenditures” shall mean, for any period, without duplication, with respect to any Person, (a) any expenditure or commitment to expend money for any purchase or other acquisition of any asset, including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of such Person prepared in accordance with GAAP and (b) Capital Lease Obligations; provided that, in any event, “Capital Expenditures” shall exclude: (i) any Permitted Acquisition and any other Investment permitted hereunder; (ii) any expenditures to the extent financed with any Net Cash Proceeds of any Asset Sale or Recovery Event reinvested pursuant to Section 2.11(a) or Section 2.11(b), as applicable; (iii) expenditures for leasehold improvements for which such Person is reimbursed in cash or receives a credit; and (iv) capital expenditures to the extent they are made with the cash and Cash Equivalent proceeds of equity contributions (other than in respect of Disqualified Equity Interests) made to the US Borrower after the Closing Date.
“Capital Lease” shall mean, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.
“Capital Lease Obligations” shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as Capital Leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized, if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” shall mean, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States of America or (ii) issued by any agency of the United States of America and the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of acquisition and having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) certificates of deposit, time deposits, eurocurrency time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000 and (iii) has a rating of at least AA- from S&P and Aa3 from Moody’s; (d) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition; and (g) shares of money market, mutual or similar funds which (i) invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (ii) has net assets of not less than $500,000,000 and (iii) has the highest rating obtainable from either S&P or Moody’s.
“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” shall mean any Person that is a counterparty to a Cash Management Agreement and that (a) is an Agent or an Arranger (or an Affiliate of an Agent or an Arranger), (b) at the time it enters into such Cash Management Agreement, is a Lender (or an Affiliate of a Lender), (c) if such Cash Management Agreement is in effect on the Closing Date, is a Lender (or an Affiliate of a Lender) as of the Closing Date, (d) if such Cash Management Agreement is in effect on the Restatement Effective Date, is a Lender (or an Affiliate of a Lender) as of the Restatement Effective Date or (e) if such Cash Management Agreement is in effect on the 2023 Amendment and Restatement Effective Date, is a Lender (or an Affiliate of a Lender) as of the 2023 Amendment and Restatement Effective Date, in each case in its capacity as a party to such Cash Management Agreement.
“CBR Loan” shall mean a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” shall mean, with respect to any Loan that is replaced by a CBR Loan, the Applicable Margin applicable to such Loan.
~~“CDO Rate” shall mean, for any Interest Period, the CDO Screen Rate at approximately 10:15 a.m. (Toronto, Ontario time) on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:15 a.m. (Toronto, Ontario time) to reflect any error in the posted rate of interest or in the posted average annual rate of interest)), rounded to the nearest 1/100th of~~

~~1% (with 0.005% being rounded up); provided that if the CDO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.~~
~~“CDO Screen Rate” shall mean a rate per annum equal to the average rate applicable to Canadian bankers’ acceptances denominated in Canadian Dollars for the applicable period as displayed on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified or amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate or on the appropriate page of such other information service that publishes such rate from time to time, as shall be selected by the Administrative Agent from time to time in its reasonable discretion).~~
“Central Bank Rate” shall mean the greater of (I)(A) for any Loan denominated in (a) Sterling, the Bank of England’s (or any successor thereto) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, or (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, plus (B) the applicable Central Bank Rate Adjustment, and (II) the Floor.
“Central Bank Rate Adjustment” shall mean, for any day, for any Loan denominated in (a) Euros, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, or (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month.

“CFC” shall mean a “controlled foreign corporation” as defined in Section 957 of the Code.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” shall mean the occurrence of any of the following events:
(a)    any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shall have (x) acquired beneficial ownership or control of ~~30~~35% or more (on a fully diluted basis) of the voting and/or economic interest in the Equity Interests of the US Borrower; or (y) obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the US Borrower;
(b)    the US Borrower shall cease to directly or indirectly own and control 100% (on a fully diluted basis) of each class of outstanding Equity Interests of either the Canadian Borrower or, except pursuant to a Disposition made in accordance with Section 6.04(f), the UK Borrower;
(c)    ~~the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the US Borrower shall cease to be occupied by Continuing Directors~~[reserved]; or
(d)    any “change of control” or similar event (however denominated) shall occur under any indenture or other agreement with respect to Material Indebtedness of the US Borrower or any Restricted Subsidiary.
“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Original Revolving Commitments, Incremental Revolving Commitments, Extended Revolving Commitments of a given Extension Series, Other Revolving Commitments of a given Refinancing Series, Original Term Loan Commitments, Incremental Term Commitments, Extended Term Commitments of a given Extension Series or Refinancing Term Commitments of a given Refinancing Series and (c) when used with respect to Loans, refers to whether such Loans are Original Revolving Loans, Incremental Revolving Loans, Extended Revolving Loans of a given Extension Series, Other

Revolving Loans of a given Refinancing Series, Original Term Loans, Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or Extended Term Loans of a given Extension Series. Loans that are not fungible for United States federal income tax purposes shall be construed to be in different Classes or tranches. Commitments that, if and when drawn in the form of Loans, would yield Loans that are construed to be in different Classes or tranches pursuant to the immediately preceding sentence shall be construed to be in different Classes or tranches of Commitments corresponding to such Loans. There shall be no more than an aggregate of two Classes of Revolving Facilities and five Classes of Term Loan Facilities under this Agreement at any one time.
“Closing Date” shall mean April 20, 2016.
“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited, as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” shall mean the US Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, but in any event excluding Excluded Assets.
“Commitment” shall mean, with respect to any Lender, such Lender’s Original Term Loan Commitment, Incremental Term Commitment, Extended Term Commitment, Refinancing Term Commitment, Original Revolving Commitment, Incremental Revolving Commitment, Extended Revolving Commitment or Other Revolving Commitment.
“Commitment Fee” shall have the meaning set forth in Section 2.09(a).
“Commitment Fee Rate” shall mean the percentage per annum as set forth below and determined based on the applicable Level determined by reference to the applicable Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.02 (such Level, the “Leverage Level”), with Level I being the “lowest” level and Level VIII being the “highest” level. For the avoidance of doubt, on the A&R Amendment No. 1 Effective Date, the Leverage Level shall be Level V.

Level	Consolidated Total Leverage Ratio	Commitment Fee Rate
I	≤ 2.50:1.00	0.250%
II	> 2.50:1.00 but < 3.25:1.00	0.300%
III	> 3.25:1.00 but < 4.00:1.00	0.350%
IV	> 4.00:1.00 but < 4.50:1.00	0.400%
V	> 4.50:1.00 but < 5.00:1.00	0.450%
VI	> 5.00:1.00 but < 5.50:1.00	0.500%
VII	> 5.50:1.00 but < 6.00:1.00	0.550%
VIII	> 6.00:1.00	0.600%

For purposes of the foregoing, each change in the Leverage Level resulting from a change in the Consolidated Total Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or Section 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Level shall be deemed to be in Level VIII at the option of the Administrative Agent or at the request of the Required Lenders if the US Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or Section 5.01(b) or the Compliance Certificate required pursuant to Section 5.02(b) during the period from the expiration of the time for delivery thereof until such consolidated financial statements and such certificate are delivered.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” shall mean a certificate duly executed by a Responsible Officer of the US Borrower, substantially in the form of Exhibit A.
“Consolidated Adjusted EBITDA” shall mean, for any period, Consolidated Net Income for such period:

(a)    increased, without duplication, by the following, in each case only to the extent (and in the same proportion) deducted (and not added back) in determining Consolidated Net Income for such period:
(i)    Consolidated Interest Expense for such period;
(ii)    all amounts attributable to depreciation and amortization for such period, including (without limitation) amortization of deferred financing costs but excluding amortization expense attributable to a prepaid cash item that was paid in a prior period;
(iii)    consolidated income tax expense for such period;
(iv)    any costs or expense incurred by the US Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the US Borrower or net cash proceeds of an issuance of Equity Interests of the US Borrower (other than Disqualified Equity Interests), in each case after the Closing Date solely to the extent that such cash proceeds or net cash proceeds are excluded from the calculation of the Available Amount and not previously applied for a purpose other than use in the Available Amount;
(v)    the amount of any restructuring charges or reserves, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves, including (without limitation) costs or reserves associated with improvements to information technology and accounting functions, integration and facilities opening costs or any one-time costs, in each case incurred in connection with a Specified Transaction; provided that the aggregate amount included for such period pursuant to this clause (a)(v), when taken together with the aggregate amount of cost savings (including “run rate” cost savings), operating expense reductions and cost synergies that increase Consolidated Adjusted EBITDA for such period pursuant to Section 1.08(b), shall not exceed 15% of Consolidated Adjusted EBITDA (determined prior to giving effect to such increase) for such period;
(vi)    any extraordinary, unusual, or non-recurring expenses, losses or charges; provided that the aggregate amount included pursuant to this clause (a)(vi) for such period shall not exceed 5% of the Consolidated Adjusted EBITDA (determined prior to giving effect to such adjustment) for such period;
(vii)    any other non-cash charges or adjustments, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the US Borrower may elect not to add back such non-cash charge in the current period and (B) to the extent the US Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from

Consolidated Adjusted EBITDA in such future period to such extent), and excluding any such non-cash charge or adjustment in respect of an item that was included in Consolidated Net Income in a prior period and any such non-cash charge that results from the write-off or write-down of inventory; provided that, except for purposes of the computation of the Consolidated Total Leverage Ratio in determining the Applicable Margin and the Commitment Fee Rate, the US Borrower may include in the computation of Consolidated Adjusted EBITDA for each of the four fiscal quarters of the US Borrower ending after the Amendment No. 5 Effective Date an amount (not to exceed, in the aggregate, $10,000,000 for all such fiscal quarters) of non-cash charges resulting from the write-off or write-down of spare parts that have been recorded on the balance sheet of the US Borrower as inventory rather than as property, plant and equipment;
(viii)    any expenses, charges or losses to the extent covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or sale, conveyance, transfer or other Disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the US Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of the date of such determination;
(ix)    to the extent covered by insurance and actually reimbursed, or, so long as the US Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination, expenses, charges or losses with respect to liability or casualty events or business interruption;
(x)    [reserved];
(xi)    the amount of any equity-based or non-cash compensation charges or expenses, including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights;
(xii)    any unrealized losses in respect of Swap Contracts or any Permitted Bond Hedge Transaction; and

(xiii)    any fees and expenses incurred in connection with the Existing Debt Refinancing; and

(b)    decreased, without duplication, and to the extent included in arriving at such Consolidated Net Income:
(i)    non-cash gains or adjustments (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Adjusted EBITDA in any prior period) and all other non-cash items of income for such period;

(ii)    all gains and income from investments recorded using the equity method;
(iii)    all cash payments made during such period on account of accruals, reserves and other non-cash charges added to Consolidated Net Income in a previous period pursuant to clause (a)(vii) above;
(iv)    any extraordinary, unusual or non-recurring gains for such period determined on a consolidated basis in accordance with GAAP;
(v)    the amount of any expenses, charges or losses covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or sale, conveyance, transfer or other disposition of assets permitted under this Agreement added to Consolidated Net Income in a previous period pursuant to clause (a)(viii) above to the extent not indemnified or reimbursed within 365 days of the date of determination by the US Borrower that a reasonable basis exists for indemnification or reimbursement;
(vi)    the amount of any expenses, charges or losses with respect to liability or casualty events or business interruption added to Consolidated Net Income in a previous period pursuant to clause (a)(ix) above to the extent not reimbursed within 365 days of the date of determination by the US Borrower that there exists reasonable evidence that such amount would be reimbursed by the insurer; and
(vii)    any unrealized gains in respect of Swap Contracts or any Permitted Bond Hedge Transaction for such period.
“Consolidated Current Assets” shall mean, at any date, all amounts (other than cash and Cash Equivalents) that would be set forth opposite the caption “total current assets” (or any like caption) on the most recent consolidated balance sheet of the US Borrower and its Restricted Subsidiaries in accordance with GAAP.
“Consolidated Current Liabilities” shall mean, at any date, all amounts that would be set forth opposite the caption “total current liabilities” (or any like caption) on the most recent consolidated balance sheet of the US Borrower and its Restricted Subsidiaries in accordance with GAAP, but excluding (a) the current portion of Consolidated Funded Debt and (b) all Indebtedness consisting of Revolving Loans or Swing Line Loans.
“Consolidated First Lien Debt” shall mean, as of any date, all Consolidated Total Debt under this Agreement and all other Consolidated Total Debt that is secured by a Lien on any of the Collateral on an equal priority basis (but without regard to control of remedies) with the Liens securing the Obligations, in each case as of such date.
“Consolidated First Lien Net Debt” shall mean, at any date, the aggregate principal amount of Consolidated First Lien Debt as of such date (net of Unrestricted Cash as of such date the Dollar Equivalent of which shall not exceed $100,000,000).

“Consolidated First Lien Net Leverage Ratio” shall mean, at any date, the ratio of (a) Consolidated First Lien Net Debt on such date to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period.
“Consolidated Funded Debt” shall mean, as of any date of determination, the aggregate amount (without duplication) of all Funded Debt of the US Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Consolidated Adjusted EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period.
“Consolidated Interest Expense” shall mean, with respect to any period, total consolidated interest expense (including interest attributable to Capital Lease Obligations in accordance with GAAP) of the US Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (without duplication) (a) any cash interest or other cash financing costs accrued during such period in respect of Indebtedness of the US Borrower and its Restricted Subsidiaries that is required to be capitalized rather than included in consolidated interest expense of the US Borrower and its Restricted Subsidiaries for such period in accordance with GAAP plus (b) all cash dividends paid or payable during such period in respect of Disqualified Equity Interests issued by the US Borrower or any of its Restricted Subsidiaries; provided that such dividends shall be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the US Borrower (expressed as a decimal) for such period (as estimated by a Responsible Officer in good faith) plus (c) all discount, interest, yield, fees, premiums and other similar charges or costs in respect of all Permitted Receivables Facilities for such period that are paid in cash. For purposes of the foregoing, interest expense shall exclude one-time financing fees (including arrangement, amendment and contract fees), deferred financing costs, debt issuance costs, costs in respect of Swap Contracts relating to interest rate protection, commissions, and expenses and, in each case, the amortization thereof.
“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the US Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded, without duplication:
(a)    except as required by Section 1.08, the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is designated a Restricted Subsidiary, as applicable, or is merged into or consolidated with the US Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by the US Borrower or any of its Restricted Subsidiaries;
(b)    the income (or loss) of any Person that is not the US Borrower or a Restricted Subsidiary (or, solely for purposes of the computation of the Consolidated Total Leverage Ratio in determining the Applicable Margin and the Commitment Fee Rate, is not a Wholly Owned Subsidiary of the US Borrower~~,~~  or is an Unrestricted Subsidiary), or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased, to the extent of such Person’s net income, by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents during such period) to the US Borrower or, subject to clause (c) below, any consolidated Restricted Subsidiary (or, solely for purposes of the computation of the Consolidated Total Leverage Ratio in determining the Applicable Margin and the Commitment Fee Rate, any Wholly Owned Restricted Subsidiary) by such Person in such period;
(c)    the undistributed earnings of any Restricted Subsidiary of the US Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by operation of the terms of its Organizational Documents or any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary;
(d)    the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification or interpretation of accounting policies during such period to the extent included in Consolidated Net Income;
(e)    any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on or prior to the 2023 Amendment and Restatement Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each, case whether or not successful;
(f)    accruals and reserves that are established or adjusted within 12 months after the closing of any acquisition permitted hereunder (other than any such acquisition in the ordinary course of business) that are so required to be established as a result of such acquisition, in each case in accordance with GAAP;
(g)    any net after-tax effect of gains or losses on disposed, abandoned or discontinued operations;
(h)    any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business (as determined in good faith by the US Borrower);
(i)    any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities recorded using the equity method or as a result of a Change in Law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;
(j)    any equity-based or other non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity-based incentive programs;
(k)    the effects of adjustments (including the effects of such adjustments pushed down to the US Borrower and its Restricted Subsidiaries) in the US Borrower’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of Taxes; ~~and~~
(l)    any cancellation of debt income, including any such income arising from the purchase of any Loans pursuant to Section 9.06(g)~~.~~; and
(m)    except for purposes of the computation of the Consolidated Total Leverage Ratio in determining the Applicable Margin and the Commitment Fee Rate, the income or loss of, and any amounts referred to in clause (b) of this proviso paid to, any consolidated Restricted Subsidiary that is not wholly owned by the US Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Restricted Subsidiary.
“Consolidated Secured Debt” shall mean, as of any date, all Consolidated Total Debt under this Agreement and all other Consolidated Total Debt that is secured by a Lien on a material portion of the Collateral, in each case as of such date.
“Consolidated Secured Net Debt” shall mean, at any date, the aggregate principal amount of Consolidated Secured Debt as of such date (net of Unrestricted Cash as of such date the Dollar Equivalent of which shall not exceed $100,000,000).
“Consolidated Secured Net Leverage Ratio” shall mean, at any date, the ratio of (a) Consolidated Secured Net Debt on such date to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period.
“Consolidated Total Assets” shall mean the total assets of the US Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the US Borrower delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the initial delivery of financial statements pursuant to such Sections, Section 5.01(a) or Section 5.01(b) of the Existing Credit Agreement).

“Consolidated Total Debt” shall mean, at any date, the aggregate principal amount of Consolidated Funded Debt as of such date.
“Consolidated Total Leverage Ratio” shall mean, at any date, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period.
“Consolidated Total Net Debt” shall mean, at any date, the aggregate principal amount of Consolidated Funded Debt as of such date (net of Unrestricted Cash as of such date the Dollar Equivalent of which shall not exceed $~~75,000,000~~100,000,000).
“Consolidated Total Net Leverage Ratio” shall mean, at any date, the ratio of (a) Consolidated Total Net Debt on such date to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period.
“Convertible Indebtedness” means Indebtedness of the US Borrower permitted to be incurred under the terms of this Agreement that is either (a) convertible or exchangeable into common stock of the US Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are in each case exercisable for common stock of the US Borrower and/or cash (in an amount determined by reference to the price of such common stock).
“Consolidated Working Capital” shall mean, at any date, (a) Consolidated Current Assets on such date minus (b) Consolidated Current Liabilities on such date.
~~“Continuing Directors” shall mean (a) the directors of the US Borrower on the 2023 Amendment and Restatement Effective Date and (b) each other director of the US Borrower if, in each case, such other director’s nomination for election to the board of directors of the US Borrower is recommended by at least 66-2/3% of the votes of the then Continuing Directors.~~
“Contract Consideration” shall have the meaning set forth in the definition of “Excess Cash Flow.”
“Contractual Obligation” shall mean, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Co-Syndication Agents” shall mean Bank of America, N.A., Coöperatieve Rabobank U.A., New York Branch, ING Capital LLC, PNC Bank National Association, The Bank of Nova Scotia and Wells Fargo Bank, National Association, each in their capacity as co-syndication agent under this Agreement.

“CORRA” shall mean the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Administrator” shall mean the Bank of Canada (or any successor administrator).
“CORRA Determination Date” shall have the meaning specified in the definition of “Daily Simple CORRA”.
“CORRA Rate Day” shall have the meaning specified in the definition of “Daily Simple CORRA”.
“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” shall mean any of the following:
(1)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(2)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(3)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” shall have the meaning set forth in Section 9.23.
“Credit Agreement Refinancing Indebtedness” shall mean Indebtedness incurred solely by a Borrower in the form of one or more Classes of Loans or Commitments under this Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to refinance, in whole or part, existing Term Loans and Revolving Commitments (and any Revolving Loans outstanding thereunder) of such Borrower, or any then-existing Credit Agreement Refinancing Indebtedness of such Borrower (“Refinanced Debt”); provided that (i) such Indebtedness is secured by the Collateral on an equal priority basis (but without regard to control of remedies) with the Liens securing the other Obligations hereunder and is not secured by any property or assets other than the Collateral securing the relevant Borrower’s Obligations, (ii) such Indebtedness is not guaranteed by any Person other than the Guarantors guaranteeing the relevant Borrower’s Obligations, (iii) such Indebtedness is incurred solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Credit Agreement Refinancing Indebtedness, and any Revolving Commitments so refinanced shall be concurrently terminated, (iv) such Indebtedness (including, if such Indebtedness includes any Revolving Commitments, the unused amount of such Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments, the applicable amount thereof), plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith, (v) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity no shorter, than the maturity date or the remaining Weighted Average Life to Maturity, as applicable, of the Refinanced Debt, (vi) the terms and conditions of such Indebtedness (except as otherwise provided above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to the terms and conditions applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) and (vii) such Refinanced Debt shall be repaid, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments in respect thereof shall be terminated, on the date such Credit Agreement Refinancing Indebtedness is incurred or obtained.
“Credit Extension” shall mean (a) the making of a Loan or (b) an L/C Credit Extension.
“Credit Facilities” shall mean each of (a) the Original Term Loan Commitments and the Original Term Loans made thereunder (the “Original Term Loan Facility”), (b) any Incremental Term Loan Facility, (c) any Extended Term Loans of a given Extension Series (each, an “Extended Term Loan Facility”), (d) any Refinancing Term Loans of a given Class (each, a “Refinancing Term Loan Facility”), (e) the Original Revolving Commitments and the extensions of credit made thereunder (the “Original Revolving Facility”), (f) any Incremental Revolving Commitments that constitute a separate Class and the extensions of credit made thereunder (each, an “Incremental Revolving Facility”), (g) any Extended Revolving Commitments of a given Extension Series and the extensions of credit made thereunder (each, an “Extended Revolving Facility”) and (h) any Other Revolving Commitments of a given Refinancing Series and the extensions of credit made thereunder (each, an “Other Revolving Facility”).
“CTA 2009” shall mean the United Kingdom Corporation Tax Act 2009.
“Daily Simple CORRA” shall mean, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day, a “CORRA Determination Date”) that is five RFR Business Days prior to (a) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (b) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the US Borrower. If by 5:00 p.m. (Toronto, Ontario time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five Business Days prior to such CORRA Determination Date.

“Daily Simple RFR” shall mean, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (a) Sterling, SONIA for the day that is five RFR Business Days prior to (i) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, ~~and~~ (b) Dollars, Daily Simple SOFR and (c) Canadian Dollars, Daily Simple CORRA.
“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the US Borrower.
“Debtor Relief Laws” shall mean the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors’ Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.
“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
“Default Right” shall have the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean, subject to Section 2.24(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent, the applicable Issuing Bank and the US Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the US Borrower, the Administrative Agent, any Issuing Bank or any Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, any Issuing Bank or the US Borrower, to confirm in writing to the Administrative Agent, the applicable Issuing Bank and the

US Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the US Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or of a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the US Borrower, each Issuing Bank, each Swing Line Lender and each Lender.
“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the US Borrower or any Restricted Subsidiary in connection with a Disposition pursuant to Section 6.04 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the US Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such Disposition).
“Disposition” shall mean, with respect to any Property, any sale, lease, sublease, assignment, conveyance, transfer, exclusive license or other disposition thereof (including (i) by way of merger or consolidation, (ii) any Sale and Leaseback and (iii) any Synthetic Lease); and the terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Equity Interests” shall mean any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition, (a) require the payment of any dividends (other than dividends payable solely in shares of Qualified Equity Interests), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Equity Interests), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) are or become convertible into or exchangeable for, automatically or at the option of any holder thereof, any Indebtedness, Equity Interests or other assets other than Qualified Equity Interests, in the case of each of clauses (a), (b) and (c), prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Equity Interests (other than (i) following Payment in Full or (ii) upon a “change in control”; provided that any payment required pursuant to this clause (ii) is subject to the prior Payment in Full); provided, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the US Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by a Group Member in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Institution” shall mean, on any date, (a) any Person designated by the US Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent on or prior to the 2023 Amendment and Restatement Effective Date and (b) any other Person that is a competitor of the US Borrower or any of its Subsidiaries, which Person has been designated by the US Borrower as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (including by posting notice to the Platform) not less than five Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that the US Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.
“Documentation Agent” shall mean Morgan Stanley Senior Funding, Inc., in its capacity as documentation agent under this Agreement.
“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined in accordance with Section 1.07 using the Spot Rate with respect to such Alternative Currency.
“Dollars” or “$” shall mean lawful money of the United States of America.
“Domestic Loan Party” shall mean the US Borrower and each Domestic Subsidiary Guarantor.
“Domestic Restricted Subsidiary” shall mean any Restricted Subsidiary that is a Domestic Subsidiary.
“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia or any other jurisdiction within the United States of America.
“Domestic Subsidiary Guarantor” shall mean each Subsidiary Guarantor that is a Domestic Subsidiary.
“DQ List” shall have the meaning set forth in Section 9.06(h).
“Dutch Auction” shall have the meaning set forth in Section 9.06(g).
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA

Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean (a) any of the member states of the European Union, (b) Iceland, (c) Liechtenstein and (d) Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 9.06(b)(iii), Section 9.06(b)(v) and Section 9.06(b)(vi) (subject to such consents, if any, as may be required under Section 9.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 9.06(h).
“EMU Legislation” shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” shall mean any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally binding requirements (including principles of common law) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human health (including employee health and safety), or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or Release of, or exposure to, Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect.
“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties, attorney or consultant fees or indemnities) resulting from or based upon (a) non-compliance with any Environmental Law, (b) exposure to any Materials of Environmental Concern, (c) Release or threatened Release of any Materials of Environmental Concern, (d) any investigation, remediation, removal, clean-up or monitoring required under Environmental Laws or required by a Governmental Authority (including Governmental Authority oversight costs that the party conducting the investigation, remediation, removal, clean-up or monitoring is required to reimburse) or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the 2023 Amendment and Restatement Effective Date, but excluding debt securities convertible or exchangeable into such equity interests.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Group Member, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code. Any former ERISA Affiliate of the Group Members shall continue to be considered an ERISA Affiliate of the Group Members within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of any Group Member and with respect to liabilities arising after such period for which any Group Member could be liable under the Code or ERISA.
“ERISA Event” shall mean (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Single Employer Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation in effect on the 2023 Amendment and Restatement Effective Date); (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Single Employer Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan; (d) the termination of any Single Employer Plan or the withdrawal or partial withdrawal of any Group Member or any of their respective ERISA Affiliates from any Single Employer Plan or Multiemployer Plan; (e) a determination that any Single Employer Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the receipt by any Group Member or any of their respective ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan; (h) the adoption of any amendment to a Single Employer Plan that would require the provision of security pursuant to Section 436(f) of the Code; (i) the receipt by any Group Member or any of their respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from any Group Member or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (j) the failure by any Group Member or any of their respective ERISA Affiliates to make a required contribution to a Multiemployer Plan; (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in material liability to any Group Member; (l) the receipt from the IRS of notice of disqualification of any Plan intended to qualify under Section 401(a) of the Code, or the disqualification of any trust forming part of any Plan intended to qualify for exemption from taxation under Section 501(a) of the Code; (m) the imposition of a lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the

Code with respect to any Single Employer Plan; (n) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against any Group Member or any of their respective ERISA Affiliates in connection with any Plan; or (o) the occurrence of an act or omission which could give rise to the imposition on any Group Member or any of their respective ERISA Affiliates of any fine, penalty, tax or related charge under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBO Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBO Screen Rate, two TARGET Days prior to the commencement of such Interest Period.
“EURIBO Screen Rate” shall mean the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. (Brussels time) two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the US Borrower.
“Euros” or “€” shall mean the single currency of the Participating Member States.
“Event of Default” shall mean any of the events specified in Section 7.01; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Excess Cash Flow” shall mean, for any fiscal year of the US Borrower, the excess, if any, of:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Income for such fiscal year;
(ii)    the amount of all non-cash charges (including depreciation and amortization, but excluding any non-cash losses on the Disposition of Property by the US Borrower and its Restricted Subsidiaries) to the extent deducted in arriving at such Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future fiscal year or amortization of a prepaid cash gain that was paid in a prior fiscal year);

(iii)    the amount of the decrease, if any, in Consolidated Working Capital (other than a result of a reclassification of assets or liabilities from the short to the long-term or vice versa) for such fiscal year; and
(iv)    the aggregate amount of non-cash losses on the Disposition of Property by the US Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income; minus
(b)    the sum, without duplication, of:
(i)    the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash gains on the Disposition of Property by the US Borrower and its Restricted Subsidiaries);
(ii)    (A) Capital Expenditures made by the US Borrower and its Restricted Subsidiaries in cash during such fiscal year (or paid in cash following the end of such fiscal year and prior to the date the mandatory prepayment is required to be made pursuant to Section 2.11(d); provided that any such expenditure included in this clause (b)(ii) pursuant to this parenthetical shall not be deducted in calculating Excess Cash Flow for the fiscal year in which it is made) and (B) cash consideration paid in cash during such fiscal year to make Investments permitted under this Agreement (other than Investments in Cash Equivalents), in each case, except to the extent (A) funded by the incurrence of Indebtedness (other than proceeds of Revolving Loans or Swing Line Loans) or Capital Lease Obligations of the US Borrower or its Restricted Subsidiaries or (B) funded with the proceeds of Equity Interests issued by the US Borrower or any of its Restricted Subsidiaries;
(iii)    the aggregate amount of all principal payments of long-term Indebtedness of the US Borrower or any of its Restricted Subsidiaries during such fiscal year, in each case, to the extent made by the US Borrower or any of its Restricted Subsidiaries in cash with internally generated cash, excluding (x) all voluntary and mandatory prepayments or repurchases of Term Loans, (y) all prepayments, redemptions or repurchases of Junior Indebtedness except to the extent permitted under Section 6.07(a) and (z) all prepayments of revolving Indebtedness, in each case during such fiscal year;
(iv)    the amount of the increase, if any, in Consolidated Working Capital for such fiscal year (other than a result of a reclassification of assets or liabilities from the short to the long-term or vice versa);
(v)    the aggregate amount of non-cash gains on the Disposition of Property by the US Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income;
(vi)    without duplication of amounts deducted from Excess Cash Flow in other fiscal years, the aggregate consideration required to be paid in cash by the US Borrower and its Restricted Subsidiaries pursuant to binding contracts with third parties that are not Affiliates (the “Contract Consideration”) entered into prior to or during such fiscal year relating to acquisitions that constitute long-term Investments permitted under this Agreement or Capital Expenditures, in each case, to the extent expected to be consummated or made during the period of four consecutive fiscal quarters of the US Borrower following the end of such fiscal year; provided that, to the extent the aggregate amount of internally generated cash actually utilized to finance such Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters; and
(vii)    any fees or expenses paid in cash during such fiscal year in connection with any Investment, Disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement or the other Loan Documents) and including, in each case, any such transaction consummated prior to the 2023 Amendment and Restatement Effective Date and any such transaction undertaken but not completed.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Assets” shall mean:
(a)    any currently owned or leased Real Property (other than Material Real Property);
(b)    commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $500,000;
(c)    any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards; provided that the US Borrower has certified in writing to the Administrative Agent and the Lenders that such building, structure or improvement has a fair market value of less than or equal to $100,000 (unless the Required Lenders have determined that such building, structure or improvement is otherwise material to the business of the Loan Parties, taken as a whole); provided further that in the event that any such building, structure or improvement subsequently has a fair market value in excess of $100,000 (or is otherwise determined by the Required Lenders to be material to the business of the Loan Parties, taken as a whole), the Loan Parties shall comply with all applicable Flood Insurance Laws in accordance with Section 5.07(b) prior to any such building, structure or improvement ceasing to be an Excluded Asset;
(d)    governmental licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under applicable Requirements of Law (including rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization that has not been obtained, other than to the extent such prohibition or limitation on possessing a security interest therein is rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such prohibition or limitation;
(e)    any lease, license, Permit or agreement to the extent that a grant of a security interest therein (i) is prohibited by applicable Requirements of Law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such prohibition or (ii) to the extent and for so long as it would violate or invalidate the terms thereof (in each case, after giving effect to the relevant provisions of the UCC or other applicable Requirements of Law) or would give rise to a termination right of an unaffiliated third party thereunder or require consent of an unaffiliated third party thereunder (except to the extent such provision is overridden by the UCC or other Requirements of Law), in each case, only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 6.11;
(f)    Margin Stock (to the extent a security interest therein would violate the provisions of the regulations of the Board of Governors, including Regulation T, Regulation U or Regulation X) and Equity Interests in any Person other than Wholly Owned Restricted Subsidiaries that cannot be pledged without the consent of unaffiliated third parties;
(g)    any property or assets to the extent the creation or perfection of pledges thereof, or security interests therein, in each case as contemplated hereunder or under the Security Documents could reasonably be expected to result in material adverse tax consequences or material adverse regulatory consequences to the US Borrower or any of its Subsidiaries, as reasonably determined by the US Borrower;
(h)    any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto and acceptance thereof by the United States Patent and Trademark Office, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of or void such intent-to-use trademark application or any registration that may issue therefrom under applicable federal law;
(i)    particular assets if and for so long as, if reasonably agreed by the Administrative Agent and the US Borrower, the cost of creating a pledge or security interest in such assets exceed the practical benefits to be obtained by the Lenders therefrom;
(j)    any Equity Interests of a Foreign Subsidiary or of a FSHCO in excess of 65% of the Equity Interests of such Foreign Subsidiary or FSHCO;
(k)    any assets located outside the United States (other than the Goderich Mine which shall be mortgaged pursuant to the Goderich Mine Mortgage solely to secure the Obligations of the Canadian Borrower and the UK Borrower) to the extent that such assets require action under the law of any non-US jurisdiction to create or perfect a security interest in such assets under such non-US jurisdiction, including any Intellectual Property registered in any non-US jurisdiction; and

(l)    Equity Interests in Receivables Entities and any intercompany Indebtedness owing by any Receivables Entity to the applicable Receivables Seller representing the discount on the Receivables sold to such Receivables Entity by such Receivables Seller;
provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (l) (unless such proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (a) through (l)).
“Excluded Information” shall mean any non-public information with respect to the US Borrower or its Subsidiaries or any of their respective securities to the extent such information could have a material effect upon, or otherwise be material to, an assigning Term Lender’s decision to assign Term Loans or a purchasing Term Lender’s decision to purchase Term Loans.
“Excluded Perfection Assets” shall mean:
(a)    motor vehicles and other assets subject to certificates of title (in each case to the extent not constituting inventory) and airplanes;
(b)    letter of credit rights, except to the extent constituting supporting obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement or another method that is required by the Security Documents for such other Collateral;
(c)    cash and Cash Equivalents (other than proceeds of Collateral as to which perfection of the security interest in such proceeds is accomplished solely by the filing of a UCC financing statement or automatically), deposit accounts (in each case, other than proceeds of Collateral held in such accounts as to which perfection of the security interest in such proceeds is accomplished solely by the filing of a UCC financing statement or automatically and other than any Collateral Account (as defined in the Guarantee and Collateral Agreement)) and any other assets requiring perfection through control agreements or by “control” (other than (i) in respect of Equity Interests in the US Borrower and in Restricted Subsidiaries or (ii) as provided for in the Guarantee and Collateral Agreement); and
(d)    particular assets if and for so long as, if reasonably agreed by the Administrative Agent and the US Borrower, the cost of perfecting a pledge or security interest in such assets exceed the practical benefits to be obtained by the Lenders therefrom.
“Excluded Subsidiary” shall mean (a) any Subsidiary that is not a Wholly Owned Subsidiary of the US Borrower, (b) solely in respect of a guarantee of (and the creation of a Lien to secure) the Obligations of the US Borrower or of any Domestic Subsidiary Guarantor, (i) any Foreign Subsidiary, (ii) any direct or indirect Subsidiary of a CFC, and (iii) any FSHCO, (c) any Unrestricted Subsidiary, (d) any Immaterial Restricted Subsidiary, (e) any Receivables Entity (or similar entity), (f) any captive insurance Subsidiary, (g) any not-for-profit Subsidiary, (h) any Subsidiary that is prohibited by any applicable Requirement of Law or Contractual Obligation from guaranteeing the Obligations or which would require a consent, approval, license or authorization of any Governmental Authority to provide such a guarantee (unless such consent, approval, license or authorization has been received and in any event only for so long as such restriction exists, and with respect to any such restriction under a Contractual Obligation, only to the extent existing on the 2023 Amendment and Restatement Effective Date or on the date the applicable Person becomes a Subsidiary and not entered into in contemplation thereof) and (i) any other Subsidiary with respect to which, in the reasonable judgment of the US Borrower and the Administrative Agent, the burden or cost of such entity providing a guarantee or pledging assets to secure the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any and all keepwell, support and/or other guarantee agreements for the benefit of such Guarantor made by the other Loan Parties) at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
    “Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated) or franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of any Recipient, US federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by any Borrower under Section 2.25) or (ii) such Recipient (if the Recipient is a Lender or an Issuing Bank) changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(h) or Section 2.20(i), (d) any withholding Taxes imposed under FATCA, (e) withholding Taxes payable under Part XIII of the Income Tax Act (Canada) that are imposed on amounts payable to or for the account of a Recipient as a consequence of such Recipient not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Canadian Borrower at the time of such payment, (f) withholding Taxes payable under Part XIII of the Income Tax Act (Canada) that are imposed on amounts payable to or for the account of Recipient as a consequence of the Recipient being a

“specified non-resident shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Canadian Borrower, or not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Canadian Borrower, (g) in the case of any Recipient, any Canadian withholding tax that is imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in the Loan or Commitment at the time such Lender (i) becomes a party to this Agreement (other than pursuant to an assignment request by the Canadian Borrower under Section 2.25), or (ii) if the Recipient is a Lender or an Issuing Bank, changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Recipient's assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office and (h) any Bank Levy.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same as been, or shall hereafter be, renewed, extended, amended or replaced.
“Existing Credit Agreement” shall mean the Credit Agreement dated as of April 20, 2016 (as amended and restated on the Restatement Effective Date and as further amended, supplemented or otherwise modified prior to the 2023 Amendment and Restatement Effective Date), among the Borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
“Existing Debt Refinancing” shall mean the repayment in full of (i) the 4.875% senior notes due 2024 in an aggregate principal amount of $250,000,000 pursuant to that certain indenture dated as of June 23, 2014 between the US Borrower, as issuer, and Wells Fargo Bank, National Association, as trustee, as amended, supplemented or otherwise modified from time to time and (ii) all outstanding obligations under the Term Loans (as defined in the Existing Credit Agreement prior to the 2023 Amendment and Restatement Effective Date), in each case together with all accrued but unpaid interest thereon, outstanding as of the 2023 Amendment and Restatement Effective Date.
“Existing Letters of Credit” shall mean the letters of credit described in Annex A.
“Extended Revolving Commitment” shall have the meaning set forth in Section 2.27(b)(i).
“Extended Revolving Facility” shall have the meaning set forth in the definition of “Credit Facilities”.
“Extended Revolving Loan” shall mean any loan made pursuant to an Extended Revolving Commitment.
“Extended Term Commitment” shall mean a commitment of an Extending Term Lender to make Extended Term Loans in accordance with Section 2.27.

“Extended Term Loan Facility” shall have the meaning set forth in the definition of “Credit Facilities”.
“Extended Term Loans” shall have the meaning set forth in Section 2.27(a)(i).
“Extending Revolving Lender” shall have the meaning set forth in Section 2.27(b)(i).
“Extending Term Lender” shall have the meaning set forth in Section 2.27(a)(i).
“Extension” shall mean a Term Loan Extension or a Revolving Extension.
“Extension Amendment” shall have the meaning set forth in Section 2.27(d).
“Extension Offer” shall mean a Term Loan Extension Offer or a Revolving Extension Offer.
“Extension Series” shall mean any Term Loan Extension Series or any Revolving Extension Series, as the case may be.
“FASB ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, however, that if such rate shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“First Incremental Amendment” shall mean the Incremental Amendment dated as of September 28, 2016, among each Borrower, the Administrative Agent and the Lenders party thereto.

“First Incremental Effective Date” shall mean the date on which the First Incremental Amendment became effective in accordance with its terms.
“Fixed Incremental Component” shall have the meaning set forth in Section 2.26(a).
“Flood Certificate” shall mean a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.
“Flood Insurance Laws” shall mean, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBO Rate, each Adjusted Daily Simple RFR, the ~~CDO~~Adjusted Term CORRA Rate or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBO Rate, each Adjusted Daily Simple RFR, the ~~CDO~~Adjusted Term CORRA Rate or the Central Bank Rate shall be 0.00%.
“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by any Group Member under any applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by any Group Member, or the imposition on any Group Member of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.
“Foreign Guarantee Agreement” shall mean the Foreign Guarantee Agreement, dated as of the Closing Date and executed and delivered by the Borrowers and each Subsidiary Guarantor.
“Foreign Lender” shall mean a Lender that is not a US Person.
“Foreign Loan Party” shall mean the Canadian Borrower, the UK Borrower and each Foreign Subsidiary Guarantor.

“Foreign Pension Plan” shall mean any plan, fund (including any superannuation fund) or other similar program (including any Canadian Pension Plan) established or maintained outside the United States of America by the US Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of the US Borrower or any of its Restricted Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Foreign Restricted Subsidiary” shall mean any Restricted Subsidiary that is a Foreign Subsidiary.
“Foreign Subsidiary” shall mean any Subsidiary of the US Borrower that is not a Domestic Subsidiary.
“Foreign Subsidiary Guarantor” shall mean each Subsidiary Guarantor that is a Foreign Subsidiary.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Revolving Percentage of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“FSHCO” shall mean any entity substantially all the assets of which consist of Equity Interests and/or debt interests of one or more CFCs.
“Funded Debt” shall mean, with respect to any Person, all Indebtedness of such Person of the types described in (a) clauses (a) through (c) and clause (e) of the definition of “Indebtedness” as would be required to be reflected on the liability side of a balance sheet of such Person in accordance with GAAP as determined on a consolidated basis, (b) solely with respect to letters of credit, bankers’ acceptances and similar facilities that have been drawn but not yet reimbursed, clause (f) of the definition of “Indebtedness” and (c) clauses (h) and (i) of the definition of “Indebtedness” in respect of Indebtedness of other Persons of the type described in the immediately preceding clauses (a) and (b).
“GAAP” shall mean generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States of America, that are applicable to the circumstances as of the date of determination, consistently applied.

“Goderich Mine” shall mean (a) all freehold lands owned by the Canadian Borrower at the Goderich mine site, in the County of Huron, in the Province of Ontario, Canada; (b) that certain mining lease no. 107377 between the Canadian Borrower and the Province of Ontario as represented by the Minister of Northern Development and Mines; (c) all salt already found or which may hereafter be found to exist in or under the foregoing; (d) each lease made between the Canadian Borrower and The Corporation of the Town of Goderich with respect to port lands; and (e) the rights of the Canadian Borrower pursuant to the port user agreement, right of first refusal agreements and other port related agreements made from time to time among the Town of Goderich, Goderich Port Management Corporation and the Canadian Borrower.
“Goderich Mine Mortgage” shall mean a registered demand debenture in the nominal principal amount of $100,000,000 made by the Canadian Borrower in favor of the Administrative Agent, for the benefit of the Secured Parties, creating a first-ranking charge over the Goderich Mine.
“Governmental Act” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” shall have the meaning set forth in Section 9.06(f).
“Grantor” shall mean any Loan Party that is party to the Guarantee and Collateral Agreement.
“Group Member” shall mean each of the US Borrower and its Restricted Subsidiaries and “Group Members” shall refer to each such Person, collectively.
“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, dated as of the Closing Date and executed and delivered by the Administrative Agent, the US Borrower and each Domestic Subsidiary Guarantor.
“Guarantee Obligation” shall mean, with respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit), if to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (2) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the US Borrower in good faith.
“Guarantors” shall mean the collective reference to the US Borrower and the Subsidiary Guarantors.
“Hedge Bank” shall mean any Person that is a counterparty to a Swap Contract permitted under Article VI and that (a) is an Agent or an Arranger (or an Affiliate of an Agent or an Arranger), (b) at the time it enters into such Swap Contract, is a Lender (or an Affiliate of a Lender), (c) if such Swap Contract is in effect on the Closing Date, is a Lender (or an Affiliate of a Lender) as of the Closing Date, (d) if such Swap Contract is in effect on the Restatement Effective Date, is a Lender (or an Affiliate of a Lender) as of the Restatement Effective Date, in each case in its capacity as a party to such Swap Contract or (e) if such Swap Contract is in effect on the 2023 Amendment and Restatement Effective Date, is a Lender (or an Affiliate of a Lender) as of the 2023 Amendment and Restatement Effective Date, in each case in its capacity as a party to such Swap Contract.
“Highest Lawful Rate” shall mean the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
“Historical Audited Financial Statements” shall mean the audited consolidated balance sheets of the US Borrower and its Restricted Subsidiaries as at the end of the fiscal years ended 2020, 2021 and 2022 and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal years, including the notes thereto.
“HMRC” shall mean H.M. Revenue & Customs of the United Kingdom.
“HMRC DT Treaty Passport Scheme” shall mean HMRC’s Double Taxation Treaty Passport scheme.

“Immaterial Restricted Subsidiary” shall mean any Restricted Subsidiary (other than a Borrower) designated by the US Borrower, in writing to the Administrative Agent, as an “Immaterial Restricted Subsidiary” if and for so long as such Restricted Subsidiary does not have (a) total assets as of the last day of the most recently ended fiscal quarter of the US Borrower for which financial statements are available exceeding 5% of the Consolidated Total Assets and (b) total revenues for the most recent four fiscal quarter period of the US Borrower for which financial statements are available exceeding 5% of the total revenues of the US Borrower and its Restricted Subsidiaries, on a consolidated basis, for such period; provided that (i) the aggregate amount of total assets of all Immaterial Restricted Subsidiaries as of the last day of any fiscal quarter of the US Borrower for which financial statements are required to have been delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, may not exceed 10% of the Consolidated Total Assets and (ii) the aggregate total revenues of all Immaterial Restricted Subsidiaries for the most recent four fiscal quarter period of the US Borrower for which financial statements are required to have been delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, may not exceed 10% of the total revenues of the US Borrower and its Restricted Subsidiaries, on a consolidated basis, for such period; provided, further, that the US Borrower may designate, in writing to the Administrative Agent, any Immaterial Restricted Subsidiary as a Material Restricted Subsidiary in order to cause the above required terms to be satisfied.
“Incremental Incurrence-Based Component” shall have the meaning set forth in Section 2.26(a).
“Incremental Amendment” shall have the meaning set forth in Section 2.26(f).
“Incremental Commitments” shall have the meaning set forth in Section 2.26(a).
“Incremental Equivalent Indebtedness” shall have the meaning set forth in Section 6.01(r).
“Incremental Facility Closing Date” shall have the meaning set forth in Section 2.26(d).
“Incremental Lenders” shall have the meaning set forth in Section 2.26(c).
“Incremental Loan” shall have the meaning set forth in Section 2.26(b).
“Incremental Loan Request” shall have the meaning set forth in Section 2.26(a).
“Incremental Revolving Commitments” shall have the meaning set forth in Section 2.26(a).
“Incremental Revolving Facility” shall have the meaning set forth in the definition of “Credit Facilities”.
“Incremental Revolving Lender” shall have the meaning set forth in Section 2.26(c).
“Incremental Revolving Loan” shall have the meaning set forth in Section 2.26(b).

“Incremental Term Commitments” shall have the meaning set forth in Section 2.26(a).
“Incremental Term Lender” shall have the meaning set forth in Section 2.26(c).
“Incremental Term Loan” shall have the meaning set forth in Section 2.26(b).
“Incremental Term Loan Facility” shall mean a term loan facility established pursuant to Section 2.26.
“Incremental Tranche A-1 Term Loans” shall mean the Incremental Term Loans made to the US Borrower on the First Incremental Effective Date in accordance with Section 1 of the First Incremental Amendment.
“Indebtedness” shall mean, of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services, including seller notes or earn-out obligations appearing on such Person’s balance sheet in accordance with GAAP (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures, loan agreements or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations, Purchase Money Obligations or Attributable Indebtedness of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under bankers’ acceptance, letter of credit or similar facilities, (g) all obligations of such Person in respect of Disqualified Equity Interests of such Person, (h) all Attributable Receivables Indebtedness, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (k) for the purposes of Section 6.01 and Section 7.01(e) only, all obligations of such Person in respect of Swap Contracts.
“Indemnified Liabilities” shall have the meaning set forth in Section 9.05(b).
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” shall have the meaning set forth in Section 9.05(b).
“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States of America, state, provincial, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service-marks, technology, know-how and processes, recipes, formulas, trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intellectual Property Security Agreements” shall have the meaning set forth in the Guarantee and Collateral Agreement.
“Intercreditor Agreements” shall mean, collectively, the Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement, in each case to the extent in effect.
“Interest Payment Date” shall mean (a) as to any Term Benchmark Loan, (i) the last day of each Interest Period applicable to such Term Benchmark Loan and (ii) the applicable Maturity Date of such Loan; provided, however, that, if any Interest Period for a Term Benchmark Loan is longer than three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the applicable Maturity Date of such Loan; and (c) as to any Base Rate Loan, Canadian Prime Rate Loan or Swing Line Loan, (i) the last Business Day of each March, June, September and December to occur while such Loan is outstanding and (ii) the applicable Maturity Date of such Loan.
“Interest Period” shall mean, with respect to any Term Benchmark Loan, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date that is one, three or (except in the case of a Term Benchmark Loan bearing interest at the ~~CDO~~Adjusted Term CORRA Rate) six months thereafter (in each case, subject to availability), as selected by a Borrower in its Borrowing Notice; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term Benchmark Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the applicable Maturity Date.
“Inventory Assets” shall mean inventory from time to time owned by any Restricted Subsidiary of the US Borrower.
“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment (including without regard to any write-downs or write-offs).
“IRS” shall mean the United States Internal Revenue Service.
“Issuing Bank” shall mean JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and any other Revolving Lender from time to time designated by the US Borrower as an Issuing Bank pursuant to Section 2.07(i) (in each case, other than any Person that shall have ceased to be an Issuing Bank in accordance with the terms hereof). Any reference to “Issuing Bank” herein shall, except as the context may otherwise require, be to the Issuing Bank that issues a particular Letter of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit (including Existing Letters of Credit) to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.
“ITA 2007” shall mean the United Kingdom Income Tax Act 2007.
“Junior Indebtedness” shall mean, collectively, the Senior Notes, the New Senior Notes and any Indebtedness of any Group Member that is by its terms subordinated in right of payment to all or any portion of the Obligations.
“Junior Lien Intercreditor Agreement” shall mean a customary intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent, to be entered into by and among the US Borrower, the other Loan Parties from time to time party thereto, the Administrative Agent and one or more Other Debt Representatives.
“Landlord Consent and Estoppel” shall mean, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Loan Party tenant, such Landlord Consent and Estoppel to be in form and substance reasonably acceptable to the Administrative Agent, but in any event sufficient for the Administrative Agent to obtain a title policy with respect to such Mortgage.
“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Original Term Loan, Incremental Term Loan, Extended Term Loan, Refinancing Term Loan, Original Revolving Loan, Incremental Revolving Loan, Extended Revolving Loan, Other Revolving Loan, Original Term Loan Commitment, Incremental Term Commitment, Extended Term Commitment, Refinancing Term Commitment, Original Revolving Commitment, Incremental Revolving Commitment, Extended Revolving Commitment or Other Revolving Commitment, in each case, as extended in accordance with this Agreement from time to time.
“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.

“L/C Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s L/C Commitment is set forth on Annex B-3 or, if an Issuing Bank has been designated in accordance with Section 2.07(i), is the amount set forth for such Issuing Bank as its L/C Commitment in the Register.
“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof, extension of the expiry date thereof or increase in the amount thereof.
“L/C Obligations” shall mean, at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit (including any and all Letters of Credit for which documents have been presented that have not been honored or dishonored) plus (b) the Dollar Equivalent of the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.07(d) or Section 2.07(e). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 and Rule 3.14 of The International Standby Practices 1998, International Chamber of Commerce Publication No. 590 (“ISP98”), if such Letter of Credit is governed by ISP98, or by operation of Rule 29(a) of The Uniform Customs and Practices for Documentary Credits, International Chamber of Commerce, 2007 Revision, Publication No. 600 (“UCP 600”), if such Letter of Credit is governed by UCP 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. The L/C Obligations of any Revolving Lender at any time shall be its Revolving Percentage of the total L/C Obligations at such time.
“LC~~A~~T Election” shall mean the US Borrower’s election to treat a specified Permitted Acquisition or other Investment permitted hereunder as a Limited Condition ~~Acquisition~~Transaction, which election shall be made in writing to the Administrative Agent on or prior to the date the definitive agreement for such Permitted Acquisition or other Investment is executed.
“LC~~A~~T Test Date” shall have the meaning set forth in Section 1.08(c).
“Leasehold Property” shall mean any leasehold interest of any Loan Party as lessee under any lease of real property.
“Lenders” shall have the meaning set forth in the preamble hereto and, unless the context otherwise requires, includes each Issuing Bank and the Swing Line Lender.
“Letter of Credit” shall mean a standby letter of credit issued or to be issued by an Issuing Bank pursuant to this Agreement.
“Letter of Credit Application” shall mean an application, in such form as the relevant Issuing Bank may specify from time to time, requesting such Issuing Bank to issue a Letter of Credit.

“Letter of Credit Commitment Period” shall mean the period beginning on the 2023 Amendment and Restatement Effective Date and ending on the Revolving Termination Date with respect to the Original Revolving Commitments and Original Revolving Loans.
“Letter of Credit Fees” shall have the meaning set forth in Section 2.09(b).
“Letter of Credit Sublimit” shall mean the lesser of (i) $50,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.
“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien (statutory or other), judgment liens, pledge, encumbrance, claim, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference in the nature of a security interest or any filing of any financing statement under the UCC, PPSA or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, servitude, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed or arising by operation of law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Condition ~~Acquisition~~Transaction” shall mean (1) any ~~Permitted~~Investment or ~~A~~acquisition ~~or other Investment~~(whether by merger, amalgamation, consolidation or other business combination or acquisition of Equity Interests or otherwise) permitted hereunder by the US Borrower or one or more of its Restricted Subsidiaries, whose consummation is not conditioned on the availability of, or on obtaining, third party financing~~.~~, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (3) any Restricted Payment requiring irrevocable notice in advance thereof and (4) any Asset Sale or a disposition excluded from the definition of “Asset Sale”.
“Loan” shall mean any extension of credit by a Lender to a Borrower under this Agreement in the form of a Term Loan, Revolving Loan or Swing Line Loan.
“Loan Documents” shall mean, collectively, (i) this Agreement, (ii) the Notes, (iii) the Security Documents, (iv) the Foreign Guarantee Agreement, (v) the Brazilian Foreign Guarantee Agreement, (vi) each Intercreditor Agreement to the extent then in effect, (vii) each Letter of Credit Application, (viii) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (ix) the Restatement Agreement, (x) the 2023 A&R Agreement and (xi) all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Loan Party for the benefit of any Agent, Issuing Bank or Lender in connection herewith on or after the 2023 Amendment and Restatement Effective Date.
“Loan Parties” shall mean, collectively, each Borrower and each Guarantor.

“Local Time” shall mean (a) with respect to a Loan or Borrowing made to, or a Letter of Credit issued for the account of, the US Borrower, New York City time; (b) with respect to a Loan or Borrowing made to the Canadian Borrower, Toronto time; and (c) with respect to a Loan or Borrowing made to the UK Borrower, London time.
“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Master Agreement” shall have the meaning set forth in the definition of “Swap Contract.”
“Material Adverse Effect” shall mean a material adverse effect on and/or material adverse developments with respect to (a) the business, financial condition or results of operation of the Group Members taken as a whole; (b) the ability of any Loan Party to fully and timely perform its Obligations; or (c) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender or any other Secured Party under any Loan Document.
“Material Indebtedness” shall mean Indebtedness (other than the Loans, the Letters of Credit and the Guarantee Obligations under the Loan Documents) of any one or more Group Members in an aggregate principal amount of $50,000,000 or more. For purposes of determining “Material Indebtedness”, the “principal amount” of any Swap Contract at any time shall be the Swap Termination Value of such Swap Contract at such time.
“Material Intellectual Property” shall mean Intellectual Property that is material to the business of the US Borrower and the Subsidiaries, taken as a whole, as determined in good faith by the US Borrower.
“Material Real Property” shall mean any Real Property, or group of related tracts of Real Property, acquired (whether in a single transaction or a series of transactions) or owned in fee or leased by any Loan Party, in each case, in respect of which the fair market value (including the fair market value of improvements owned or leased by such Loan Party and located thereon) on such date of determination exceeds $15,000,000. For purposes of clarity, “Material Real Property” shall include the Goderich Mine.
“Material Restricted Subsidiary” shall mean any Restricted Subsidiary other than any Immaterial Restricted Subsidiary.
“Materials of Environmental Concern” shall mean any petroleum or petroleum derivatives, radioactive materials (including NORM), polychlorinated biphenyls, radon gas, chlorofluorocarbons and other ozone-depleting substances and other material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning), or that could give rise to liability under any Environmental Law.
“Maturity Date” shall mean the Term Loan Maturity Date or the Revolving Termination Date, as applicable.

“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to the L/C Obligations of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.
“Minimum Extension Condition” shall have the meaning set forth in Section 2.27(c).
“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.
“Mortgaged Properties” shall mean, as of the 2023 Amendment and Restatement Effective Date, all Real Property listed on Schedule 1.01(a), as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages, and each other parcel of Real Property owned or leased by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.12(c).
“Mortgages” shall mean each of the mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document creating or purporting to create a Lien on any Mortgaged Property in favor of the Administrative Agent for the benefit of the Secured Parties. Each Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent and the US Borrower.
“Multiemployer Plan” shall mean a Plan that is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” shall mean (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Group Member, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, consulting fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document or any Lien on all or any part of the Collateral), and other customary fees and expenses actually incurred by any Group Member in connection therewith; (ii) Taxes paid or reasonably estimated to be payable by any Group Member as a result thereof; (iii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (ii) above) (A) associated with the assets that are the subject of such event and (B) retained by any Group Member, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction and (iv) the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of any Group Member as a result thereof and (b) in connection with any issuance of any Equity Interests or issuance or sale of debt securities or instruments or the incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, consulting fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
“New Senior Notes” shall mean the 8.000% Senior Notes due 2030 of the US Borrower.
“New Senior Notes Indenture” shall mean the Indenture dated as of June 16, 2025 between the US Borrower as issuer, the subsidiary guarantors from time to time party thereto and Computershare Trust Company, N.A., as trustee, as amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein).
“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of each Lender, each affected Lender or each Lender or each affected Lender with respect to a particular Class of Loans, in each case, in accordance with the terms of Section 9.01 and (ii) has been approved by the Required Lenders (or, in the case of any consent, waiver or amendment that requires the approval of each Lender or each affected Lender with respect to a particular Class of Loans, the Required Class Lenders of such Class).
“Non-Core Assets” shall mean assets with an aggregate fair market value of not more than $5,000,000.
“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Public Information” shall mean information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD promulgated by the SEC under the Securities Act and the Exchange Act.
“Note” shall mean any promissory note evidencing any Loan.
“NYFRB” shall mean the Federal Reserve Bank of New York.
“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, for the immediately preceding Business Day); provided, however, that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a Federal funds transaction quoted at 11:00 a.m., New York City time, on such day to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further, however, that if any of the aforesaid rates shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.
“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any proceeding under any Debtor Relief Law, relating to any Group Member, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities owed by any Group Member to any Agent, any Arranger, any Issuing Bank, any Lender or any Hedge Bank or Cash Management Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Arranger, any Agent, any Issuing Bank or any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise. Notwithstanding the foregoing, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.
“Organizational Documents” shall mean, collectively, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation or articles of incorporation and by-laws (or similar constitutive documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constitutive documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person (and, where applicable, the equity holders or shareholders registry of such Person), (iv) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.
“Original Revolving Commitments” shall mean the commitments of the Revolving Lenders in effect as of the 2023 Amendment and Restatement Effective Date to fund Revolving Loans pursuant to Section 2.04(a), as further described in clause (a) of the definition of “Revolving Commitment”.
“Original Revolving Facility” shall have the meaning set forth in the definition of “Credit Facilities”.
“Original Revolving Loans” shall mean the Revolving Loans made by Lenders to the Borrowers under the Original Revolving Commitments pursuant to Section 2.04(a) or pursuant to Section 3 of the 2023 A&R Agreement.
“Original Term Loan Commitments” shall have the meaning assigned to the term “Restatement Term Commitments” in the 2023 A&R Agreement.
“Original Term Loan Facility” shall have the meaning set forth in the definition of “Credit Facilities”.
“Original Term Loans” shall mean the term loans made by Lenders to the US Borrower pursuant to Section 4 of the 2023 A&R Agreement as of the 2023 Amendment and Restatement Effective Date.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Debt Representative” shall mean, with respect to any series of Permitted Pari Passu Refinancing Debt, any series of Permitted Junior Refinancing Debt or any Indebtedness issued or incurred pursuant to Section 6.01(r) that is secured by the Collateral on an equal priority basis (but without regard to control of remedies) with, or on a junior basis to, the Credit Facilities, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Other Revolving Commitments” shall mean one or more Classes of revolving commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Facility” shall have the meaning set forth in the definition of “Credit Facilities”.
“Other Revolving Loans” shall mean one or more Classes of Revolving Loans that result from a Refinancing Amendment.
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25).
“Overnight Bank Funding Rate” shall mean, for any date, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by US-managed banking offices of depositary institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Pari Passu Intercreditor Agreement” shall mean a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent to be entered into by and among the US Borrower, the other Loan Parties from time to time party thereto, the Administrative Agent and one or more Other Debt Representatives.
“Participant” shall have the meaning set forth in Section 9.06(d).
“Participant Register” shall have the meaning set forth in Section 9.06(d).

“Participating Member State” shall mean any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“Payment” has the meaning assigned to such term in Section 8.13(a).
“Payment in Full” shall mean (a) the termination of all Commitments, (b) the cancellation or expiration of each Letter of Credit (except to the extent cash collateralized or backstopped, in each case, in a manner agreed to by the US Borrower and the applicable Issuing Bank or as to which other arrangements satisfactory to the applicable Issuing Bank shall have been made) and (c) the payment in full in cash of all Loans and other amounts owing to any Lender, any Agent or any Arranger in respect of the Obligations (other than (i) contingent or indemnification obligations not then due and (ii) obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements).
“Payment Notice” has the meaning assigned to such term in Section 8.13(b).
“Payment Office” shall mean, with respect to any currency, the office specified from time to time by the Administrative Agent as its payment office with respect to such currency by notice to the US Borrower and the Lenders.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Perfection Certificate” shall mean a certificate in form satisfactory to the Administrative Agent that provides information with respect to the assets of each Domestic Loan Party.
“Periodic Term CORRA Determination Day” shall have the meaning assigned to such term in the definition of “Term CORRA”.
“Permits” shall mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, and rights of way.
“Permitted Acquisition” shall mean any transaction or series of related transactions by the US Borrower or any Wholly Owned Restricted Subsidiary for the direct or indirect (a) acquisition of all or substantially all of the Property of any Person, or of all or substantially all of any business or division of any Person, (b) acquisition of all or substantially all of the Equity Interests of any Person that the US Borrower or any Wholly Owned Restricted Subsidiary do not already own in such Person, and otherwise causing such Person to become a Restricted Subsidiary or (c) merger or consolidation or any other combination with any Person, in the case of each of clauses (a), (b) and (c), if each of the following conditions is met, or if the Required Lenders have otherwise consented in writing thereto:
(i)    no Event of Default has occurred and is continuing or would result therefrom;
(ii)    after giving pro forma effect to such transaction, the Consolidated ~~First Lien~~Total Net Leverage Ratio, determined on a pro forma basis as of the last day of the most recently ended Test Period, is no greater than ~~3.00~~4.00:1.00;
(iii)    the Person to be acquired shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01;
(iv)    the aggregate consideration in respect of Equity Interests in Persons that do not become Loan Parties upon consummation of such acquisition, and in respect of assets that are acquired by Persons that are not Loan Parties in connection with such acquisition, shall not for all such acquisitions exceed $50,000,000;
(v)    the Property, business, division or Person so acquired is involved solely in a business permitted under Section 6.12;
(vi)    all actions required to be taken with respect to any Property, business, division or Person so acquired under Section 5.12 and Section 5.13 shall have been taken (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made); and
(vii)    all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Requirements of Law.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the US Borrower’s common stock purchased by the US Borrower in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the US Borrower from the sale of any related Permitted Warrant Transaction, is in an amount that is determined by the US Borrower in good faith to be reasonable for instruments of that type and, in any event, not in excess of the net proceeds received by the US Borrower from the issuance of such Convertible Indebtedness in connection with the Permitted Bond Hedge Transaction.
“Permitted Equity Liens” shall mean Liens permitted under Section 6.02(a), Section 6.02(c), Section 6.02(j), Section 6.02(u), Section 6.02(v), Section 6.02(w) and Section 6.02(x).
“Permitted Junior Refinancing Debt” shall mean secured Indebtedness incurred solely by the US Borrower in the form of one or more series of junior lien secured notes or loans pursuant to a credit agreement, indenture or other agreement (other than this Agreement); provided that (i) such Indebtedness is secured by all or less than all of the Collateral on a basis junior in priority to the Liens securing the Obligations hereunder and the obligations in respect of any Permitted Pari Passu Refinancing Debt and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness is not guaranteed by any Person other than the Guarantors, (iii) such Indebtedness is issued, incurred or otherwise obtained solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Permitted Junior Refinancing Debt, and any Revolving Commitments so refinanced shall be concurrently terminated; (iv) such Indebtedness (including, if such Indebtedness includes any Revolving Commitments, the unused amount of such Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments, the applicable amount thereof), plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith, (v) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than pursuant to customary asset sale, event of loss and change of control prepayment provisions and a customary acceleration right after an event of default), in each case prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (vi) the terms and conditions of such Indebtedness (other than with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to or (taken as a whole) no more favorable to the lenders or holders providing such Indebtedness than the terms and conditions applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness), (vii) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (viii) an Other Debt Representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement or, if a Junior Lien Intercreditor Agreement has previously been entered into, execute a joinder to such Junior Lien Intercreditor Agreement in substantially the form provided in such Junior Lien Intercreditor Agreement. Permitted Junior Refinancing Debt shall include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Liens” shall mean the collective reference to Liens permitted by Section 6.02.
“Permitted Pari Passu Refinancing Debt” shall mean any secured Indebtedness incurred solely by the US Borrower in the form of one or more series of senior secured notes or loans pursuant to a credit agreement, indenture or other agreement (other than this Agreement); provided that (i) such Indebtedness is secured by all or less than all of the Collateral on an equal priority basis (but without regard to control of remedies) with the Liens securing the Obligations hereunder and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness is not guaranteed by any Person other than the Guarantors, (iii) such Indebtedness is issued, incurred or otherwise obtained solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Permitted Pari Passu Refinancing Debt, and any Revolving Commitments so refinanced shall be concurrently terminated, (iv) such Indebtedness (including, if such Indebtedness includes any Revolving Commitments, the unused amount of such Revolving

Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments, the applicable amount thereof), plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith, (v) such Indebtedness has a maturity no earlier than the maturity of, and a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of, the Refinanced Debt, (vi) such Indebtedness is not subject to any mandatory prepayment, repurchase or redemption provisions, unless the prepayment, repurchase or redemption of such Indebtedness is accompanied by the prepayment of a pro rata portion of the outstanding principal of the Term Loans hereunder pursuant to Section 2.11, (vii) the terms and conditions of such Indebtedness (other than with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to or (taken as a whole) no more favorable to the lenders or holders providing such Indebtedness than the terms and conditions applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness), (viii) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (ix) an Other Debt Representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Pari Passu Intercreditor Agreement or, if a Pari Passu Intercreditor Agreement has previously been entered into, execute a joinder to such Pari Passu Intercreditor Agreement in substantially the form provided in such Pari Passu Intercreditor Agreement and (x) if applicable, an Other Debt Representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement or, if a Junior Lien Intercreditor Agreement has previously been entered into, execute a joinder to such Junior Lien Intercreditor Agreement in substantially the form provided in such Junior Lien Intercreditor Agreement. Permitted Pari Passu Refinancing Debt shall include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Prior Liens” shall mean Liens permitted pursuant to Section 6.02 (other than Section 6.02(a), Section 6.02(k), Section 6.02(w), Section 6.02(x) and Section 6.02(y)).
“Permitted Receivables Facility” shall mean the receivables facility or facilities created under the Permitted Receivables Facility Documents providing for the sale, contribution, assignment or other transfer (including a “back-up” security interest pledge) by the US Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets to the Receivables Entity (either directly or through another Receivables Seller) for fair ~~market~~ value ~~(~~as reasonably determined in good faith by the ~~Borrower~~US Borrower (and calculated in a manner typical for such transactions, including a fair market discount from the face value of the applicable Permitted Receivables Facility Assets), which in turn shall sell, assign, transfer or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue notes or other evidences of Indebtedness secured by Permitted Receivables Facility Assets or investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity (together with any cash Investment or other capital contribution received by the Receivables Entity and/or any intercompany Indebtedness issued by the Receivables Entity to a Receivables Seller) to purchase the Permitted Receivables Facility Assets from the US Borrower and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.
“Permitted Receivables Facility Assets” shall mean (a) Receivables and equitable, beneficial or undivided interests in Receivables (whether now existing or arising in the future) of the US Borrower and the Restricted Subsidiaries which are sold, assigned or otherwise transferred (including by way of a “back-up” security interest pledge) to the Receivables Entity pursuant to the Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so sold, assigned or otherwise transferred to, or established by or on behalf of, the Receivables Entity, and all collections or other proceeds thereof, (b) loans to the US Borrower and the Restricted Subsidiaries secured by Receivables (whether now existing or arising in the future) of the US Borrower and the Restricted Subsidiaries which are made pursuant to the Permitted Receivables Facility and (c) investments by or cash belonging to a Receivables Entity credited to accounts owned by the US Borrower or any Subsidiary.
“Permitted Receivables Facility Documents” shall mean each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, or the issuance of notes or other evidence of Indebtedness secured by such notes, all of which documents and agreements (including any amendments thereto) shall be customary for transactions of this type (in the good faith determination of the US Borrower).
“Permitted Receivables Related Assets” shall mean any other assets or contractual rights that are customarily transferred or established, or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or other proceeds of any of the foregoing, including guarantees, insurance policies and underlying collateral.
“Permitted Refinancing Debt” shall mean any modification, refinancing, refunding, renewal or extension of any Indebtedness; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) such modification, refinancing, refunding, renewal or extension has a maturity no earlier than the maturity of, and a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended; (iii) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (iv) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, renewal or extension is unsecured; (v) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (vi) if the Indebtedness being modified, refinanced, refunded, renewed or extended is secured, such modification, refinancing, refunding, renewal or extension is secured by no more collateral than the Indebtedness being modified, refinanced, refunded, renewed or extended; (vii) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subject to an Intercreditor Agreement, an Other Debt Representative validly acting on behalf of the holders of such modified, refinanced, refunded, renewed or extended Indebtedness shall become a party to such Intercreditor Agreement and (viii) the primary obligors and guarantors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the same (or constitute a subset thereof).
“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred solely by the US Borrower in the form of one or more series of senior or subordinated unsecured notes or loans pursuant to a credit agreement, indenture or other agreement (other than this Agreement); provided that (i) such Indebtedness is not secured by any Lien, (ii) such Indebtedness is not guaranteed by any Person other than the Guarantors, (iii) such Indebtedness is issued, incurred or otherwise obtained solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Permitted Unsecured Refinancing Debt, and any Revolving Commitments so refinanced shall be concurrently terminated, (iv) such Indebtedness (including, if such Indebtedness includes any Revolving Commitments, the unused amount of such Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments, the applicable amount thereof), plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith, (v) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than pursuant to customary asset sale, event of loss and change of control prepayment provisions and a customary acceleration right after an event of default), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred and (vi) the terms and conditions of such Indebtedness (other than with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to or (taken as a whole) no more favorable to the lenders or holders providing such Indebtedness than the terms and conditions applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness). Permitted Unsecured Refinancing Debt shall include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the US Borrower’s common stock sold by the US Borrower substantially concurrently with any purchase by the US Borrower of a related Permitted Bond Hedge Transaction.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, the US Borrower or any of its ERISA Affiliates or with respect to which the US Borrower or any of its ERISA Affiliates has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.
“Platform” shall mean Debt Domain, IntraLinks, SyndTrak or a substantially similar electronic transmission system.
“Pledged Equity Interests” shall have the meaning set forth in the Guarantee and Collateral Agreement.
“PPSA” shall mean the Person Property Security Act (Ontario).
“Prime Rate” shall mean the rate of interest per annum last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Projections” shall have the meaning set forth in Section 3.04(b).
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” shall mean any Lender that does not wish to receive Non-Public Information with respect to the US Borrower or its Subsidiaries or their respective securities.
“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Indebtedness is incurred within 90 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such Person and (ii) the amount of such Indebtedness does not exceed the lesser of 100% of the fair market value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be.
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” shall have the meaning set forth in Section 9.23.
“Qualified Equity Interests” shall mean Equity Interests that are not Disqualified Equity Interests.
“Ratio Calculation Date” shall have the meaning set forth in Section 1.08(a)(i).
“Real Property” shall mean all real property held or used by any Group Member, which the relevant Group Member owns in fee or in which it holds a leasehold interest as a tenant, including as of the 2023 Amendment and Restatement Effective Date.
“Receivables” shall mean all accounts receivable (including all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).
“Receivables Entity” shall mean a direct or indirect wholly-owned Restricted Subsidiary of the US Borrower that engages in no activities other than in connection with the financing of Receivables acquired from the Receivables Sellers, that is designated (as provided below) as the “Receivables Entity” and that satisfies each of the following conditions: (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the US Borrower or any other Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the US Borrower or any other Restricted Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the US Borrower or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the US Borrower nor any other Restricted Subsidiary has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the US Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the US Borrower (as determined by the US Borrower in good faith), and (c) to which neither the US Borrower nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certificate of a Financial Officer of the US Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” shall mean the US Borrower and those Restricted Subsidiaries (other than Receivables Entities) that are from time to time party to the Permitted Receivables Facility Documents.
“Recipient” shall mean (a) each Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Record Document” shall mean, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Administrative Agent.
“Recorded Leasehold Interest” shall mean a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property.
“Recovery Event” shall mean the receipt by any Group Member of any cash payments or proceeds under any casualty insurance policy in respect of a covered loss thereunder or as a result of the taking of any assets of any Group Member by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, other than Recovery Events resulting in aggregate gross proceeds (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) not exceeding (A) $5,000,000 with respect to any single Recovery Event or series of related Recovery Events and (B) $20,000,000 in the aggregate for all Recovery Events during any fiscal year of US Borrower.
“Reference Time” with respect to any setting of the then-current Benchmark shall mean (a) if such Benchmark is the Adjusted Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two US Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the ~~CDO~~Adjusted Term CORRA Rate, ~~10:15 a.m~~1:00 p.m. (Toronto, Ontario time) on the day that is two Business Days preceding the date of such setting, (c) if such Benchmark is the Adjusted EURIBO Rate, 11:00 a.m. (Brussels time) two TARGET Days preceding the date of such setting, (d) if such Benchmark is Adjusted Daily Simple RFR, then four RFR Business Days prior to such setting, or (e) if such Benchmark is none of the Adjusted Term SOFR Rate, the ~~CDO~~Adjusted Term CORRA Rate, the Adjusted EURIBO Rate or Adjusted Daily Simple RFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinanced Debt” shall have the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” shall mean an amendment to this Agreement executed by the Borrowers, the Administrative Agent, each Additional Refinancing Lender and each Lender that agrees to provide any portion of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans in each case in accordance with Section 2.28.
“Refinancing Series” shall mean all Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans that are established pursuant to the same Refinancing Amendment; provided that any Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans that are established pursuant to a subsequent Refinancing Amendment shall be a part of any previously established Refinancing Series to the extent that (i) such subsequent Refinancing Amendment expressly provides that the Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans, as applicable, provided for thereunder are intended to be a part of such previously established Refinancing Series and (ii) in the case of Refinancing Term Loans or Other Revolving Loans, the Refinancing Term Loans or Other Revolving Loans provided for under such Refinancing Amendment are fungible for United States federal income tax purposes with such previously established Refinancing Series. Refinancing Term Commitments or Other Revolving Commitments that, if and when drawn in the form of Refinancing Term Loans or Other Revolving Loans, would yield Refinancing Term Loans or Other Revolving Loans that are construed to be a part of any previously established Refinancing Series pursuant to clause (ii) above, shall also be construed to be a party of such previously established Refinancing Series.
“Refinancing Term Commitments” shall mean one or more Classes of Term Loan Commitments hereunder that are established to fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loan Facility” shall have the meaning set forth in the definition of “Credit Facilities”.
“Refinancing Term Loans” shall mean one or more Classes of Term Loans hereunder that result from a Refinancing Amendment.
“Register” shall have the meaning set forth in Section 9.06(c).
“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulation D” shall mean Regulation D of the Board of Governors as in effect from time to time.
“Regulation H” shall mean Regulation H of the Board of Governors as in effect from time to time.

“Regulation T” shall mean Regulation T of the Board of Governors as in effect from time to time.
“Regulation U” shall mean Regulation U of the Board of Governors as in effect from time to time.
“Regulation X” shall mean Regulation X of the Board of Governors as in effect from time to time.
“Regulatory Authority” shall have the meaning set forth in Section 9.15.
“Reimbursement Date” shall have the meaning set forth in Section 2.07(d).
“Reimbursement Obligation” shall mean the obligation of the US Borrower to reimburse each Issuing Bank pursuant to Section 2.07(d) for amounts drawn under Letters of Credit issued by such Issuing Bank.
“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” shall mean, with respect to Materials of Environmental Concern, any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration into or through the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Materials of Environmental Concern).
“Relevant Governmental Body” shall mean (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, ~~(i)~~ the Bank of Canada or ~~(ii) any working group or~~a committee officially endorsed or convened by ~~(A) the Bank of Canada, (B) any other supervisor that is responsible for supervising either such Benchmark Replacement or the administrator of such Benchmark Replacement, (C) a group of~~ the Bank of Canada or ~~any other such supervisors or (D) the Financial Stability Board or any part~~, in each case, any successor thereto~~f~~, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, or (d) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.
“Relevant Rate” shall mean (a) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (b) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the ~~CDO~~Adjusted Term CORRA Rate, (c) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBO Rate, (d) with respect to any RFR Borrowing denominated in Sterling, the applicable Adjusted Daily

Simple RFR and (e) with respect to any RFR Borrowing denominated in Dollars, the applicable Adjusted Daily Simple RFR, as applicable.
“Relevant Screen Rate” shall mean (a) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (b) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the ~~CDO Screen Rate~~Term CORRA and (c) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBO Screen Rate, as applicable.
“Required Class Lenders” shall mean, at any time with respect to any Class of Loans or Commitments, Lenders having Total Credit Exposures with respect to such Class representing more than 50% of the Total Credit Exposures of all Lenders with respect to such Class. The Total Credit Exposure of any Defaulting Lender with respect to such Class shall be disregarded in determining Required Class Lenders at any time.
“Required Lenders” shall mean, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Requirement of Law” shall mean, as to any Person, such Person’s Organizational Documents, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” shall mean, as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person. Unless otherwise qualified, all references to a “Responsible Officer” in this Agreement or in any other Loan Document shall refer to a Responsible Officer of the US Borrower.
“Restatement Agreement” shall mean the Amendment and Restatement Agreement dated as of November 26, 2019, among the Borrowers, the other Loan Parties party thereto, the Lenders and Issuing Banks party thereto and the Administrative Agent.
“Restatement Effective Date” shall have the meaning set forth in Section 2 of the Restatement Agreement.
“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
“Restricted Subsidiary” shall mean any Subsidiary other than an Unrestricted Subsidiary (and, for the avoidance of doubt, will include the Canadian Borrower and the UK Borrower).
“Revolving Commitment” shall mean, as to each Revolving Lender, (a) its obligation to (i) make Revolving Loans to the Borrowers pursuant to Section 2.04(a), (ii) purchase participations in L/C Obligations in respect of Letters of Credit and (iii) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name under the heading “Revolving Commitment” on Annex B-1 or, as the case may be, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement and (b) unless the context shall otherwise require, any commitment of such Revolving Lender under any Incremental Revolving Commitment, Extended Revolving Commitment and Other Revolving Commitment.
“Revolving Commitment Increase” shall have the meaning set forth in Section 2.26(a).
“Revolving Commitment Period” shall mean, for any Class of Revolving Commitments, the period beginning on the date on which such Class of Revolving Commitments is established (which, for the Original Revolving Commitments, will be the 2023 Amendment and Restatement Effective Date) and ending on the Revolving Termination Date applicable for such Class of Revolving Commitments.
“Revolving Exposure” shall mean, with respect to any Revolving Lender as of any date of determination, an amount equal to the sum of (i) the Dollar Equivalent of the aggregate outstanding principal amount of all Revolving Loans of such Revolving Lender, (ii) the L/C Obligations of such Revolving Lender and (iii) the Swing Line Exposure of such Revolving Lender, in each case as of such date.
“Revolving Extension” shall have the meaning set forth in Section 2.27(b).
“Revolving Extension Offer” shall have the meaning set forth in Section 2.27(b).
“Revolving Extension Series” shall have the meaning set forth in Section 2.27(b).
“Revolving Facilities” shall mean the collective reference to the Original Revolving Facility and any Incremental Revolving Facility and, unless the context shall otherwise require, shall include any Extended Revolving Facility and Other Revolving Facility.
“Revolving Lender” shall mean each Lender that has a Revolving Commitment or holds Revolving Exposure.
“Revolving Loan” shall mean any Original Revolving Loan made pursuant to Section 2.04(a), any Incremental Revolving Loan and, unless the context otherwise requires, any Extended Revolving Loan and any Other Revolving Loan.

“Revolving Note” shall have the meaning set forth in Section 2.08(e).
“Revolving Percentage” shall mean, as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Exposure then outstanding constitutes of the amount of the Total Revolving Exposure then outstanding); provided that, in the case of Section 2.24 (but not the definition of Fronting Exposure used therein), when a Defaulting Lender shall exist, “Revolving Percentage” shall mean the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment).
“Revolving Termination Date” shall mean the earliest to occur of (a) (i) with respect to the Original Revolving Commitments and Original Revolving Loans, the earlier of (x) May 5, 2028 (the “Stated Revolving Termination Date”) and (y) the date that is ninety-one (91) days prior to the stated maturity date of the Senior Notes (unless, on or prior to such date, the Senior Notes (a) are redeemed in full, (b) are amended to extend the stated maturity date thereof to a date that is at least ninety-one (91) days after the Stated Revolving Termination Date or (c) are refinanced with any permitted Indebtedness under this Agreement, the stated maturity of which is at least ninety-one (91) days after the Stated Revolving Termination Date), (ii) with respect to any Incremental Revolving Commitments and Incremental Revolving Loans, the final maturity date as specified in the applicable Incremental Amendment, (iii) with respect to any Extended Revolving Commitments and Extended Revolving Loans of a given Extension Series, the final maturity date as specified in the applicable Extension Amendment, (iv) with respect to any Other Revolving Commitments or Other Revolving Loans of a given Refinancing Series, the final maturity date as specified in the applicable Refinancing Amendment, (b) the date that the applicable Revolving Commitments are permanently reduced to zero pursuant to Section 2.10 or Section 2.11 and (c) the date of the termination of the applicable Revolving Commitments pursuant to Section 7.02.
“RFR Borrowing” shall mean a Borrowing comprised of RFR Loans.
“RFR Business Day” shall mean, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, ~~and~~ (b) Dollars, a US Government Securities Business Day and (c) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto, Ontario are authorized or required by law to remain closed.
“RFR Interest Day” shall have the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” shall mean a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“S&P” shall mean ~~Standard & Poor’s~~S&P Global Ratings ~~Services~~, a division of ~~McGraw-Hill Financial,~~S&P Global Inc., and any successor thereto.

“Sale and Leaseback” shall have the meaning set forth in Section 6.09.
“Sanctioned Country” shall mean, at any time, a country, region or territory that is the subject of comprehensive Sanctions. For the avoidance of doubt, as of the 2023 Amendment and Restatement Effective Date, Sanctioned Countries are the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the Zaporizhzhia and Kherson Regions of the Ukraine, Cuba, Iran, North Korea and Syria.
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State, or by the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons or (d) any other Person with whom dealings are prohibited under Sanctions.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the US government, including those administered by the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State, or (b) the United Nations Security Council, the Government of Canada, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority that apply to any of the Borrowers or the Restricted Subsidiaries.
“SEC” shall mean the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank; provided that the Cash Management Bank that is a party thereto shall not have any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement, the Foreign Guarantee Agreement or the Brazilian Foreign Guarantee Agreement, as applicable.
“Secured Hedge Agreement” shall mean any Swap Contract permitted under Article VI that is entered into by and between any Loan Party and any Hedge Bank; provided that the Hedge Bank that is a party thereto shall not have any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement, the Foreign Guarantee Agreement or the Brazilian Foreign Guarantee Agreement, as applicable.
“Secured Parties” shall have the meaning set forth in the Guarantee and Collateral Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Documents” shall mean the collective reference to the Guarantee and Collateral Agreement, the Mortgages, each Perfection Certificate, the Intellectual Property Security Agreements, any control agreements required to be delivered pursuant to the Guarantee and Collateral Agreement or any other Loan Document and all other security documents hereafter delivered to any Agent for the purpose of granting or perfecting a Lien on any Property of any Loan Party to secure the Obligations.
“Senior Notes” shall mean the 6.750% Senior Notes due 2027 of the US Borrower.
“Senior Notes Indenture” shall mean the Indenture dated as of November 26, 2019 between the US Borrower as issuer and Wells Fargo Bank, National Association as trustee, as amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein).
“Single Employer Plan” shall mean any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” shall have the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” shall have the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent” shall mean, with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) “debt” shall mean liability on a “claim,” (ii) “claim” shall mean any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) such other quoted terms used in this definition shall be determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.
“SONIA” shall mean, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SPC” shall have the meaning set forth in Section 9.06(f).
“Specified Transaction” shall mean:
(a)    any acquisition or Investment that is permitted by this Agreement;
(b)    any Disposition permitted by this Agreement;
(c)    the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Restricted Subsidiary, in each case in accordance with Section 5.14;
(d)    operating improvements, restructurings, cost saving initiatives and certain other similar initiatives; or
(e)    any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis;
provided that for purposes of clauses (b) and (c) of this definition, such transaction shall only constitute a Specified Transaction if it has an aggregate consideration of at least $15,000,000.
“Spot Rate” shall mean, on any day, with respect to the applicable Alternative Currency, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page “FX=” or, if elected by the Administrative Agent, the Bloomberg currency pages, in each case for such currency. In the event that such rate does not appear on any Reuters World Currency Page or Bloomberg currency page, then the Spot Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the US Borrower or, in the absence of such agreement, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the US Borrower, may use any reasonable and customary method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
“Standard Securitization Undertakings” shall mean representations, warranties, covenants, repurchase obligations, indemnities and servicing obligations entered into by the US Borrower or any Restricted Subsidiary in connection with the Permitted Receivables Facility that are customary in ~~a bankruptcy-remote~~an accounts receivable financing transaction.
“Stated Revolving Termination Date” shall have the meaning set forth in the definition of “Revolving Termination Date”.
“Stated Term Loan Maturity Date” shall have the meaning set forth in the definition of “Term Loan Maturity Date”.
“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), (a) the numerator of which is the number one and (b) the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentage shall include those imposed pursuant to such Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of, or credit for, proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” or “£” shall mean the single currency of the United Kingdom.
“Subordinated Intercompany Note” shall mean the Subordinated Intercompany Note, dated as of April 20, 2016, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a

“Subsidiary” or to “Subsidiaries” in this Agreement or in any other Loan Document shall refer to a Subsidiary or Subsidiaries of the US Borrower.
“Subsidiary Guarantor” shall mean each existing and subsequently acquired or organized direct or indirect Wholly Owned Restricted Subsidiary of the US Borrower (other than an Excluded Subsidiary) which has guaranteed the Obligations of some or all of the Borrowers.
“Successor Company” shall have the meaning set forth in Section 6.03(g).
“Supported QFC” shall have the meaning set forth in Section 9.23.
“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations of the Group Members.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) have been determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Commitment” shall mean, with respect to any Swing Line Lender, the commitment of such Swing Line Lender to make Swing Line Loans pursuant to Section 2.06, expressed as an amount representing the maximum aggregate principal amount of such Swing Line Lender’s outstanding Swing Line Loans hereunder. The initial amount of each Swing Line Lender’s Swing Line Commitment is set forth in Annex B-4 or in the joinder agreement pursuant to which it became a Swing Line Lender hereunder. The aggregate amount of the Swing Line Commitments on the 2023 Amendment and Restatement Effective Date is $25,000,000.
“Swing Line Commitment Period” shall mean the period beginning on the 2023 Amendment and Restatement Effective Date and ending on the Revolving Termination Date with respect to the Original Revolving Commitments and Original Revolving Loans or such later date as may be agreed to by the Swing Line Lenders (in their sole and absolute discretion) pursuant to Section 2.27(e).
“Swing Line Exposure” shall mean, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Revolving Lender at any time shall be the sum of (a) its Revolving Percentage of the aggregate principal amount of all Swing Line Loans outstanding at such time (excluding, in the case of any Revolving Lender that is a Swing Line Lender, Swing Line Loans made by it and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swing Line Loans), adjusted to give effect to any reallocation under Section 2.24 of the Swing Line Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swing Line Lender, the aggregate principal amount of all Swing Line Loans made by such Lender and outstanding at such time to the extent that the other Revolving Lenders shall not have funded their participations in such Swing Line Loans.
“Swing Line Lender” shall mean each of (a) JPMorgan Chase Bank, N.A., and (b) each Lender that shall have become a Swing Line Lender hereunder as provided in Section 2.06(c) (other than any Person that shall have ceased to be a Swing Line Lender as provided in Section 2.06(c)), each in its capacity as the lender of Swing Line Loans, or any successor Swing Line Lender hereunder.
“Swing Line Loan” shall mean a Loan made by the Swing Line Lender to the US Borrower pursuant to Section 2.06(a).
“Swing Line Note” shall have the meaning set forth in Section 2.08(e).
“Synthetic Lease” shall mean, as to any Person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for US federal income tax purposes or (b) (i) a synthetic, off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property (including a Sale and Leaseback), in each case under this clause (b), creating obligations that do not appear on the balance sheet of such person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“T2” shall mean the real time gross settlement system operated by the Eurosystem, or any replacement or successor system.
“TARGET Day” shall mean any day on which T2 is open for the settlement of payments in Euro.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the ~~CDO~~Adjusted Term CORRA Rate.
“Term CORRA” shall mean, for any calculation with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto, Ontario time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Administrator” shall mean Candeal Benchmark Administration Services Inc., TSX Inc. or any successor administrator.
“Term CORRA Notice” shall mean a notification by the Administrative Agent to the Lenders and the US Borrower of the occurrence of a Term CORRA Reelection Event.
“Term CORRA Reelection Event” shall mean the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.17(c) that is not Term CORRA.
“Term CORRA Reference Rate” shall mean the forward-looking term rate based on CORRA.
“Term Lenders” shall mean the collective reference to each Lender that has a Term Loan Commitment or is the holder of an Original Term Loan and the Lenders with respect to any Incremental Term Loans and, unless the context shall otherwise require, shall include the Lenders with respect to any Extended Term Loans and Refinancing Term Loans.
“Term Loan” shall mean any Original Term Loan, any Incremental Term Loan and, unless the context otherwise requires, any Extended Term Loan and any Refinancing Term Loan.

“Term Loan Commitment” shall mean, as to each Term Lender, (a) the Original Term Loan Commitment of such Term Lender; and (b) unless the context shall otherwise require, any commitment of such Term Lender under any Incremental Term Loan Facility, any Extended Term Loan Facility or any Refinancing Term Loan Facility. The aggregate principal amount of the Original Term Loan Commitments on the 2023 Amendment and Restatement Effective Date is $200,000,000.
“Term Loan Extension” shall have the meaning set forth in Section 2.27(a).
“Term Loan Extension Offer” shall have the meaning set forth in Section 2.27(a).
“Term Loan Extension Series” shall have the meaning set forth in Section 2.27(a).
“Term Loan Facilities” shall mean the collective reference to the Original Term Loan Facility and any Incremental Term Loan Facility and, unless the context shall otherwise require, shall include any Extended Term Loan Facility and Refinancing Term Loan Facility.
“Term Loan Increase” shall have the meaning set forth in Section 2.26(a).
“Term Loan Maturity Date” shall mean the earlier of (a) (i) with respect to the Original Term Loans that have not been extended pursuant to Section 2.27(a), the earlier of (x) May 5, 2028 (the “Stated Term Loan Maturity Date”) and (y) the date that is ninety-one (91) days prior to the stated maturity date of the Senior Notes (unless, on or prior to such date, the Senior Notes (a) are redeemed in full, (b) are amended to extend the stated maturity date thereof to a date that is at least ninety-one (91) days after the Stated Term Loan Maturity Date or (c) are refinanced with any permitted Indebtedness under this Agreement, the stated maturity of which is at least ninety-one (91) days after the Stated Term Loan Maturity Date), (ii) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment, (iii) with respect to any Extended Term Loans of a given Extension Series, the final maturity date as specified in the applicable Extension Amendment and (iv) with respect to any Refinancing Term Loans of a given Refinancing Series, the final maturity date as specified in the applicable Refinancing Amendment; provided that, if any such day is not a Business Day, the applicable Term Loan Maturity Date shall be the Business Day immediately succeeding such day, and (b) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Term Loan Note” shall have the meaning set forth in Section 2.08(e).
“Term SOFR Determination Day” shall have the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) two US Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a US Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding US Government Securities Business Day is not more than five US Government Securities Business Days prior to such Term SOFR Determination Day.
“Test Period” shall mean, as of any date of determination, the period of four consecutive fiscal quarters of the US Borrower (taken as one accounting period) (i) most recently ended on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, if no such financial statements are required to have been delivered pursuant to Section 5.01(a) or Section 5.01(b) on or prior to such date, the “Test Period” shall be the period of four consecutive fiscal quarters of the US Borrower (taken as one accounting period) most recently ended on or prior to such date) or (ii) in the case of any calculation pursuant to Section 6.13, ended on the last date of the fiscal quarter in question.
“Total Canadian Revolving Exposure” shall mean, at any time, the aggregate amount of the Canadian Revolving Exposure of the Revolving Lenders outstanding at such time.
“Total Credit Exposure” shall mean, as to any Lender at any time, the unused Commitments, Revolving Exposure and outstanding Term Loans of such Lender at such time.
“Total Revolving Commitments” shall mean, at any time, the aggregate amount of the Revolving Commitments then in effect. The aggregate principal amount of the Total Revolving Commitments on the ~~2023~~ Amendment ~~and Restatement~~No. 5 Effective Date is $~~375,000,000~~325,000,000.
“Total Revolving Exposure” shall mean, at any time, the aggregate amount of the Revolving Exposure of the Revolving Lenders outstanding at such time.
“Total UK Revolving Exposure” shall mean, at any time, the aggregate amount of the UK Revolving Exposure of the Revolving Lenders outstanding at such time.
“Trade Date” shall have the meaning set forth in Section 9.06(h)(i).
“Transaction Costs” shall mean all fees and expenses to be paid by the Borrowers in connection with the Transactions.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance of the Loan Documents, the borrowing of Loans hereunder and the use of proceeds thereof and the issuance of Letters of Credit hereunder; and (b) the payment of the Transaction Costs.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the ~~CDO~~Adjusted Term CORRA Rate, the Base Rate, the Canadian Prime Rate or the Adjusted Daily Simple RFR.
“UK Borrower” shall have the meaning set forth in the preamble hereto.
“UK Business” shall mean (a) the Equity Interests in the UK Business Entities and (b) the property or assets of the UK Business Entities.
“UK Business Entities” shall mean, collectively, the UK Borrower, Compass Minerals (Europe) Limited, a private limited company incorporated under the laws of England and Wales in the United Kingdom, Compass Minerals UK Holding Limited, a private limited company incorporated under the laws of England and Wales in the United Kingdom, Deepstore Holdings Limited, a private limited company incorporated under the laws of England and Wales in the United Kingdom, and Compass Minerals Storage & Archives Limited, a private limited company incorporated under the laws of England and Wales in the United Kingdom.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Non-Bank Lender” shall mean a Lender which becomes a party to this Agreement after the date on which this Agreement is entered into and a Lender which gives a UK Tax Confirmation in the Assignment and Assumption which it executes on becoming a party to this Agreement.
“UK Qualifying Lender” shall mean (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance to the UK Borrower under a Loan Document and is (i) a Lender (A) which is a bank (as defined for the purpose of section 879 of the ITA 2007) making an advance to the UK Borrower under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA 2009; or (B) in respect of an advance to the UK Borrower made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes, or (B) a partnership each member of which is (x) a company so resident in the United Kingdom or (y) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009, or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company; or (iii) a UK Treaty Lender, or (b) a Lender which is a building society (as defined for the purposes of section 880 ITA) making an advance to the UK Borrower under a Loan Document.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Revolving Borrowing” shall mean a Borrowing comprised of UK Revolving Loans.
“UK Revolving Exposure” shall mean, with respect to any Revolving Lender as of any date of determination, an amount equal to the Dollar Equivalent of the aggregate outstanding principal amount of all UK Revolving Loans of such Revolving Lender as of such date.
“UK Revolving Loan” shall mean a Revolving Loan made to the UK Borrower pursuant to clause (iii) of Section 2.04(a).
“UK Tax Confirmation” shall mean a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance to the UK Borrower under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.
“UK Tax Deduction” shall mean a deduction or withholding for, or on account of, Tax imposed by the United Kingdom from a payment under a Loan Document.
“UK Treaty Lender” shall mean a Lender which (i) is treated as a resident of a UK Treaty State for the purposes of the relevant Treaty, (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan to the UK Borrower is effectively connected, and (iii) fulfills any other conditions in the relevant Treaty to obtain full exemption from Tax imposed by the United Kingdom on payments of interest except that for this purpose it shall be assumed that any necessary procedural formalities are satisfied.

“UK Treaty State” shall mean a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.
“Unrestricted Cash” shall mean, as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of the US Borrower and its Restricted Subsidiaries as of such date that is not “restricted” for purposes of GAAP and that is not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor, other than Liens created under the Loan Documents.
“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the US Borrower designated by the US Borrower as an Unrestricted Subsidiary pursuant to Section 5.14 that has not subsequently been designated as a Restricted Subsidiary pursuant to Section 5.14 and (b) any Subsidiary of an Unrestricted Subsidiary.
“US Borrower” shall have the meaning set forth in the preamble hereto.
“US Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“US Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“US Revolving Borrowing” shall mean a Borrowing comprised of US Revolving Loans.
“US Revolving Loan” shall mean a Revolving Loan made to the US Borrower pursuant to Section 2.04(a).
“US Special Resolution Regimes” shall have the meaning set forth in Section 9.23.
“US Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(h).
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person shall mean a Subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests of such Subsidiary are, at the time any determination is being made, owned, Controlled or held by such Person or one or more other Wholly Owned Subsidiaries of such Person or by such Person and one or more other Wholly Owned Subsidiaries of such Person. Unless otherwise qualified, all references to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” in this Agreement shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the US Borrower.
“Withdrawal Liability” shall mean any liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Section 4201(b) of ERISA.
“Withholding Agent” shall mean any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield Differential” shall have the meaning set forth in Section 2.26(e)(iii).
Section 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, recitals, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and recitals, Annexes, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and excluding”, the words “to” and “until” each mean “to but excluding” and the word “through” shall mean “to and including”.
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    For the avoidance of doubt, any reference herein to a Permitted Lien shall not, in itself, serve to subordinate any Lien created by any Security Document to such Permitted Lien.
Section 1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Historical Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the US Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Accounting Change. If at any time any Accounting Change shall occur and such change results in a change in the method of calculation of any financial covenant, standard or term in this Agreement, then upon the written request of the US Borrower or the Administrative Agent (acting upon the request of the Required Lenders), the US Borrower, the Administrative Agent and the Lenders shall negotiate in good faith in order to amend such provisions so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the US Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred (subject to the approval of the Required Lenders, not to be unreasonably withheld, conditioned or delayed); provided that, until such time as an amendment shall have been executed and delivered by the US Borrower, the Administrative Agent and the Required Lenders, (A) all such financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred and (B) the US Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such financial covenants, standards and terms made before and after giving effect to such Accounting Change. Notwithstanding anything to the contrary contained in this Section 1.03 or in the definition of “Capital Lease Obligations”, any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, shall not be given effect, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
Section 1.04    Rounding. Any financial ratios required to be maintained by the US Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any other document, agreement and instrument entered into by the applicable Issuing Bank and the US Borrower (or any Restricted Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.07    Currency Equivalents Generally.
(a)    Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (x) determine the Spot Rate as of such Calculation Date with respect to each Alternative Currency and (y) give notice thereof to the applicable Lenders and the applicable Borrowers. The Spot Rates so determined shall become effective (i) in the case of the initial Calculation Date, on the 2023 Amendment and Restatement Effective Date and (ii) in the case of each subsequent Calculation Date, on the first Business Day immediately following such Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current exchange rate) be the Spot Rates employed in converting any amounts between Dollars and any Alternative Currency.
(b)    Solely for purposes of Article II and related definitional provisions to the extent used therein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Administrative Agent and notified to the applicable Lenders and the applicable Borrowers in accordance with Section 1.07(a). If any basket is exceeded solely as a result of fluctuations in the applicable Spot Rate after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in the applicable Spot Rate. Amounts denominated in an Alternative Currency will be converted to Dollars for the purposes of (A) testing the financial maintenance covenants under Section 6.13, at the Spot Rate as of the last day of the fiscal quarter of the US Borrower for which such measurement is being made, and (B) calculating the Consolidated ~~First Lien Leverage Ratio, the Consolidated~~ Total Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and the Consolidated Interest Coverage Ratio (other than for purposes of determining compliance with Section 6.13), at the Spot Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness.
(c)    For purposes of Section 6.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on the applicable Spot Rate, in the case of such Indebtedness incurred or committed, on the date that such Indebtedness was incurred or committed, as applicable; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the applicable Spot Rate on the date of such refinancing, such Dollar-denominated restrictions shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the sum of (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.
(d)    For purposes of Sections 6.02, 6.04, 6.05 and 6.06, the amount of any Liens, Dispositions, Restricted Payments and Investments, as applicable, denominated in any currency other than Dollars shall be calculated based on the applicable Spot Rate on the date that such Lien is incurred or such Disposition, Restricted Payment or Investment is made, as the case may be.
Section 1.08    Pro Forma Calculations.
(a)    Solely for purposes of determining (x) compliance with the financial maintenance covenants set forth in Section 6.13 and (y) whether any action is otherwise permitted to be taken hereunder, the Consolidated ~~First Lien Leverage Ratio, the Consolidated~~

Total Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and the Consolidated Interest Coverage Ratio shall be calculated as follows:
(i)    in the event that the US Borrower or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness during the Test Period for which such ratio is being calculated (or, in the case of clause (y) above, subsequent to the Test Period for which such ratio is being calculated and on or prior to or simultaneously with the event for which the calculation of such ratio is made (the date of such subsequent calculation, a “Ratio Calculation Date”)), then such ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness as if the same had occurred at the beginning of such Test Period; provided that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this calculation determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest rate hedging arrangements applicable to such Indebtedness), (y) interest on any obligations with respect to Capital Leases shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the US Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or, if none was so chosen, then based upon such optional rate as the US Borrower or such Restricted Subsidiary may designate; and
(ii)    if any Specified Transactions are consummated by the US Borrower or any of its Restricted Subsidiaries during the Test Period for which such ratio is being calculated (or, in the case of clause (y) above, subsequent to the Test Period for which such ratio is being calculated and on or prior to or simultaneously with the relevant Ratio Calculation Date), then Consolidated Adjusted EBITDA shall be calculated on a pro forma basis, assuming that all such Specified Transactions had occurred on the first day of such Test Period.
(b)    Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the US Borrower and include, for the avoidance of doubt, the amount of cost savings (including “run rate” cost savings), operating expense reductions and cost synergies projected by the US Borrower in good faith to result from actions taken, committed to be taken or expected in good faith to be reasonably expected to be realized within 12 months after the closing date of such Specified Transaction (calculated on a pro forma basis as though such cost savings (including “run rate” cost savings), operating expense reductions and cost synergies had been realized on the first day of such period and as if such cost savings (including “run rate” cost savings), operating expense reductions and cost synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings (including “run rate” cost savings), operating expense reductions and cost synergies are reasonably identifiable, factually supportable and supported by an officer’s certificate delivered to the Administrative Agent; provided further that any increase in Consolidated Adjusted EBITDA as a result of cost savings (including “run rate” cost savings), operating expense reductions and cost synergies (other than those of the type that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act), when taken together with all adjustments made in clause (a)(v) of the definition of “Consolidated Adjusted EBITDA”, shall not exceed 15% of Consolidated Adjusted EBITDA (determined prior to giving effect to such increase) in any period of four consecutive fiscal quarters of the US Borrower and shall be subject to the limitations set forth in the definition of “Consolidated Adjusted EBITDA”.
(c)    Notwithstanding anything to the contrary in this Agreement, solely for the purpose of (i) measuring the relevant financial ratios and basket availability with respect to the incurrence of any Indebtedness (including any Incremental Loans or Incremental Commitments) or Liens or the making of any Investments, Restricted Payments, prepayments of Junior Indebtedness or Dispositions or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries or (ii) determining compliance with representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition ~~Acquisition~~Transaction, if the US Borrower has made an LC~~A~~T Election with respect to such Limited Condition ~~Acquisition~~Transaction, the date of determination of whether any such action is permitted hereunder shall be deemed to be, at the election of the US Borrower, either (x) the date on which the definitive agreements for such Limited Condition ~~Acquisition~~Transaction, are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment or similar event) or (y) the date on which such Limited Condition ~~Acquisition~~Transaction, is consummated (the “LC~~A~~T Test Date”), and if, after giving pro forma effect to the Limited Condition ~~Acquisition~~Transaction, and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LC~~A~~T Test Date, the US Borrower could have taken such action on the relevant LC~~A~~T Test Date in compliance with such financial ratio, basket, representation or warranty, such financial ratio, basket, representation or warranty shall be deemed to have been complied with; provided that, in connection with any Permitted Acquisition for which an LC~~A~~T Election has been made, it shall be a condition to the consummation of such Permitted Acquisition that, as of the date of such consummation, no Event of Default under clause (a), (f) or (g) of Section 7.01 has occurred and is continuing or would result therefrom. If the US Borrower has made an LC~~A~~T Election for any Limited Condition ~~Acquisition~~Transaction, then in connection with any subsequent calculation of any financial ratio or basket availability on or following the relevant LC~~A~~T Test Date and prior to the earlier of (x) the date on which such Limited Condition ~~Acquisition~~Transaction, is consummated or (y) the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition ~~Acquisition~~Transaction, is terminated ~~or~~, expires or passes, as applicable, without consummation of such Limited Condition ~~Acquisition~~Transaction, any such financial ratio or basket availability shall be required to be satisfied on a pro forma basis (A) assuming such Limited Condition ~~Acquisition~~Transaction, and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (B) assuming such Limited Condition ~~Acquisition~~Transaction, and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated. For the avoidance of doubt, notwithstanding anything in this Section 1.08 to the contrary, the requirements of Section 4.02 are required to be satisfied in connection with any Credit Extension (except as expressly provided in Section 2.26 in connection with an Incremental Commitment).
Section 1.09    [Reserved].
Section 1.10    Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 2.17(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.11    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
LOANS AND LETTERS OF CREDIT
Section 2.01    Term Loan Commitments. Subject to the terms and conditions set forth in the 2023 A&R Agreement, each Term Lender having an Original Term Loan Commitment made an Original Term Loan to the US Borrower on the 2023 Amendment and Restatement Effective Date. For the avoidance of doubt, the Original Term Loans made by the Lenders to the US Borrower on the 2023 Amendment and Restatement Effective Date shall constitute Original Term Loans hereunder. Any amount repaid or prepaid in respect of the Original Term Loans may not be reborrowed. Subject to Section 2.10 and Section 2.11, all amounts owed hereunder with respect to the Original Term Loans shall be paid in full no later than the Maturity Date applicable to the Original Term Loans.
Section 2.02    Procedure for Term Loan Borrowing.
(a)    Each Term Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made to the US Borrower by the Term Lenders ratably in accordance with their respective Term Loan Commitments of the applicable Class. The US Borrower shall deliver to the Administrative Agent a fully executed Borrowing Notice with respect to any Borrowing of Term Loans no later than 12:00 p.m. (New York City time) (x) one Business Day in advance of the proposed Borrowing Date in the case of Base Rate Loans and (y) three Business Days in advance of the proposed Borrowing Date in the case of Term Benchmark Loans (or such shorter period as may be acceptable to the Administrative Agent). If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Term Benchmark Borrowing is specified in any such notice, then the US Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.02 (and the contents thereof), and of each Lender’s portion of the requested Borrowing. All Term Loans shall be denominated in Dollars.
(b)    Upon satisfaction or waiver of the conditions precedent specified herein, each Term Lender shall make its Term Loan available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Borrowing Date by wire transfer of same day funds in Dollars, at the principal office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Term Loans available to the US Borrower on the applicable Borrowing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by the Administrative Agent from the Term Lenders to be credited to the account of the US Borrower at the principal office designated by the Administrative Agent or to such other account as may be designated in writing to the Administrative Agent by the US Borrower.
Section 2.03    Repayment of Term Loans.
(a)    The US Borrower shall repay to the Term Lenders the Original Term Loans on the last day of each March, June, September and December, beginning with September 30, 2023, in an aggregate principal amount for each such date equal to the Applicable Amortization Percentage of the aggregate principal amount of the Original Term Loans outstanding on the 2023 Amendment and Restatement Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.12); provided, however, that the final principal repayment installment of the Original Term Loans shall be repaid on the Term Loan Maturity Date in respect of the Original Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Original Term Loans outstanding on such date.
(b)    The US Borrower shall repay to the Incremental Term Lenders, the Lenders with respect to any Extended Term Loans and the Lenders with respect to any Refinancing Term Loans the aggregate principal amount of all Incremental Term Loans, Extended Term Loans of a given Extension Series or Refinancing Term Loans of a given Refinancing Series, as applicable, outstanding on the date(s) and in the amounts specified in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment, as applicable.
Section 2.04    Revolving Commitments.
(a)    Subject to the terms and conditions set forth herein, each Revolving Lender agrees, severally and not jointly, from time to time on any Business Day during the applicable Revolving Commitment Period, to make (i) Revolving Loans to the US Borrower denominated in Dollars or Euros; (ii) Revolving Loans to the Canadian Borrower denominated in Dollars or Canadian Dollars; and (iii) Revolving Loans to the UK Borrower denominated in Dollars, Sterling or Euros; provided that, after giving effect to any such Borrowing of Revolving Loans, (A) the Total Revolving Exposure at such time shall not exceed the Total Revolving Commitments then in effect; (B) no Revolving Lender’s Revolving Exposure at such time shall exceed such Revolving Lender’s Revolving Commitment then in effect; (C) the Total Canadian Revolving Exposure at such time shall not exceed $40,000,000; and (D) the Total UK Revolving Exposure at such time shall not exceed $10,000,000; provided, further, that no Revolving Loans shall be made to the Canadian Borrower or the UK Borrower until the consent of the Minister of Northern Development and Mines to the Goderich Mine Mortgage has been received by the Administrative Agent and such Goderich Mine Mortgage creates a legal, valid, binding and enforceable first-priority Lien on the Goderich Mine in favor of the Administrative Agent, for the benefit of the Secured Parties, subject only to Permitted Liens. Within the foregoing limits and subject to the terms and conditions set forth herein, amounts borrowed pursuant to this Section 2.04 may be repaid and reborrowed during the Revolving Commitment Period.
(b)    Each Borrower shall repay to the applicable Revolving Lenders on the applicable Revolving Termination Date the aggregate principal amount of the applicable Revolving Loans that were made to such Borrower and are outstanding on such date.
(c)    For the avoidance of doubt, any Revolving Loans and Letters of Credit outstanding under the Existing Credit Agreement immediately prior to the 2023 Amendment and Restatement Effective Date, and all Revolving Loans deemed to have been made in accordance with Section 3 of the 2023 A&R Agreement, shall, subject to the terms of the 2023 A&R Agreement, continue to be outstanding hereunder on the 2023 Amendment and Restatement Effective Date subject to the terms and conditions set forth herein.

Section 2.05    Procedure for Revolving Borrowing.
(a)    Loans and Borrowings.
(i)    Each Revolving Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made to the applicable Borrower by the Revolving Lenders ratably in accordance with their respective Revolving Commitments of the applicable Class.
(ii)    Subject to Section 2.17, (A) each US Revolving Loan (1) denominated in Dollars shall be a Base Rate Loan or a Term Benchmark Loan, as the US Borrower may request in accordance herewith, and (2) denominated in Euros shall be a Term Benchmark Loan; (B) each Canadian Revolving Loan (1) denominated in Dollars shall be a Base Rate Loan or a Term Benchmark Loan, as the Canadian Borrower may request in accordance herewith, and (2) denominated in Canadian Dollars shall be a Canadian Prime Rate Loan or a Term Benchmark Loan, as the Canadian Borrower may request in accordance herewith; and (C) each UK Revolving Loan (1) denominated in Dollars or Euros shall be a Term Benchmark Loan and (2) denominated in Sterling shall be an RFR Loan.
(iii)    Except pursuant to Section 2.07(d), (A) Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount and (B) Revolving Loans that are (1) Term Benchmark Loans denominated in Dollars shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, (2) Term Benchmark Loans denominated in Canadian Dollars shall be in an aggregate minimum amount of C$5,000,000 and integral multiples of C$1,000,000 in excess of that amount, (3) Term Benchmark Loans denominated in Euro shall be in an aggregate minimum amount of €5,000,000 and integral multiples of €1,000,000 in excess of that amount, (4) RFR Loans denominated in Sterling shall be in an aggregate minimum amount of £5,000,000 and integral multiples of £1,000,000 in excess of that amount and (5) Canadian Prime Rate Loans shall be in an aggregate minimum amount of C$500,000 and integral multiples of C$100,000 in excess of that amount.
(b)    Borrowing Notice. Whenever a Borrower desires that Lenders make Revolving Loans to such Borrower, such Borrower shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than 12:00 p.m. (Local Time) (x) at least three Business Days in advance of the proposed Borrowing Date in the case of Term Benchmark Loans, (y) at least five Business Days in advance of the proposed Borrowing Date in the case of RFR Loans denominated in Sterling and (z) at least one Business Day in advance of the proposed Borrowing Date in the case of Base Rate Loans and Canadian Prime Rate Loans. If no election as to the Type of Borrowing is specified in any such Borrowing Notice, then the relevant Borrower shall be deemed to have requested a Borrowing that is (i) in the case of a US Revolving Borrowing denominated in Dollars, a Base Rate Borrowing; (ii) in the case of a US Revolving Borrowing denominated in Euros, a Term Benchmark Borrowing; (iii) in the case of a Canadian Revolving Borrowing denominated in Dollars, a Base Rate Borrowing; (iv) in the case of a Canadian Revolving Borrowing denominated in Canadian Dollars, a Canadian Prime Rate Borrowing; and (v) in the case of a UK Revolving Borrowing, an RFR Borrowing. If no Interest Period with respect to a Term Benchmark Borrowing is specified in any such Borrowing Notice, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency for a Borrowing is specified in any such Borrowing Notice, then the relevant Borrower shall be deemed to have requested a Borrowing denominated in (A) with respect to a US Revolving Borrowing, Dollars; (B) with respect to a Canadian Revolving Borrowing, Canadian Dollars; and (C) with respect to a UK Revolving Borrowing, Sterling.
(c)    Notice of Receipt. Notice of receipt of each Borrowing Notice in respect of Revolving Loans, together with the amount of each Lender’s Revolving Percentage thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender in writing with reasonable promptness, but (provided that the Administrative Agent shall have received such notice by 11:00 a.m. (Local Time)) not later than 12:00 p.m. (Local Time) on the same day as the Administrative Agent’s receipt of such Borrowing Notice.
(d)    Funding of Borrowings. Upon satisfaction or waiver of the conditions precedent specified herein, (i) each Revolving Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in the relevant currency, not later than 2:00 p.m. (Local Time) on the applicable Borrowing Date by wire transfer of same day funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) the Administrative Agent shall make the proceeds of such Revolving Loans available to the relevant Borrower on the applicable Borrowing Date by causing an amount of same day funds equal to the proceeds of all such Revolving Loans received by the Administrative Agent from the Lenders to be credited, in like funds, to the account of the relevant Borrower at the principal office designated by the Administrative Agent or such other account as may be designated in writing to the Administrative Agent by the relevant Borrower.
Section 2.06    Swing Line Loans.
(a)    Swing Line Commitment. During the Swing Line Commitment Period, subject to the terms and conditions hereof, each Swing Line Lender severally agrees, from time to time, to make Swing Line Loans in Dollars to the US Borrower in the aggregate amount up to but not exceeding its Swing Line Commitment; provided that, after giving effect to the making of any Swing Line Loan, in no event shall (i) the Total Revolving Exposure at such time exceed the Total Revolving Commitments then in effect, (ii) any Revolving Lender’s Revolving Exposure at such time exceed such Revolving Lender’s Revolving Commitment then in effect, (iii) the aggregate principal amount of outstanding Swing Line Loans made by any Swing Line Lender at such time exceed such Swing Line Lender’s Swing Line Commitment then in effect or (iv) any Swing Line Lender’s Revolving Exposure at such time exceed such Swing Line Lender’s Revolving Commitment then in effect. Each Swing Line Loan shall be made as part of a Borrowing consisting of Swing Line Loans made by the Swing Line Lenders ratably in accordance with their respective Swing Line Commitments. The failure of any Swing Line Lender to make any Swing Line Loan required to be made by it shall not relieve any other Swing Line Lender of its obligations hereunder; provided that the Swing Line Commitments of the

Swing Line Lenders are several and no Swing Line Lender shall be responsible for any other Swing Line Lender’s failure to make Swing Line Loans as required. Each Swing Line Lender’s Swing Line Commitment shall expire at the end of the Swing Line Commitment Period and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than such date. Within the foregoing limits and subject to the terms and conditions set forth herein, during the Swing Line Commitment Period, the US Borrower may borrow, prepay and reborrow Swing Line Loans pursuant to this Section 2.06.
(b)    Borrowing Mechanics for Swing Line Loans.
(i)    Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Each Swing Line Loan shall be a Base Rate Loan.
(ii)    Whenever the US Borrower desires that the Swing Line Lenders make a Swing Line Loan, the US Borrower shall deliver to the Administrative Agent and the Swing Line Lenders a fully executed Borrowing Notice no later than 11:00 a.m. (New York City time) on the proposed Borrowing Date.
(iii)    Upon satisfaction or waiver of the conditions precedent specified herein, each Swing Line Lender shall make the amount of its Swing Line Loan available to the Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Borrowing Date by wire transfer of same day funds in Dollars, at the principal office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swing Line Loans available to the US Borrower on the applicable Borrowing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by the Administrative Agent from the Swing Line Lenders to be credited to the account of the US Borrower at the principal office designated by the Administrative Agent, or to such other account as may be designated in writing to the Administrative Agent by the US Borrower.
(iv)    Any Swing Line Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations on such Business Day in all or a portion of its Swing Line Loans outstanding. Such notice shall specify the aggregate amount of the Swing Line Loans of such Swing Line Lender in which the Revolving Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Revolving Percentage of such Swing Line Loan or Swing Line Loans. Each Revolving Lender hereby absolutely and unconditionally agrees to pay, promptly upon receipt of notice as provided above (and, in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, not later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to the Administrative Agent, for the account of such Swing Line Lender, such Lender’s Revolving Percentage of such Swing

Line Loan or Swing Line Loans. Each Revolving Lender acknowledges and agrees that, in making any Swing Line Loan, each Swing Line Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the US Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Swing Line Loan was made, the Required Class Lenders in respect of the Revolving Lenders, treated as a single Class, shall have notified such Swing Line Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Swing Line Loan were then made (it being understood and agreed that, in the event such Swing Line Lender shall have received any such notice, it shall have no obligation to make any Swing Line Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05(d) and Section 2.18(b) with respect to Loans made by such Lender (and Section 2.05(d) and Section 2.18(b) shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.06(b)(iv)), and the Administrative Agent shall promptly remit to each applicable Swing Line Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the US Borrower of any participations in any Swing Line Loan acquired pursuant to this Section 2.06(b)(iv), and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the applicable Swing Line Lender. Any amounts received by any Swing Line Lender from the US Borrower in respect of a Swing Line Loan after receipt by such Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this Section 2.06(b)(iv) and to the applicable Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the US Borrower for any reason. The purchase of participations in a Swing Line Loan pursuant to this Section 2.06(b)(iv) shall not constitute a Loan and shall not relieve the US Borrower of its obligation to repay such Swing Line Loan.
(v)    Notwithstanding anything contained herein to the contrary, (1) each Revolving Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to Section 2.06(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; and (2) no Swing Line Lender shall be obligated to make any Swing Line Loans (A) if it does not in good faith believe that all conditions under Section 4.02 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (B) at a time when any Lender is a Defaulting Lender unless such Swing Line Lender has entered into arrangements satisfactory to it and the US Borrower to eliminate such Swing Line Lender’s risk with respect to such Defaulting Lender’s participation in such Swing Line Loans.
(c)    Resignation and Removal of Swing Line Lender. Any Swing Line Lender may resign as Swing Line Lender upon 30 days prior written notice to the Administrative Agent, the Lenders and the US Borrower. Any Swing Line Lender may be replaced at any time by written agreement among the US Borrower, the Administrative Agent, the replaced Swing Line Lender (provided that no consent will be required if the replaced Swing Line Lender has no Swing Line Loans outstanding) and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of any Swing Line Lender. At the time any such replacement or resignation shall become effective, (i) each US Borrower shall prepay any outstanding Swing Line Loans made by the resigning or removed Swing Line Lender, (ii) upon such prepayment, the resigning or removed Swing Line Lender shall surrender any Swing Line Note held by it to the US Borrower for cancellation, and (iii) the US Borrower shall issue, if so requested by the successor Swing Line Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of such successor Swing Line Lender’s Swing Line Commitment then in effect and with other appropriate insertions. From and after the effective date of any such replacement or resignation, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.
Section 2.07    Letters of Credit.
(a)    Letters of Credit. During the Letter of Credit Commitment Period (as it may be extended in accordance with the terms hereof and with the consent of each Issuing Bank), subject to the terms and conditions hereof, so long as no Default or Event of Default has occurred and is continuing, the US Borrower may request the issuance of Letters of Credit as the applicant thereof for the support of its or any of its Restricted Subsidiaries’ obligations, and each Issuing Bank agrees to issue such Letters of Credit; provided that (i) each Letter of Credit shall be denominated in Dollars (or, if agreed to by the applicable Issuing Bank, and subject to Section 2.07(k), in Canadian Dollars); (ii) the stated amount of each Letter of Credit shall not be less than $100,000 or, if the applicable Letter of Credit is denominated in Canadian Dollars, C$100,000 (or, in either case, such lesser amount as is acceptable to the applicable Issuing Bank); (iii) after giving effect to such issuance, in no event shall (A) the Total Revolving Exposure at such time exceed the Total Revolving Commitments then in effect, (B) any Revolving Lender’s Revolving Exposure at such time exceed such Revolving Lender’s Revolving Commitments then in effect or (C) the portion of the L/C Obligations attributable to Letters of Credit issued by any Issuing Bank at such time exceed the L/C Commitment of such Issuing Bank then in effect; (iv) after giving effect to such issuance, in no event shall the L/C Obligations exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) five Business Days prior to the end of the Letter of Credit Commitment Period and (2) the date which is one year from the date of issuance of such Letter of Credit; and (vi) in no event shall any Letter of Credit be issued if such Letter of Credit is otherwise unacceptable to the applicable Issuing Bank in its reasonable discretion. Subject to the foregoing, an Issuing Bank may agree in its sole discretion and on terms acceptable to such Issuing Bank that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless such Issuing Bank elects not to extend for any such additional period; provided that such Issuing Bank shall not extend any such Letter of Credit if it has received written notice that any of the conditions under Section 4.02 have not been satisfied or waived by the Required Lenders at the time such Issuing Bank must elect to allow such extension; provided, further, if any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue any Letter of Credit unless such Issuing Bank has entered into arrangements satisfactory to it and the US Borrower to eliminate such Issuing Bank’s risk with respect to the participation of such Defaulting Lender in Letters of Credit. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the 2023 Amendment and Restatement Effective Date shall be subject to and governed by the terms and conditions hereof.
(b)    Notice of Issuance. Whenever the US Borrower desires the issuance of a Letter of Credit, it shall deliver to the applicable Issuing Bank (with a copy to the Administrative Agent) a duly completed Letter of Credit Application no later than 12:00 p.m. (New York City time) at least three Business Days, or in each case such shorter period as may be agreed to by such Issuing Bank in any particular instance, in its sole discretion, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 4.02, the applicable Issuing Bank shall, subject to the limitations set forth in Section 2.07(a), issue the requested Letter of Credit in accordance with such Issuing Bank’s standard operating procedures. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant Issuing Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount and currency thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (vii) whether the Letter of Credit is issued for the account of the US Borrower or a Restricted Subsidiary (and identifying such Restricted Subsidiary); provided that the US Borrower shall be a co-applicant, and jointly and severally liable, with respect to all Obligations arising under each Letter of Credit issued for the account of a Restricted Subsidiary and the provisions of Section 2.07(j) shall apply; and (viii) such other matters as the Issuing Bank may reasonably request. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the applicable Issuing Bank shall promptly notify the Administrative Agent of such issuance, amendment or modification, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit.
(c)    Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, an Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the US Borrower and any Issuing Bank, the US Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuing Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Bank, including any Governmental Acts; and none of the foregoing shall affect or impair, or prevent the vesting of, any of such Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of such Issuing Bank to the US Borrower. Notwithstanding anything to the contrary contained in this Section 2.07(c), the US Borrower shall retain any and all rights it may have against any Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Bank as determined by a court of competent jurisdiction in a final and non-appealable judgment.
(d)    Reimbursement by Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event any Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the US Borrower and the Administrative Agent, and the US Borrower shall reimburse such Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars or, subject to the two immediately succeeding sentences, if the applicable Letter of Credit is denominated in Canadian Dollars, in Canadian Dollars, and in same day funds equal to the amount of such honored drawing; provided that, notwithstanding anything to the contrary contained herein, in the case of a drawing under a Letter of Credit made in Dollars (i) unless the US Borrower shall have notified the Administrative Agent and the applicable Issuing Bank prior to 11:00 a.m. (New York City time) on the date such drawing is honored that the US Borrower intends to reimburse such Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the US Borrower shall be deemed to have given a timely Borrowing Notice to the Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, the Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans in the applicable currency that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied promptly and directly by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such honored drawing (and the US Borrower’s obligation to make payments pursuant to this Section 2.07(d) shall be discharged and replaced by the resulting Revolving Loans); provided, further, if for any reason proceeds of Revolving Loans are not received by such Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the US Borrower shall reimburse such Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. In the case of a Letter of Credit denominated in Canadian Dollars, the US Borrower shall reimburse the applicable Issuing Bank in Canadian Dollars, unless (A) such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the US Borrower shall have notified such Issuing Bank promptly following receipt of the notice of drawing that the US Borrower will reimburse such Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in Canadian Dollars, the applicable Issuing Bank shall notify the US Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Nothing in this Section 2.07(d) shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the US Borrower shall retain any and all rights it may have against any such Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this Section 2.07(d).
(e)    Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, the applicable Issuing Bank shall be deemed to have sold and transferred to each Revolving Lender and each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty (regardless of whether the conditions set forth in Article IV shall have been satisfied), and hereby agrees to irrevocably purchase, from such Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Revolving Percentage of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the US Borrower shall fail for any reason to reimburse any Issuing Bank as provided in Section 2.07(d), such Issuing Bank shall promptly notify each Revolving Lender of the unreimbursed amount of such honored drawing and of such Revolving Lender’s respective participation therein based on such Revolving Lender’s Revolving Percentage. Each Revolving Lender shall pay to the Administrative Agent an amount equal to its respective participation, in Dollars or Canadian Dollars, as the case may be, and in same day funds, in the same manner as provided in Section 2.05(d) and Section 2.18(b) with respect to Loans made by such Revolving Lender (and Section 2.05(d) and Section 2.18(b) shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.07(e)), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the

Administrative Agent of any payment from the US Borrower with respect to a disbursement by an Issuing Bank under a Letter of Credit, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.07(e) to reimburse an Issuing Bank for a drawing under a Letter of Credit shall not constitute a Loan and shall not relieve the US Borrower of its obligation to reimburse such drawing.
(f)    Obligations Absolute. The obligation of the US Borrower to reimburse each Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.07(d), and the obligations of Revolving Lenders under Section 2.07(e), shall be unconditional and irrevocable. Furthermore, any such amounts shall be paid strictly in accordance with the terms hereof under all circumstances, including the following: (i) any Letter of Credit is invalid or unenforceable; (ii) the US Borrower or any Lender has any claim, set-off right, defense or other right against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank, any Lender or any other Person or, in the case of a Lender, against the US Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the US Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein is untrue or inaccurate in any respect; (iv) any Issuing Bank has made a payment under any Letter of Credit upon presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) there has been an adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Group Member; (vi) any party hereto (or thereto) has breached this Agreement or any other Loan Document; (vii) a Default or an Event of Default has occurred and is continuing; (viii) there has been any change in any other term (including the time or manner or place of payment) of all or any of the Obligations in respect of any Letter of Credit, in each case whether or not the US Borrower has knowledge thereof; (ix) there has been an amendment, modification or waiver of, or any consent to departure from, any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the US Borrower has knowledge thereof; (x) there has been an exchange, release, surrender or impairment of any Collateral or other security for the Obligations; or (xi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, has arisen; provided, in each case, that payment by any Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Bank as determined by a court of competent jurisdiction in a final and non-appealable judgment.
(g)    Indemnification. Without duplication of any obligation of any Borrower under Section 9.05, in addition to amounts payable as provided herein, each Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank, other than as a result of (A) the gross negligence or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction in a final and non-appealable judgment or (B) the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.
(h)    Resignation and Removal of Issuing Bank. Any Issuing Bank may resign as an Issuing Bank upon 60 days prior written notice to the Administrative Agent, the Lenders and the US Borrower. Any Issuing Bank may be replaced at any time by written agreement among the US Borrower, the Administrative Agent, the replaced Issuing Bank (provided that no consent will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement obligations with respect thereto outstanding) and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement or resignation shall become effective, each relevant Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) all references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it (or reimbursement obligation with respect thereto) remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit or extend any outstanding Letters of Credit.
(i)    Additional Issuing Banks. The US Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement (and the US Borrower shall specify to the Administrative Agent the initial L/C Commitment of such Lender), subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional issuing bank. Any Lender designated as an issuing bank pursuant to this Section 2.07(i) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to such Lender.
(j)    Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the US Borrower shall be obligated to reimburse each Issuing Bank hereunder for any and all drawings under such Letter of Credit. The US Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted

Subsidiaries inures to the benefit of the US Borrower, and that the US Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
(k)    Change in Law. Notwithstanding any other provision of this Agreement, if (i) any Change in Law shall make it unlawful for any Issuing Bank to issue Letters of Credit denominated in Canadian Dollars, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates that would make it impracticable for any Issuing Bank to issue Letters of Credit denominated Canadian Dollars, then by prompt written notice thereof to the US Borrower and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), such Issuing Bank may declare that Letters of Credit will not thereafter be issued by it in Canadian Dollars, whereupon Canadian Dollars shall be deemed (for the duration of such declaration) not to constitute a permitted currency for purposes of the issuance of Letters of Credit by such Issuing Bank.
(l)    Interim Interest. If an Issuing Bank shall have honored a drawing under a Letter of Credit, then, unless the US Borrower shall reimburse such drawing in full on the date such drawing is made, the unpaid amount thereof shall bear interest, for each day from and including the date such drawing is made to but excluding the date that the US Borrower reimburses such drawing in full, at the rate per annum then applicable to Base Rate Loans; provided that, if the US Borrower fails to reimburse such drawing in full when due pursuant to Section 2.07(d), then Section 2.15(d) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.07(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the US Borrower reimburses the applicable Letter of Credit drawing in full.
(m)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the US Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Required Class Lenders in respect of the Revolving Lenders, treated as a single Class) demanding the deposit of cash collateral pursuant to this paragraph, the US Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the L/C Obligations as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 7.01(f) or Section 7.01(g). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the US Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding the terms of any Security Document, moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for L/C Obligations for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a Required Class Lenders in respect of the Revolving Lenders, treated as a single Class, and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate L/C Obligations of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrowers under this Agreement. If the US Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the US Borrower within three Business Days after all Events of Default have been cured or waived. If the US Borrower is required to provide an amount of Cash Collateral hereunder pursuant to Section 2.11(e), then such amount (to the extent not applied as aforesaid) shall be returned to the US Borrower to the extent that, after giving effect to such return, the Total Revolving Exposure at such time would not exceed the Total Revolving Commitments then in effect and no Default shall have occurred and be continuing.
Section 2.08    Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of the appropriate Revolving Lender the then unpaid principal amount of the applicable Revolving Loans of such Revolving Lender made to such Borrower on the applicable Revolving Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 7.02).
(b)    The US Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of the appropriate Term Lender or the appropriate Swing Line Lender, as the case may be, (i) the principal amount of each Original Term Loan of such Term Lender in installments according to the amortization schedule set forth in Section 2.03(a) (or on such earlier date on which the Loans become due and payable pursuant to Section 7.02), (ii) with respect to any Incremental Term Loan under an Incremental Term Loan Facility, the principal amount of each Incremental Term Loan of the relevant series of Incremental Term Loans according to the relevant repayment schedule agreed to by the Lenders of such Incremental Term Loan pursuant to Section 2.26 (or on such earlier date on which the Loans become due and payable pursuant to Section 7.02), (iii) with respect to any Extended Term Loan, the principal amount of each Extended Term Loan according to the relevant repayment schedule agreed to by the Lender of such Extended Term Loan in the applicable Extension Offer (or such earlier date on which the Loans became due and payable pursuant to Section 7.02), (iv) with respect to any Refinancing Term Loan, the principal amount of each Refinancing Term Loan according to the relevant repayment schedule agreed to by the Lender of such Refinancing Term Loan in the applicable Refinancing Amendment (or such earlier date on which the Loans became due and payable pursuant to Section 7.02) and (v) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender that were made to the US Borrower on the earlier of the fifth Business Day after such Swing Line Loan is made and the last day of the Swing Line Commitment Period (or on such earlier date on which the Loans become due and payable pursuant to Section 7.02); provided that on each date that a US Revolving Borrowing is made, the US Borrower shall repay all Swing Line Loans that were outstanding on such date.

(c)    Lenders’ Evidence of Debt. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of each of the Borrowers to such Lender, including the amounts of the Loans made by it to each Borrower and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the relevant Borrowers, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or the Obligations of each Borrower in respect of any applicable Loans, L/C Borrowings or any other Obligations; provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(d)    Register. The Administrative Agent shall maintain the Register pursuant to Section 9.06(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the denomination of such Loan, the Borrower to which such Loan was made, the Type and Class of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each of the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each of the Borrowers and each Lender’s share thereof. The entries made in the Register shall be conclusive and binding on the Borrowers and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or the Obligations of each Borrower in respect of any Loans. Each Borrower hereby designates the Administrative Agent to serve as such Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.08(d).
(e)    Notes. Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, the relevant Borrower will promptly execute and deliver to such Lender a promissory note of the relevant Borrower evidencing any Term Loans or Revolving Loans, as the case may be, of such Lender, or any Swing Line Loans of the applicable Swing Line Lender, that, in any case, were made to such Borrower, substantially in the forms of Exhibit C-1, Exhibit C-2 or Exhibit C-3, respectively (a “Term Loan Note”, “Revolving Note” or “Swing Line Note”, respectively), with appropriate insertions as to date and principal amount; provided that the obligations of the relevant Borrower in respect of each Loan shall be enforceable in accordance with the Loan Documents whether or not evidenced by any Note.
(f)    Obligations Several. Notwithstanding anything to the contrary, (i) the obligations of the Borrowers (solely in their capacity as Borrowers) under the Loan Documents are several and not joint, (ii) the Borrowers shall not be treated as co-borrowers or co-obligors of any of the Loans and (iii) no Borrower (solely in its capacity as a Borrower) shall be liable for the Obligations of, or liable for any amounts in respect of Loans borrowed by, any other Borrower.
Section 2.09    Fees.
(a)    The US Borrower agrees to pay in Dollars to the Administrative Agent, for the account of each Revolving Lender holding a Revolving Commitment of a given Class, a commitment fee (the “Commitment Fee”) for the period from and including the date on which such Class of Revolving Commitments was established hereunder (which date, for the Original Revolving Commitments, shall be the 2023 Amendment and Restatement Effective Date) to the last day of the Revolving Commitment Period in respect of such Class of Revolving Commitments, computed at the Commitment Fee Rate on the Dollar Equivalent of the average daily unused amount of the Revolving Commitment of such Revolving Lender during the period for which payment is made; provided that, solely for purposes of calculating the Commitment Fee, the amount of outstanding Swing Line Loans shall not be considered usage of the Revolving Commitment. The Commitment Fee shall accrue through and including the last day of each March, June, September and December, commencing on the first of such dates to occur after the 2023 Amendment and Restatement Effective Date, and shall be payable in arrears on the fifteenth day after each such last day and on the Revolving Termination Date.
(b)    The US Borrower agrees to pay in Dollars (i) to the Administrative Agent, for the account of each Revolving Lender, letter of credit fees (the “Letter of Credit Fees”), which shall accrue at the same Applicable Margin for Revolving Loans that are Term Benchmark Loans denominated in Dollars otherwise payable to such Revolving Lender on the Dollar Equivalent of the average aggregate daily maximum amount available to be drawn under all Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) for the period from and including the 2023 Amendment and Restatement Effective Date to but excluding the later of the last day of the Letter of Credit Commitment Period and the date on which such Lender ceases to have any L/C Obligations and (ii) directly to each Issuing Bank, for its own account, a fronting fee, which shall accrue at a rate equal to 0.125% per annum on the Dollar Equivalent of the average aggregate daily maximum amount available to be drawn under all Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) for the period from and including the 2023 Amendment and Restatement Effective Date to but excluding the later of the Letter of Credit Commitment Period and the date on which there ceases to be any L/C Obligations in respect of Letters of Credit issued by such Issuing Bank, as well as such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be. For purposes of computing the Dollar Equivalent of the daily maximum amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the 2023 Amendment and Restatement Effective Date; provided that all such fees shall be payable on the 2023 Revolving Termination Date on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 calendar days after demand.
(c)    The US Borrower agrees to pay to each Arranger the fees in the amounts and on the dates previously agreed to in writing by the US Borrower and such Arranger.

(d)    The US Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the US Borrower and the Administrative Agent.
(e)    All fees payable hereunder shall be paid on the dates due, in immediately funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and Letter of Credit Fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
Section 2.10    Voluntary Prepayments and Commitment Reductions.
(a)    Voluntary Prepayments.
(i)    Any time and from time to time:
(A)    each Borrower may prepay Base Rate Loans on any Business Day in whole or in part (1) in the case of Base Rate Loans (other than Swing Line Loans) denominated in Dollars, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and (2) in the case of Swing Line Loans, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount;
(B)    each Borrower may prepay Term Benchmark Loans and RFR Loans on any Business Day in whole or in part (1) in the case of Term Benchmark Loans or RFR Loans denominated in Dollars, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; (2) in the case of Term Benchmark Loans denominated in Canadian Dollars, in an aggregate minimum amount of C$5,000,000 and integral multiples of C$1,000,000 in excess of that amount; (3) in the case of Term Benchmark Loans denominated in Euros, in an aggregate minimum amount of €5,000,000 and integral multiples of €1,000,000 in excess of that amount; and (4) in the case of RFR Loans denominated in Sterling, in an aggregate minimum amount of £5,000,000 and integral multiples of £1,000,000 in excess of that amount; and
(C)    each Borrower may prepay Canadian Prime Rate Loans on any Business Day in whole or in part in an aggregate minimum amount of C$500,000, and in integral multiples of C$100,000 in excess of that amount.
(ii)    All such prepayments shall be made:
(A)    upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans (other than Swing Line Loans) or Canadian Prime Rate Loans;
(B)    upon not less than three Business Days’ prior written or telephonic notice in the case of Term Benchmark Loans;

(C)    upon not less than five Business Days’ prior written or telephonic notice in the case of RFR Loans; and
(D)    upon written or telephonic notice on the date of prepayment, in the case of Swing Line Loans;
in each case given to the Administrative Agent or the Swing Line Lender, as the case may be, by 12:00 p.m. (Local Time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to the Administrative Agent (and the Administrative Agent will promptly transmit such original notice for Term Loans or Revolving Loans, as the case may be, to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.12(a). The relevant Borrower’s notice may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by the relevant Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(b)    Voluntary Commitment Reductions.
(i)    Each Borrower may, upon not less than three Business Days’ prior written or telephonic notice promptly confirmed by delivery of written notice thereof to the Administrative Agent (which original written notice the Administrative Agent will promptly transmit to each applicable Lender), at any time and from time to time, terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments on a pro rata basis as among the various Classes thereof (in accordance with the respective amounts thereof) in an aggregate amount not to exceed the amount by which the Total Revolving Commitments exceed the Total Revolving Exposure at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.
(ii)    Each Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in such Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Revolving Percentage thereof. Each Borrower’s notice may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

Section 2.11    Mandatory Prepayments and Commitment Reductions.
(a)    Asset Sales. No later than the fifth Business Day following the date of receipt by any Group Member of any Net Cash Proceeds of any Asset Sale of Property of any Group Member (except as otherwise provided in Section 6.04(f)), the US Borrower shall prepay the Term Loans as set forth in Section 2.12(b) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that so long as no Default or Event of Default shall have occurred and be continuing, the US Borrower shall have the option, directly or through one or more of its Restricted Subsidiaries, to invest such Net Cash Proceeds within 365 days of receipt thereof (or 545 days of receipt thereof if the US Borrower or any of its Restricted Subsidiaries enters into a legally binding commitment to invest such Net Cash Proceeds within 365 days of receipt thereof) in assets of the type used in the business of the US Borrower and its Restricted Subsidiaries (as permitted by Section 6.12). In the event that such Net Cash Proceeds are not reinvested by the US Borrower prior to the last day of such 365 day period or 545 day period, as the case may be, the US Borrower shall prepay the Term Loans in an amount equal to such Net Cash Proceeds as set forth in Section 2.12(b) no later than two Business Days after the expiration of such period.
(b)    Recovery Events. No later than the fifth Business Day following the date of receipt by any Group Member, or the Administrative Agent as loss payee, of any Net Cash Proceeds of any Recovery Event, the US Borrower shall prepay the Term Loans as set forth in Section 2.12(b) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that so long as no Default or Event of Default shall have occurred and be continuing, the US Borrower shall have the option, directly or through one or more of its Restricted Subsidiaries to invest such Net Cash Proceeds within 365 days of receipt thereof (or 545 days of receipt thereof if the US Borrower or any of its Restricted Subsidiaries enters into a legally binding commitment to invest such Net Cash Proceeds within 365 days of receipt thereof) in assets of the type used in the business of the US Borrower and its Restricted Subsidiaries (as permitted by Section 6.12), which investment may include the repair, restoration or replacement of the affected assets. In the event that such Net Cash Proceeds are not reinvested by the US Borrower prior to the last day of such 365 day period or 545 day period, as the case may be, the US Borrower shall prepay the Term Loans in an amount equal to such Net Cash Proceeds as set forth in Section 2.12(b) no later than two Business Days after the expiration of such period.
(c)    Issuance of Debt. No later than the date of receipt by any Group Member of any Net Cash Proceeds from the incurrence of any Indebtedness of any Group Member (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.01, except for clause (q)(i) of such Section), the US Borrower shall prepay the Term Loans as set forth in Section 2.12(b) in an aggregate amount equal to 100% of such Net Cash Proceeds. In addition to the foregoing, no later than the date of receipt by any Group Member of any Net Cash Proceeds from the incurrence of any Indebtedness for borrowed money of any Group Member under clause (n)(ii), (r), (s) or (u) of Section 6.01, the US Borrower shall prepay the principal amount of the outstanding Incremental Tranche A-1 Term Loans, if any, as set forth in Section 2.12(b) in an aggregate amount equal to 100% of such Net Cash Proceeds.
(d)    Excess Cash Flow. In the event that there shall be Excess Cash Flow for any fiscal year of the US Borrower (commencing with the fiscal year ending December 31,

2023) in an aggregate amount exceeding $10,000,000, the US Borrower shall, no later than 90 days after the end of such fiscal year, prepay the Term Loans as set forth in Section 2.12(b) in an aggregate amount equal to (i) the Applicable ECF Percentage of the amount by which Excess Cash Flow, if any, for such fiscal year exceeds $10,000,000, minus (ii) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.10(a) during such fiscal year with internally generated cash (excluding (x) repayments of Revolving Loans or Swing Line Loans, except to the extent the Revolving Commitments are permanently reduced on a dollar-for-dollar basis in connection with such repayments, and (y) for the avoidance of doubt, repayments of Loans made with the cash proceeds of any Credit Agreement Refinancing Indebtedness).
(e)    Revolving Loans and Swing Line Loans.
(i)    If on any date (A) any Revolving Lender’s Revolving Exposure as of such date (after giving effect to any concurrent prepayment of Revolving Loans) would exceed such Revolving Lender’s Revolving Commitment then in effect, (B) the aggregate principal amount of the outstanding Swing Line Loans of any Swing Line Lender as of such date (after giving effect to any concurrent prepayment of the Swing Line Loans) would exceed the Swing Line Commitment of such Swing Line Lender then in effect, (C) any Swing Line Lender’s Revolving Exposure as of such date (after giving effect to any concurrent prepayment of Revolving Loans) would exceed such Swing Line Lender’s Revolving Commitment then in effect or (D) the Total Revolving Exposure as of such date (after giving effect to any concurrent prepayment of the Revolving Loans) would exceed the Total Revolving Commitments then in effect, then the US Borrower shall repay on such date the principal of Swing Line Loans and, after all Swing Line Loans have been repaid in full or if no Swing Line Loans are outstanding, the Borrowers shall repay on such date the principal of Revolving Loans, in each case, in the aggregate amount necessary to eliminate such excess. If, after giving effect to the prepayment of all outstanding Swing Line Loans and all outstanding Revolving Loans, the L/C Obligations of any Lender exceeds such Lender’s Revolving Commitment as then in effect, then the US Borrower shall deposit Cash Collateral in accordance with Section 2.07(m) in an aggregate amount equal to such excess.
(ii)    If on any date the Canadian Revolving Exposure (after giving effect to any concurrent prepayment of Canadian Revolving Loans) would exceed $40,000,000, then the Canadian Borrower shall prepay on such date the principal of Canadian Revolving Loans in the aggregate amount necessary to eliminate such excess.
(iii)    If on any date the UK Revolving Exposure (after giving effect to any concurrent prepayment of UK Revolving Loans) would exceed $10,000,000, then the UK Borrower shall prepay on such date the principal of UK Revolving Loans in the aggregate amount necessary to eliminate such excess.
(f)    Prepayment Certificate. Concurrently with any prepayment of the Term Loans pursuant to Section 2.11(a) through Section 2.11(d), the US Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer demonstrating the calculation of the amount of the applicable Net Cash Proceeds or Excess Cash Flow, as the case may be. In the event that the US Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the US Borrower shall promptly make an additional prepayment of the Term Loans in an amount equal to such excess, and the US Borrower shall concurrently therewith deliver to the Administrative Agent a certificate of a Responsible Officer demonstrating the derivation of such excess.
(g)    Notwithstanding any other provisions of this Section 2.11, (i) to the extent that any or all of the Net Cash Proceeds or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being distributed to the US Borrower, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit distribution to any Loan Party (the US Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such distribution), and once any of such affected Net Cash Proceeds or Excess Cash Flow that, in each case, would otherwise be required to be used to prepay Term Loans pursuant to Section 2.11(a) or Section 2.11(d), is permitted under the applicable local law to be distributed to any Loan Party, such distribution will be promptly made and such distributed Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such distribution) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.11 and (ii) to the extent that the US Borrower has determined in good faith that distribution to the US Borrower of any of or all the Net Cash Proceeds or Excess Cash Flow attributable to Foreign Subsidiaries would have adverse tax consequences to the US Borrower and its Restricted Subsidiaries, such Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary.
Section 2.12    Application of Prepayments/Reductions.
(a)    Application of Voluntary Prepayments. Any prepayment of any Class of Loans pursuant to Section 2.10(a) shall be applied as specified by the US Borrower in the applicable notice of prepayment; provided, that such notice shall be consistent with the terms and provisions of this Agreement; provided, further, any payment by a Borrower of Revolving Loans shall be made on a pro rata basis as among the various Classes thereof of the Revolving Loans that were made to such Borrower (in accordance with the respective outstanding principal amounts thereof); provided, further, in the event the US Borrower fails to specify the Class of Loans to which any such prepayment by a Borrower shall be applied, such prepayment shall be applied as follows:
first, in the case of a prepayment by the US Borrower, to repay outstanding Swing Line Loans to the full extent thereof;
second, to repay outstanding Revolving Loans that were made to such Borrower on a pro rata basis as among the various Classes thereof (in accordance with the respective outstanding principal amounts thereof) to the full extent thereof; and

third, in the case of a prepayment by the US Borrower, to prepay the Term Loans on a pro rata basis as among the various Classes thereof (in accordance with the respective outstanding principal amounts thereof), applied to each such Class to reduce the scheduled remaining installments of principal in direct order of maturity.
(b)    Application of Mandatory Prepayments. Any amount required to be paid pursuant to Section 2.11(a) through Section 2.11(d) shall be applied to prepay the Term Loans on a pro rata basis as among the various Classes thereof (in accordance with the respective outstanding principal amounts thereof), and applied to each such Class (i) firstly, to reduce the next eight scheduled remaining installments of principal in direct order of maturity and (ii) secondly, on a pro rata basis to reduce the scheduled remaining installments of principal; provided that any Incremental Term Loans, Extended Term Loans or Refinancing Term Loans may be prepaid on a less (but not greater) than pro rata basis if agreed to by the Lenders holding such Loans; provided further that, if at the time of any required prepayment of the Term Loans pursuant to Section 2.11(a), Section 2.11(b) or Section 2.11(d), the US Borrower has outstanding any Permitted Pari Passu Refinancing Debt that, by its terms, requires the US Borrower to offer to the holders thereof to repurchase or prepay such Permitted Pari Passu Refinancing Debt with the Net Cash Proceeds or Excess Cash Flow that would otherwise be required to so prepay the Term Loans (such Permitted Pari Passu Refinancing Debt required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the US Borrower may apply such Net Cash Proceeds or Excess Cash Flow on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such Net Cash Proceeds allocated to Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would otherwise have been required pursuant to Section 2.11(a) or Section 2.11(b) as applicable, shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness purchased, the declined amount shall promptly (and in any event within three Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. Notwithstanding the foregoing, any amount required to be paid pursuant to the last sentence of Section 2.11(c) shall be applied solely to prepay the outstanding Incremental Tranche A-1 Term Loans, if any, and applied within such Class as set forth in clauses (i) and (ii) of this Section 2.12(b).
(c)    Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event the US Borrower is required to make any mandatory prepayment (other than pursuant to Section 2.11(c)) (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than five Business Days prior to the date (the “Required Prepayment Date”) on which the US Borrower is required to make such mandatory prepayment, the US Borrower shall notify the Administrative Agent of the amount of such mandatory prepayment, and the Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s pro rata share of such mandatory prepayment and, to the extent relating to a Waivable Mandatory Prepayment, such Lender’s option to refuse such amount. Each such Lender may exercise any such option by giving written notice to the US Borrower and the Administrative Agent of its election to do so on or before the third Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the US Borrower and the Administrative Agent of its election to exercise such option on or before the third Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the US Borrower shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied to prepay Term Loans of those Lenders that have elected not to exercise their option to refuse the amount of such Lenders’ pro rata share of such Waivable Mandatory Prepayment and, if any such Lender has elected to exercise its option to refuse the amount of such Lender’s pro rata share of such Waivable Mandatory Prepayment, then (i) the amount of such Waivable Mandatory Prepayment that is prepaid shall be applied to the scheduled installments of principal of the Term Loans of each such Class on a pro rata basis to reduce the scheduled remaining installments of principal and (ii) the amount of such Waivable Mandatory Prepayment that is waived shall be retained by the US Borrower.
(d)    Application of Prepayments of Loans to Base Rate Loans, Canadian Prime Rate Loans and Term Benchmark Loans. Considering each Class of Loans being prepaid separately, and also considering Loans made to each of the Borrowers separately, any prepayment thereof shall be applied first to Base Rate Loans and Canadian Prime Rate Loans to the full extent thereof before application to Term Benchmark Loans, in each case in a manner which minimizes the amount of any payments required to be made by US Borrower pursuant to Section 2.21.
Section 2.13    Conversion and Continuation Options. (a)  Each Borrower (other than the UK Borrower) may elect from time to time to convert a Term Benchmark Borrowing to a different Type of Borrowing by giving the Administrative Agent at least one Business Day’s prior irrevocable notice of such election; provided that any such conversion of a Term Benchmark Borrowing may be made only on the last day of an Interest Period with respect thereto. Each Borrower (other than the UK Borrower) may elect from time to time to convert Base Rate Borrowings or Canadian Prime Rate Borrowings to Term Benchmark Borrowings by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor); provided that no Base Rate Borrowing or Canadian Prime Rate Borrowing under a particular Credit Facility may be converted into a Term Benchmark Borrowing (i) when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Credit Facility. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.
(b)    Each Borrower may elect to continue any Term Benchmark Borrowing as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the definition of “Interest Period”, of the length of the next Interest Period to be applicable to such Loans; provided that if the applicable Borrower shall fail to give any required notice as described above in this Section 2.13(b), then such Borrowing shall be converted automatically on the last day of such then-expiring Interest Period (i) in the case of a Borrowing by the US

Borrower denominated in Dollars, to a Base Rate Borrowing, (ii) in the case of a Borrowing by the US Borrower denominated in Euros, to a Term Benchmark Borrowing with an Interest Period of one month’s duration, (iii) in the case of a Borrowing by the Canadian Borrower denominated in Dollars, to a Base Rate Borrowing, (iv) in the case of a Borrowing by the Canadian Borrower denominated in Canadian Dollars, to a Canadian Prime Rate Borrowing and (v) in the case of a Borrowing by the UK Borrower, to a Term Benchmark Borrowing with an Interest Period of one month’s duration. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. Notwithstanding any contrary provision hereof, (A) no Term Benchmark Borrowing under a particular Credit Facility may be continued as such after the date that is one month prior to the final scheduled termination or maturity date of such Credit Facility and (B) when any Event of Default has occurred and is continuing, (1) no outstanding Borrowing (other than a Borrowing by the UK Borrower) denominated in Dollars may be converted to or continued as a Term Benchmark Borrowing and (2) unless repaid, each Term Benchmark Borrowing (other than a Borrowing by the UK Borrower) denominated in Dollars shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.
(c)    With respect to any conversion or continuation pursuant to this Section 2.13, the applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing hereunder.
(d)    Notwithstanding any other provision of this Section 2.13, (i) no Borrower shall be permitted to (A) change the currency of any Borrowing or (B) convert any Borrowing to a Type not available to such Borrower in such currency as provided in Section 2.05(a)(ii) and (ii) this Section 2.13 shall not apply to Swing Line Borrowings, which may not be converted or continued.
Section 2.14    Minimum Amounts and Maximum Number of Term Benchmark Borrowings and RFR Borrowings. Notwithstanding anything to the contrary in this Agreement, all Borrowings, conversions, continuations and optional prepayments of Term Benchmark Loans and RFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans or RFR Loans comprising each Term Benchmark Borrowing or RFR Borrowing, as applicable, shall be equal to (i) if denominated in Dollars, $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (ii) if denominated in Canadian Dollars, C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof, (iii) if denominated in Euros, €5,000,000 or a whole multiple of €1,000,000 in excess thereof and (iv) if denominated in Sterling, £5,000,000 or a whole multiple of £1,000,000 in excess thereof and (b) no more than 15 Term Benchmark Borrowings and RFR Borrowings, collectively, shall be outstanding at any one time.
Section 2.15    Interest Rates and Payment Dates. (a)  Each Term Benchmark Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the ~~CDO~~Adjusted Term CORRA Rate, as applicable, determined for such Interest Period plus the Applicable Margin in effect for such day. Each RFR Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin in effect for such day.
(b)    Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.
(c)    Each Canadian Prime Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Canadian Prime Rate in effect for such day plus the Applicable Margin in effect for such day.
(d)    (i) Automatically, after the occurrence and during the continuance of an Event of Default described in Section 7.01(a), Section 7.01(f) or Section 7.01(g) and (ii) after notice to the US Borrower from the Administrative Agent acting at the direction of the Required Lenders, after the occurrence and during the continuance of any other Event of Default, in each case of clauses (i) and (ii) from the date of such Event of Default or, if later, the date specified in any such notice until such Event of Default is cured or waived, each Borrower shall pay interest on past due amounts owing by it hereunder at a rate per annum at all times, after as well as before judgment, equal to (x) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.15(a), Section 2.15(b) or Section 2.15(c), as applicable, plus 2.00% per annum and (y) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate that would be applicable to Base Rate Loans (or, in the case of amounts owed by the Canadian Borrower and denominated in Canadian Dollars, Canadian Prime Rate Loans) under the Original Revolving Facility plus 2.00% per annum.
(e)    Interest shall be due and payable by each Borrower with respect to Loans made to such Borrower in arrears on each Interest Payment Date; provided that (i) interest accruing pursuant to Section 2.15(d) shall be due and payable upon demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Loan that is a Canadian Prime Rate Loan or a Base Rate Loan prior to the end of the Revolving Commitment Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(f)    All computations of interest for Base Rate Loans determined by reference to the “Prime Rate” and for Canadian Prime Rate Loans ~~determined by reference to clause (a) of the definition thereof~~, as well as for all UK Revolving Loans denominated in Sterling and Term Benchmark Loans bearing interest based on the ~~CDO~~Adjusted Term CORRA Rate, shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan or L/C Borrowing for the day on which the Loan or L/C Borrowing is made, and shall not accrue on a Loan or L/C Borrowing, or any portion thereof, for the day on which the Loan or L/C Borrowing, or such portion thereof, is paid; provided that any Loan or L/C Borrowing that is repaid on the same day on which it is made shall bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(g)     For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day, 365-day or 366-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
(h)    Without limiting Section 9.18, if any provision of this Agreement would oblige the Canadian Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by applicable law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Lender of “interest” at a “criminal rate”.
(i)    In the event that any financial statements delivered under Section 5.01(a) or Section 5.01(b), or any Compliance Certificate delivered under Section 5.02(b), shall prove to have been materially inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Consolidated Total Leverage Ratio), then, if such inaccuracy is discovered prior to the termination of the Commitments and the repayment in full of the principal of all Loans and the reduction of the L/C Obligations to zero, the Borrowers shall pay to the Administrative Agent, for distribution to the Lenders and the Issuing Banks (or former Lenders and Issuing Banks) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such misstatement.
Section 2.16    Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to perform any of its obligations hereunder (including, in the case of an Issuing Bank, to issue or maintain any Letter of Credit) or to make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the ~~CDO~~Adjusted Term CORRA Rate or any Adjusted Daily Simple RFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such

Lender to the US Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Term Benchmark Loans or RFR Loans in the affected currency or currencies or, in the case of Term Benchmark Loans denominated in Dollars or Canadian Dollars, to convert Base Rate Loans or Canadian Prime Rate Loans to Term Benchmark Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans ~~or Canadian Prime Rate Loans~~ the interest rate on which is determined by reference to the Adjusted Term SOFR Rate ~~or the CDO Rate~~ component of the Base Rate ~~or the Canadian Prime Rate, as applicable~~, the interest rate on such Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to such Adjusted Term SOFR Rate ~~or CDO Rate~~ component, in each case until such Lender notifies the Administrative Agent and the US Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) each Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (1) with respect to Term Benchmark Loans that are denominated in Dollars, prepay or, if applicable and except in the case of Term Benchmark Loans made to the UK Borrower, convert all such Term Benchmark Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans, (2) with respect to Term Benchmark Loans that are denominated in Canadian Dollars, prepay or, if applicable, convert all such Term Benchmark Loans of such Lender to Canadian Prime Rate Loans ~~(the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the CDO Rate component of the Canadian Prime Rate)~~, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and (3) with respect to Term Benchmark Loans or RFR Loans denominated in Euros or Sterling (as well as Term Benchmark Loans made to the UK Borrower that are denominated in Dollars), prepay all such Loans of such Lender, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans, (B) to the extent applicable to an Issuing Bank, each Borrower will Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit issued to such Borrower to the extent not otherwise Cash Collateralized, (C) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Term SOFR Rate ~~or the CDO Rate~~, the Administrative Agent shall during the period of such suspension compute the Base Rate ~~or Canadian Prime Rate~~ applicable to such Lender without reference to the Adjusted Term SOFR Rate ~~or CDO Rate component thereof~~ until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Term SOFR Rate ~~or the CDO Rate, as applicable~~, and (D) each Borrower shall take all other reasonable actions requested by such Lender to mitigate or avoid such illegality. Upon any such prepayment or conversion, each Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.17    Inability to Determine Interest Rate. (a) Subject to paragraph (b), (c), (d), (e) and (f) of this Section 2.17, if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the ~~CDO~~Adjusted Term CORRA Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the ~~CDO~~Adjusted Term CORRA Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the US Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the US Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new notice in accordance with the terms of Section 2.13 (an “Interest Election Notice”) or a new Borrowing Notice in accordance with the terms of Section 2.05, (A) for Loans denominated in Dollars (other than Loans made to the UK Borrower), any Interest Election Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Notice that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Notice or a Borrowing Notice, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.17(a)(i) or Section 2.17(a)(ii) above or (y) a Base Rate Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.17(a)(i) or Section 2.17(a)(ii) above, (B) for Loans denominated in Canadian Dollars, any Interest Election Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Notice that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Notice or a Borrowing Notice, as applicable, for a Canadian Prime Rate Borrowing and (C) for Loans denominated in an Alternative Currency (other than Canadian Dollars) and Loans denominated in Dollars that are made to the UK Borrower, any Interest Election Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Notice that requests a Term

Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the US Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.17(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the US Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Notice in accordance with the terms of Section 2.13 or a new Borrowing Notice in accordance with the terms of Section 2.05, (A) for Loans denominated in Dollars (other than Loans made to the UK Borrower), (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.17(a)(i) or Section 2.17(a)(ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.17(a)(i) or Section 2.17(a)(ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan, (B) for Loans denominated in Canadian Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent, and shall constitute, a Canadian Prime Rate Loan, (C) for Loans denominated in an Alternative Currency (other than Canadian Dollars), (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the applicable Borrower’s election prior to such day: (x) be prepaid in full by the applicable Borrower on such day or (y) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the applicable Borrower’s election, shall either (x) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (y) be prepaid in full immediately, and (D) for Loans denominated in Dollars made to the UK Borrower, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, be prepaid in full.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
~~(c)~~    (i)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(ii)    Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this Section 2.17(c)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the US Borrower a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.
(d)    The Administrative Agent will promptly notify the US Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.17(e) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.17.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the ~~CDO~~Adjusted Term CORRA Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the US Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for a borrowing of, conversion to or continuation of a Term Benchmark Borrowing or RFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) the applicable Borrower (other than the UK Borrower) will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, (ii) the applicable Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Canadian Dollars into a request for a Borrowing of or conversion to a Canadian Prime Rate Borrowing or (iii) any request for any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency (other than Canadian Dollars) or any Term Benchmark Borrowing denominated in Dollars to be made by the UK Borrower, in each case, shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate or the Canadian Prime Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate or the Canadian Prime Rate, as the case may be. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the US Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.17, (i) for Loans denominated in Dollars (other than

Loans denominated in Dollars made to the UK Borrower), (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan, (ii) for Loans denominated in Canadian Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, a Canadian Prime Rate Borrowing, (iii) for Loans denominated in an Alternative Currency (other than Canadian Dollars), (A) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the applicable Borrower’s election prior to such day, (1) be prepaid in full by the applicable Borrower on such day or (2) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (B) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the applicable Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (2) be prepaid in full immediately, and (iv) for Loans denominated in Dollars made to the UK Borrower, any Term Benchmark Loan shall be prepaid in full on the last day of the Interest Period applicable to such Loan.
Section 2.18    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Persons to which such payment is owed, at the Payment Office, in Dollars and in immediately available funds prior to 12:00 p.m. (Local Time) on the date specified herein; provided, however, that, except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans and L/C Borrowings denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Persons to which such payment is owed, at the applicable Payment Office in such Alternative Currency and in immediately available funds not later than the Applicable Time specified by the

Administrative Agent on the dates specified herein; provided further, however, that payments pursuant to other Loan Documents shall be made to the Persons specified therein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any applicable law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. Any payment made by a Borrower hereunder that is received by the Administrative Agent (i) after 12:00 p.m. (Local Time), in the case of payments required to be made in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments required to be made in an Alternative Currency, in either case, on any Business Day shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. The Administrative Agent shall distribute such payments to the Lenders by wire transfer promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(b)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 or Section 2.05, as applicable, and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the relevant Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the relevant Borrower, the interest rate applicable to Base Rate Loans. If the relevant Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the relevant Borrower the amount of such interest paid by the relevant Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(c)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the relevant Borrower will not make such payment, the Administrative Agent may assume that the relevant Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 9.05(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.05(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.05(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. Each Lender, at its option, may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

Section 2.19    Increased Costs; Capital Adequacy.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted EURIBO Rate or the Adjusted Term CORRA Rate) or any Issuing Bank;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its Loans, Loan principal, Letters of Credit, Commitments or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to materially increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon the request of such Lender, Issuing Bank or other Recipient, the relevant Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. If any Lender or Issuing Bank becomes entitled to claim any additional amounts pursuant to this Section 2.19, it shall promptly notify the relevant Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
(b)    If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time after submission by such Lender or Issuing Bank to the relevant Borrower (with a copy to the Administrative Agent) of a written request therefor the relevant Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 2.19(a) or Section 2.19(b) and delivered to the relevant Borrower (with a copy to the Administrative Agent), shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.19 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the relevant Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.19 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the relevant Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    The obligations of each Borrower pursuant to this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.20    Taxes.
(a)    Defined Terms. For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Exclusion to Tax Gross-Up. A payment shall not be increased under paragraph (b) above by reason of a UK Tax Deduction, if on the date on which the payment falls due:
(i)    the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority;
(ii)    the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and (A) an officer of HMRC has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA 2007 which relates to the payment and that Lender has received from the UK Borrower a certified copy of that Direction and (B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made,
(iii)    the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and (A) the relevant Lender has not given a UK Tax Confirmation to the UK Borrower and (B) the payment could have been made to the relevant Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the UK Borrower, on the basis that the UK Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA 2007; or
(iv)    the relevant Lender is a UK Treaty Lender and the UK Borrower making the payment (or a Loan Party making a payment on account of an obligation of the UK Borrower) is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.20(j)(i), (ii) or (iii) below, as applicable.
(d)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(e)    Indemnification by the Loan Parties. The UK Borrower, the Canadian Borrower and each of the Foreign Subsidiary Guarantors (with respect to the Obligations of the UK Borrower and the Canadian Borrower), and the US Borrower and each of the Domestic Subsidiary Guarantors (with respect to the Obligations of each of the Borrowers), shall, in each case, indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that this Section 2.20(e) shall not apply to the extent such Taxes are compensated for by an increased payment under Section 2.20(b) or would have been compensated for by an increased payment under Section 2.20(b) but were not so compensated solely because one of the exclusions set forth in Section 2.20(c) applied. A certificate as to the amount of such payment or liability (together with a reasonable explanation thereof) delivered to the US Borrower by a Lender or Agent (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error.
(f)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.20(f).
(g)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent (A) where that payment is in connection with a UK Tax Deduction, a statement under section 975 of the ITA 2007 or other evidence reasonably satisfactory to such Recipient that the UK Tax Deduction has been made or (as applicable) any appropriate payment paid to HMRC, or (B) in any other case, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(h)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any other Loan Document (other than a UK Treaty Lender with respect to any UK Tax Deduction imposed on payments made by the UK Borrower, as to which, see paragraph (j) below) shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by a Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by a Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by a Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(h)(ii)(A), Section 2.20(h)(ii)(B) and Section 2.20(h)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a US Person shall deliver to the US Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the US Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from US federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the US Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI or W-8EXP;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the US Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a US Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the US Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the US Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Recipient under any Loan Document would be subject to withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the US Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the US Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the US Borrower or the Administrative Agent as may be necessary for each Loan Party and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(h)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the US Borrower and the Administrative Agent in writing of its legal inability to do so.
(i)    JPMorgan Chase Bank, N.A., as the Administrative Agent, and any successor or supplemental Administrative Agent shall deliver to the US Borrower, on or prior to the date on which it becomes the Administrative Agent under this Agreement, a duly completed and executed IRS Form W-9.

(j)    Additional United Kingdom Withholding Tax Matters.
(i)    Subject to paragraph (ii) below, each UK Treaty Lender and the UK Borrower which makes a payment to which that UK Treaty Lender is entitled (or any Loan Party making a payment to that UK Treaty Lender on account of an obligation of the UK Borrower) shall cooperate in completing any procedural formalities necessary for that UK Borrower (or any Loan Party making a payment to that UK Treaty Lender on account of an obligation of the UK Borrower) to obtain authorization to make such payment without a UK Tax Deduction.
(ii)
(A)    A UK Treaty Lender which becomes a Lender hereunder on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport Scheme and wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Annex B-2; and
(B)    a UK Treaty Lender which becomes a Lender hereunder after the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport Scheme and wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence in the Assignment and Assumption or otherwise in writing to the UK Borrower within 15 days of it becoming a party to this Agreement, and having done so, such UK Treaty Lender shall be under no obligation pursuant to paragraph (j)(i) above.
(iii)    If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (j)(ii) above and:
(A)    the UK Borrower has not made a Borrower DTTP Filing in respect of that Lender; or
(B)    the UK Borrower has made a Borrower DTTP Filing in respect of that Lender but:
(X)    such Borrower DTTP Filing has been rejected by HMRC; or
(Y)    HMRC has not given the UK Borrower authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the Borrower DTTP Filing, and in each case, the UK Borrower has notified that UK Treaty Lender in writing of either (A) or (B) above, then such UK Treaty Lender and the UK Borrower shall co-

operate in completing any additional procedural formalities necessary for the UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.
(iv)    If a UK Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (j)(ii) above, the UK Borrower shall not make a Borrower DTTP Filing or file any other form relating to the HM Revenue & Custom DT Treaty Passport Scheme in respect of that UK Treaty Lender's Commitment(s) or its participation in any Loan unless the UK Treaty Lender otherwise agrees.
(v)    The UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant UK Treaty Lender.
(vi)    A UK Non-Bank Lender shall promptly notify the UK Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.
(vii)    Lender Status Confirmation. Each Revolving Lender which becomes a party to this Agreement after the date of this Agreement shall indicate in the relevant Assignment and Assumption which it executes on becoming a party (or in such other documentation which it executes on becoming a “Lender”), and for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls in: (i) not a UK Qualifying Lender; (ii) a UK Qualifying Lender (other than a UK Treaty Lender); or (iii) a UK Treaty Lender. If such Lender fails to indicate its status in accordance with this paragraph (vii) then such Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the UK Borrower). For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this paragraph (vii).
(viii)    The UK Borrower shall promptly upon becoming aware that it must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Revolving Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Revolving Lender. If the Administrative Agent receives such notification from a Revolving Lender it shall notify the UK Borrower
(k)    Treatment of Certain Refunds. If any party determines in its sole discretion exercised in good faith, that it has received a refund (for this purpose, including credits in lieu of a refund) of any Taxes as to which it has been indemnified by a Loan Party pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any Taxes payable in respect of such interest). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.20(k) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.20(k) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.20(k) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.20(k) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(l)    Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.21    Breakage Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked in accordance with the applicable provision hereof and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Borrower pursuant to Section 2.25 or (v) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the US Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked in accordance with the applicable provision hereof and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the

Interest Payment Date applicable thereto as a result of a request by any Borrower pursuant to Section 2.25 or (iv) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the US Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.22    Pro Rata Treatment.
(a)    Each Borrowing of Term Loans of a given Class by the US Borrower and any reduction of the Term Loan Commitments of a given Class shall be allocated pro rata as among the Lenders of such Class in accordance with their respective Term Loan Commitments with respect to such Class. Each Borrowing of Revolving Loans by a Borrower, each payment by a Borrower on account of any Commitment Fee or any Letter of Credit Fee and any reduction of the Revolving Commitments of the Lenders shall be allocated pro rata as among the various Classes of Revolving Commitments and as among the Lenders of each Class of Revolving Commitments in accordance with their respective Revolving Commitments with respect to such Class and with respect to such Borrower (or, if such Revolving Commitments shall have expired or been terminated, in accordance with the Revolving Commitments as in effect immediately prior to such expiration or termination).
(b)    Each repayment by the US Borrower in respect of principal or interest on the Term Loans and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders entitled thereto pro rata in accordance with the respective amounts then due and owing to such Lenders. Each voluntary prepayment by the US Borrower of a Borrowing under a Class of Term Loans shall be applied to the amounts of such obligations owing to the Term Lenders of such Class pro rata in accordance with the respective amounts then due and owing to the Term Lenders of such Class (unless such payment is made in accordance with Section 9.06(g), in which case it shall be made in accordance with such Section). Each mandatory prepayment by the US Borrower of a Borrowing of Term Loans shall be applied pro rata in accordance with the respective principal amounts of the outstanding Term Loans of all Classes then held by the Term Lenders (unless a given Class of Term Loans has elected to receive a lesser allocation). Each payment (including each prepayment) by a Borrower in respect of principal or interest on the Revolving Loans shall be made pro rata in accordance with the respective principal amounts of the outstanding Revolving Loans that were made to such Borrower then held by the Revolving Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Bank that issued such Letter of Credit subject to Section 2.07(e).
(c)    The application of any payment of Loans under any Credit Facility shall be made, first, to Base Rate Loans and Canadian Prime Rate Loans under such Credit Facility and, second, to Term Benchmark Loans under such Credit Facility. Each payment of the Loans (except for any payment of Revolving Loans that are Base Rate Loans that does not result in

Payment in Full) shall be accompanied by accrued interest to the date of such payment on the amount paid.
Section 2.23    Cash Collateral.
(a)    Defaulting Lender. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the US Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.24(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b)    Grant of Security Interest. The US Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first-priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to Section 2.23(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the US Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.23 or Section 2.24 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.23 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.24, the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
Section 2.24    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.01(a) and the definitions of “Required Lenders” and “Required Class Lenders”.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.07 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or any Swing Line Lender hereunder; third, to Cash Collateralize each Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.23; fourth, as the relevant Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the relevant Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.23; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or any Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the relevant Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders of the same Class as such Defaulting Lender on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Credit Facility without giving effect to Section 2.24(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a

Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.23.
(C)    With respect to any Commitment Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to Section 2.24(a)(iii)(A) or Section 2.24(a)(iii)(B) above, the US Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.24(a)(iv), (y) pay to each Issuing Bank and each Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. So long as no Event of Default has occurred and is continuing, all or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders of the same Class as such Defaulting Lender in accordance with their respective Revolving Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral; Repayment of Swing Line Loans. If the reallocation described in Section 2.24(a)(iv) cannot, or can only partially, be effected, the US Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.23.

(b)    Defaulting Lender Cure. If the US Borrower, the Administrative Agent, each Swing Line Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (and, to the extent applicable, pay any amounts of the type specified in Section 2.21 that would result from such purchases) or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Swing Line Loans and Letters of Credit. So long as any Lender is a Defaulting Lender, (i) no Swing Line Lender shall be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. In addition, in the event that (x) any direct or indirect parent of a Revolving Lender has become the subject of a proceeding under any Debtor Relief Law or of a Bail-In Action following 2023 Amendment and Restatement Effective Date and for so long as such proceeding or Bail-In Action shall continue or (y) any Swing Line Lender or Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swing Line Lender shall not be required to fund any Swing Line Loan, and such Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless such Swing Line Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the US Borrower or the applicable Revolving Lender satisfactory to such Swing Line Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Revolving Lender hereunder.
Section 2.25    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.19, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Recipient or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall (at the request of the relevant Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.19 or Section 2.20, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The relevant Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.19, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Recipient or any Governmental Authority for the account of any Lender pursuant to Section 2.20 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.25(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the relevant Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.19 or Section 2.20) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that each Lender hereby grants to the Borrowers an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Assumption necessary to effectuate any assignment in full of such Lender’s interests hereunder and the relevant Borrower shall notify the Administrative Agent in advance of any exercise of such power of attorney; provided, further, that:
(i)    the relevant Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.06;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Borrowings and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.21) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the US Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.

(c)    Termination of Defaulting Lenders. The US Borrower may terminate the unused amount of the Commitment of any Revolving Lender that is a Defaulting Lender upon not less than five Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.24(a)(ii) will apply to all amounts thereafter paid by the relevant Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim any Borrower, the Administrative Agent, any Issuing Bank, any Swing Line Lender or any Lender may have against such Defaulting Lender.
Section 2.26    Incremental Credit Extensions.
(a)    Incremental Commitments. The US Borrower may at any time or from time to time after the Amendment ~~Period Termination~~No. 5 Effective Date (but prior to the Latest Maturity Date), by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) (an “Incremental Loan Request”), request (i) the establishment of one or more new term loan commitments, which may be in the same Credit Facility as any outstanding Term Loans of an existing Class of Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (ii) one or more increases in the amount of the Revolving Commitments of an existing Class of Revolving Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new revolving commitments (any such new revolving commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Commitments”; the Incremental Revolving Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”) in an aggregate principal amount not to exceed, as of any date of determination, ~~the~~(x) an amount not to exceed the aggregate principal amount of Senior Notes redeemed or otherwise refinanced with the proceeds of such Incremental Commitments (together with unpaid accrued interest and premium in respect of such Senior Notes plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such redemption or refinancing or such Incremental Commitments); provided that (I) any Incremental Commitments incurred under this clause (x) shall take the form of Incremental Term Commitments and (II) for the avoidance of doubt, 100% of the proceeds of any loans made under any such Incremental Term Commitments shall be applied substantially concurrently with the making of such loans, after giving effect to any applicable redemption period (provided that, during the pendency of such redemption period, such proceeds are deposited with the trustee under the Senior Notes Indenture or held by the US Borrower in a segregated deposit account), to redeem or otherwise refinance Senior Notes (and to pay unpaid accrued interest and premium in respect of such Senior Notes plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such redemption or refinancing or such Incremental Commitments), plus (y) the sum of (A) the greater of (i) $~~150,000,000~~100,000,000 and (ii) ~~75~~50% of Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to the applicable date of determination less the aggregate principal amount of Incremental Equivalent Indebtedness incurred pursuant to clause (ii)(A) of Section 6.01(r) at or prior to such time (any amounts incurred under this clause (A), the “Fixed Incremental Component”), plus (B) the aggregate amount of voluntary prepayments of Term

Loans made pursuant to Section 2.10(a), Incremental Term Loans made pursuant to Section 2.26(b) and Incremental Equivalent Indebtedness that ranks pari passu in right of security with the Loans, and prepayments of Revolving Loans and Incremental Revolving Loans made in connection with a permanent repayment and termination of corresponding Revolving Commitments and Incremental Revolving Commitments prior to such time (in each case, other than any such voluntary prepayments made with the proceeds of Indebtedness) less the aggregate principal amount (without duplication) of Incremental Equivalent Indebtedness incurred pursuant to clause (ii)(B) of Section 6.01(r) at or prior to such time, plus (C) additional amounts so long as the Consolidated First Lien Net Leverage Ratio, determined on a pro forma basis as of the last day of the most recently ended Test Period, as if any Incremental Term Loans or Incremental Revolving Loans, as applicable, available under such Incremental Commitments had been outstanding on the last day of such period (but without giving effect to any amount incurred simultaneously under the immediately preceding clauses (A) and (B)), and, in each case, with respect to any Incremental Revolving Commitment, assuming a borrowing of the maximum amount of Loans available thereunder, does not exceed ~~2.50~~2.25:1.00; provided that, to the extent the proceeds of any Incremental Term Loans or Incremental Term Commitments are intended to be applied to finance a Limited Condition ~~Acquisition~~Transaction, the Consolidated First Lien Net Leverage Ratio shall be tested in accordance with Section 1.08(c) (any amounts incurred under this clause (C), the “Incremental Incurrence-Based Component”) (it being understood that any amounts incurred under the Fixed Incremental Component that is concurrently incurred with, or is incurred in a single transaction or series of related transactions with, any amount incurred under the Incremental Incurrence-Based Component, shall not count as Indebtedness for the purposes of calculating the applicable Consolidated First Lien Net Leverage Ratio under this clause (C)). Notwithstanding anything herein to the contrary, no Incremental Amendment shall increase the Dollar Equivalent of the aggregate principal amount of the Revolving Loans that may be made to (1) the Canadian Borrower to an amount in excess of $40,000,000 and (2) the UK Borrower to an amount in excess of $10,000,000, unless the nominal principal amount of the Goderich Mine Mortgage is increased by an amount equal to such Dollar Equivalent increase plus 20% of such Dollar Equivalent increase.
(b)    Incremental Loans. Any Incremental Commitments effected through the establishment of one or more new revolving commitments or new term loan commitments made on an Incremental Facility Closing Date shall be designated for all purposes of this Agreement as either (x) a new Class of Incremental Commitments or (y) an increase to an existing Class of Commitments. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected through the establishment of one or more new term loan commitments (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.26, (i) each Incremental Term Lender of such Class shall make a Loan to the US Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Commitments of any Class are effected through the establishment of one or more new revolving commitments (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.26, (i) each Incremental Revolving Lender of such Class shall make its Incremental Revolving Commitment available to the US Borrower (when borrowed, an “Incremental Revolving Loan” and, collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Commitment of such Class and (ii) each Incremental Revolving Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto. Notwithstanding the foregoing, any Incremental Loans may only be treated as part of the same Class as any other Loans if such Incremental Loans are fungible for United States federal income tax purposes with such other Loans.
(c)    Incremental Loan Request. Each Incremental Loan Request from the US Borrower pursuant to this Section 2.26 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Commitments. Incremental Term Loans may be made, and Incremental Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the US Borrower have any obligation to approach any existing Lenders to provide any Incremental Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such Incremental Commitment, an “Incremental Revolving Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent, each Swing Line Lender and each Issuing Bank shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases to the extent such consent, if any, would be required under Section 9.06(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Lender or Additional Lender.
(d)    Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:
(i)    subject to Section 1.08(c), (x) if the proceeds of such Incremental Commitments are being used to finance a Limited Condition ~~Acquisition~~Transaction, no Event of Default under Section 7.01(a), Section 7.01(f) or Section 7.01(g) shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments, or (y) if otherwise, no Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments;
(ii)    subject to Section 1.08(c), after giving effect to such Incremental Commitments, the conditions of Section 4.02(a) shall be satisfied (it being understood that all references to “such date” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment); provided that, if the proceeds of any Incremental Term Commitments are being used to finance a Limited Condition ~~Acquisition~~Transaction, (x) the reference in Section 4.02(a) to the accuracy of the representations and warranties shall refer to the accuracy of (1) the representations and warranties that would constitute customary “specified representations” and (2) the representations and warranties in the relevant acquisition agreement governing such Limited Condition ~~Acquisition~~Transaction, the breach of which would permit the buyer to terminate its obligations thereunder or decline to consummate such Limited Condition ~~Acquisition~~Transaction, and (y) the reference to “Material Adverse Effect” in the “specified representations” shall be understood for this purpose to refer to “Material Adverse Effect” or similar definition as defined in relevant acquisition agreement governing such Limited Condition ~~Acquisition~~Transaction;
(iii)    after giving pro forma effect to the applicable Incremental Amendment and the Incremental Commitments and Incremental Loans thereunder (including the use of proceeds thereof), the US Borrower shall be in pro forma compliance with the covenants set forth in Section 6.13, recomputed as of the last day of the most recently ended Test Period (it being understood that if no Test Period cited in Section 6.13 has passed, the covenants in Section 6.13 for the first Test Period cited in Section 6.13 shall be satisfied as of the last day of the most recently ended four-fiscal-quarter period ended on or prior to such designation), in each case, (x) with respect to any Incremental Revolving Commitment, assuming a borrowing of the maximum amount of Loans available thereunder, and (y) without netting the cash proceeds of any such Incremental Loans;
(iv)    each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.26(a)) and each Incremental Revolving Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.26(a));
(v)    to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received (A) customary legal opinions addressed to the Administrative Agent and the Lenders, board resolutions and officers’ certificates consistent with those delivered on the 2023 Amendment and Restatement Effective Date other than changes to such legal opinion resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements, as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Foreign Guarantee Agreement, the Brazilian Foreign Guarantee Agreement and the Security Documents and the perfection and priority of the Liens under the Security Documents are preserved and maintained; and
(vi)    such other conditions as the US Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent shall agree.

(e)    Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Commitments, as the case may be, of any Class shall be as agreed between the US Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to the Term Loans or Revolving Commitments, as applicable, existing on the Incremental Facility Closing Date, shall be reasonably satisfactory to Administrative Agent (provided that (x) the terms of any Incremental Term Loans and Incremental Term Commitments established pursuant to a Term Loan Increase shall be identical to the terms of the Term Loans of the applicable Class being so increased and (y) the terms of any Incremental Revolving Loans and Incremental Revolving Commitments established pursuant to a Revolving Commitment Increase shall be identical to the terms of the Revolving Loans and Revolving Commitments of the applicable Class being so increased). In any event:
(i)    the Incremental Term Loans:
(A)    shall rank pari passu in right of payment and of security with the Revolving Loans and the Term Loans;
(B)    shall not mature earlier than the Latest Maturity Date of any Loans or Commitments outstanding at the time of incurrence of such Incremental Term Loans;
(C)    shall have ~~a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of any Term Loans outstanding at the time of incurrence of~~not greater than customary annual amortization for term loans of the same type as such Incremental Term Loans, as may be determined in good faith by the US Borrower and the Administrative Agent;
(D)    subject to Section 2.26(e)(i)(B) and Section 2.26(e)(i)(C) above and Section 2.26(e)(iii) below, shall have an applicable rate and amortization determined by the US Borrower and the applicable Incremental Term Lenders; and
(E)    may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment;
(ii)    the Incremental Revolving Commitments and Incremental Revolving Loans shall be identical to the Revolving Commitments and the Revolving Loans, other than as to their Maturity Date and as set forth in this Section 2.26(e)(ii); provided that, notwithstanding anything to the contrary in this Section 2.26 or otherwise:
(A)    any such Incremental Revolving Commitments or Incremental Revolving Loans shall rank pari passu in right of payment and of security with the Revolving Loans and the Term Loans;

(B)    any such Incremental Revolving Commitments or Incremental Revolving Loans shall not mature earlier than the Latest Maturity Date of any Loans or Commitments outstanding at the time of incurrence of such Incremental Revolving Commitments;
(C)    the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Commitments (and related outstandings), (2) repayments required upon the maturity date of the Incremental Revolving Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to Section 2.26(e)(ii)(E) below)) of Loans with respect to Incremental Revolving Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Commitments on the Incremental Facility Closing Date;
(D)    all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments in accordance with their Revolving Percentage on the Incremental Facility Closing Date; and
(E)    the permanent repayment of Revolving Loans with respect to, and termination of, Incremental Revolving Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Commitments on the Incremental Facility Closing Date, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class;
(iii)    subject to the foregoing, the amortization schedule applicable to any Incremental Term Loans and the All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Loans of each Class shall be determined by the US Borrower and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Loans under Incremental Term Commitments or Incremental Revolving Commitments, if the All-In Yield applicable to such Incremental Term Loans or Incremental Revolving Loans shall be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to any existing Class of Term Loans or Revolving Loans, as applicable, by more than 50 basis points per annum (the amount of such excess, the “Yield Differential”), then the interest rate (together with, as provided in the proviso below, the Floor) with respect to each such existing Class of Term Loans or Revolving Loans, as applicable, shall be increased by the applicable Yield Differential; provided, further, that, if any Incremental Term Loans or Incremental Revolving Loans, as applicable, include a Floor that is greater than the Floor applicable to any existing Class of Term Loans or Revolving Loans, as applicable, such differential between Floors shall be included in the calculation of All-In Yield for purposes of this clause (iii), but only to the extent an increase in the Floor applicable to the existing Class of Term Loans or Revolving Loans, as applicable, would cause an increase in the interest rate then in effect thereunder, and in such case the Floors (but not the applicable rate) applicable to such existing Class of Term Loans and Revolving Loans, as applicable, shall be increased to the extent of such differential between Floors; and
(iv)    the establishment of Incremental Commitments and Incremental Loans shall be subject to the limitations set forth in the last sentence of the definition of “Class”.
(f)    Incremental Amendment.
(i)    Incremental Term Commitments and Incremental Revolving Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, amendments to the other Loan Documents, executed by the US Borrower, each Incremental Lender providing such Commitments and the Administrative Agent, as applicable. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the US Borrower, to effect the provisions of this Section 2.26. The US Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Commitments unless it so agrees.
(ii)    The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or Commitments made or established pursuant to this Section 2.26 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the US Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.26, including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Incremental Term Loans to be fungible for United States Federal income tax purposes with the another Class of Term Loans, which shall include any amendments that do not reduce the ratable amortization received by each Lender thereunder.
(g)    Reallocation of Revolving Exposure. Upon any Incremental Facility Closing Date on which a Revolving Commitment Increase is effected pursuant to this Section 2.26, (i) each of the existing Revolving Lenders of the applicable Class shall assign to each of the Incremental Revolving Lenders in respect of such Revolving Commitment Increase, and each of such Incremental Revolving Lenders shall purchase from each of such existing Revolving Lenders, at the principal amount thereof, such interests in the Revolving Loans of such Class outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders of such Class and Incremental Revolving Lenders in respect of such Revolving Commitment Increase ratably in accordance with their Revolving Commitments after giving effect to such Revolving Commitment Increase, (ii) each Incremental Revolving Commitment resulting from such Revolving Commitment Increase shall be deemed for all purposes a Revolving Commitment of the applicable Class and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan of such Class and (iii) each such Incremental Revolving Lender shall become a Lender with respect to the Revolving Commitments of such Class and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(h)    This Section 2.26 shall supersede any provisions in Section 9.01 or Section 9.07(a) to the contrary.
Section 2.27    Extension of Term Loans and Revolving Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, a “Term Loan Extension Offer”) made from time to time by the US Borrower to all Lenders of a Class of Term Loans with the same Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans of such Class with the same Maturity Date) and on the same terms to each such Term Lender, the US Borrower may from time to time, with the consent of any Term Lender that shall have accepted such Term Loan Extension Offer, extend the Maturity Date of the Term Loans of such Class of each such Term Lender and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Term Loan Extension Offer (including by increasing the interest rate or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Term Loans) (each, a “Term Loan Extension” and any Term Loans extended thereby, a “Term Loan Extension Series”), so long as the following terms are satisfied:
(i)    except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to Section 2.27(a)(ii), Section 2.27(a)(iii) and Section 2.27(a)(iv), be determined by the US Borrower and set forth in the relevant Term Loan Extension Offer), the Term Loans of the applicable Class of any Term Lender that agrees to a Term Loan Extension with respect to such Term Loans (each, an “Extending Term Lender”) extended pursuant to any Term Loan Extension (“Extended Term Loans”) shall have terms no more favorable in any material respect, taken as a whole, to any such Extending Term Lender than the terms of the Class of Term Loans subject to such Term Loan Extension Offer;
(ii)    the final maturity date of any Extended Term Loans shall be no earlier than the then Latest Maturity Date;
(iii)    the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby;

(iv)    any Extended Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, as specified in the applicable Term Loan Extension Offer;
(v)    if the aggregate principal amount of Term Loans of the applicable Class (calculated on the face amount thereof) in respect of which Term Lenders shall have accepted the relevant Term Loan Extension Offer shall exceed the maximum aggregate principal amount of Term Loans of such Class (calculated on the face amount thereof) offered to be extended by the US Borrower pursuant to such Term Loan Extension Offer, then the Term Loans of such Class of such Term Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders have accepted such Term Loan Extension Offer;
(vi)    any applicable Minimum Extension Condition shall be satisfied unless waived by the US Borrower; and
(vii)    all documentation in respect of such Term Loan Extension shall be consistent with the foregoing.
(b)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, a “Revolving Extension Offer”) made from time to time by the US Borrower to all Lenders of a Class of Revolving Commitments with the same Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Revolving Commitments of such Class with the same Maturity Date) and on the same terms to each such Revolving Lender, the US Borrower may from time to time, with the consent of any Revolving Lender that shall have accepted such Revolving Extension Offer, extend the Maturity Date of the Revolving Commitments of such Class of each such Revolving Lender and otherwise modify the terms of such Revolving Commitments pursuant to the terms of the relevant Revolving Extension Offer (including by increasing the interest rate or fees payable in respect of such Revolving Commitments and related outstandings) (each, a “Revolving Extension” and any Revolving Commitments extended thereby, a “Revolving Extension Series”), so long as the following terms are satisfied:
(i)    except as to interest rates, fees, final maturity date, premium, required prepayment dates and participation in prepayments and commitment reductions (which shall, subject to Section 2.27(b)(ii), Section 2.27(b)(iii) and Section 2.27(b)(iv), be determined by the US Borrower and set forth in the relevant Revolving Extension Offer), the Revolving Commitment of the applicable Class of any Revolving Lender that agrees to a Revolving Extension with respect to such Revolving Commitment (an “Extending Revolving Lender”) extended pursuant to a Revolving Extension (an “Extended Revolving Commitment”), and the related outstandings, shall have terms no more favorable, in any material respect, taken as a whole, to any such Extending Revolving Lender than the terms of the Class of Revolving Commitments subject to such Revolving Extension Offer; provided that (1) the borrowing and repayment (except for

(A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extended Revolving Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments) of Revolving Loans with respect to Extended Revolving Commitments after the date of the applicable Revolving Extension shall be made on a pro rata basis with all other Revolving Commitments, (2) all Letters of Credit and Swing Line Loans shall be participated on a pro rata basis by all Revolving Lenders with Revolving Commitments in accordance with their Revolving Percentage, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the date of the applicable Revolving Extension shall be made on a pro rata basis with all other Revolving Commitments, except that each Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a non-pro rata basis as compared to any other Class with a later Maturity Date than such Class and (4) except as the Swing Line Lenders may otherwise agree, Swing Line Loans shall be required to be paid in full at the end of the Swing Line Commitment Period;
(ii)    the final maturity date of any Extended Revolving Commitments shall be no earlier than the then Latest Maturity Date with respect to any Class of Revolving Loans or Revolving Commitments;
(iii)    any Extended Revolving Commitments may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, as specified in the applicable Revolving Extension Offer;
(iv)    if the aggregate principal amount of Revolving Commitments of the applicable Class (calculated on the face amount thereof) in respect of which Revolving Lenders shall have accepted the relevant Revolving Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments of such Class (calculated on the face amount thereof) offered to be extended by the US Borrower pursuant to such Revolving Extension Offer, then the Revolving Commitments of such Class of such Revolving Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Revolving Lenders have accepted such Revolving Extension Offer;
(v)    any Extended Revolving Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect);
(vi)    any applicable Minimum Extension Condition shall be satisfied unless waived by the US Borrower; and
(vii)    all documentation in respect of such Revolving Extension shall be consistent with the foregoing.

(c)    With respect to all Extensions consummated by the US Borrower pursuant to this Section 2.27, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.10 and Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the US Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined in the US Borrower’s sole discretion and specified in the relevant Extension Offer) of Term Loans or Revolving Commitments (as applicable) of any or all applicable Classes be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.27 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer, but, for purposes of clarity, no Lender does hereby consent to any particular Extension Offer with respect to its own Term Loans and Revolving Commitments (any such consent to be given only in accordance with the procedures described in Section 2.27(a) and 2.27(b), as applicable)) and hereby waive the requirements of any provision of this Agreement (including Section 2.22 and any other pro rata payment section) or any other Loan Document that may otherwise prohibit or restrict any such Extension or any other transaction contemplated by this Section 2.27.
(d)    Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended to give effect to each Extension (an “Extension Amendment”), without the consent of any Lenders other than extending Lenders in respect of such Extension, to the extent (but only to the extent) necessary to (A) reflect the existence and terms of the Extended Term Loans or Extended Revolving Commitments, as applicable, incurred pursuant thereto, (B) modify the scheduled repayments set forth in Section 2.03 with respect to any Class of Term Loans subject to a Term Loan Extension to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Term Loan Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.03), (C) modify the prepayments set forth in Section 2.10 and Section 2.11 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (D) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the US Borrower, to effect the provisions of this Section 2.27, and the Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into any such Extension Amendment.
(e)    In connection with any Revolving Extension, the Swing Line Lenders may agree (in their sole and absolute discretion) to extend the expiration of the Swing Line Commitment Period to a date that is no later than the maturity date of the applicable Revolving Extension Series as set forth in the applicable Extension Amendment.
(f)    In connection with any Extension, the US Borrower shall provide the Administrative Agent at least 10 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.27.
(g)    This Section 2.27 shall supersede any provisions in Section 9.01 or Section 9.07(a) to the contrary.
(h)    The establishment of Extended Term Commitments, Extended Revolving Commitments, Extended Term Loans and Extended Revolving Loans shall be subject to the limitations set forth in the last sentence of the definition of “Class”.
(i)    For purposes of clarity, any Lender may, in its sole discretion, choose to consent to or decline any Extension Offer, and the failure of any Lender to respond to any Extension Offer shall be deemed to be, for such Lender, an election to decline such Extension Offer.
(i)    The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02.
Section 2.28    Refinancing Amendments.
(a)    On one or more occasions after the 2023 Amendment and Restatement Effective Date, the Borrowers may obtain, from any Lender or any other bank or financial institution that agrees, in its sole discretion, to provide any portion of Refinancing Term Loans or Other Revolving Commitments pursuant to a Refinancing Amendment in accordance with this Section 2.28 (each, an “Additional Refinancing Lender”) (provided that the Administrative Agent, the Swing Line Lender and each Issuing Bank shall have consented (such consent not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s making such Refinancing Term Loans or providing such Other Revolving Commitments to the extent such consent, if any, would be required under Section 9.06(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Lender or Additional Refinancing Lender), Credit Agreement Refinancing Indebtedness in respect of all or any portion of Term Loans or Revolving Loans (or unused Revolving Commitments) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Loans or Other Revolving Commitments pursuant to a Refinancing Amendment; provided, further, that the following terms are satisfied:
(i)    any Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) as among the various Classes of Term Loans (in accordance with the respective outstanding principal amounts thereof) in any voluntary or mandatory repayments or prepayments of Term Loans hereunder, as specified in the applicable Refinancing Amendment;
(ii)    the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (iv) below)) of Other Revolving Loans after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments;
(iii)    all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments in accordance with their Revolving Percentage;
(iv)    notwithstanding anything to the contrary herein, the permanent repayment of Other Revolving Loans with respect to, and termination of, Other Revolving Commitments after the date of the applicable Refinancing Amendment shall be made on a pro rata basis with all other Revolving Loans and Revolving Commitments, except that the US Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class;
(v)    assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans;
(vi)    any Refinancing Term Loans or Refinancing Term Commitments shall be incurred solely by the US Borrower; and
(vii)    any Other Revolving Commitments shall be incurred solely by the US Borrower; provided that such Other Revolving Commitments may provide for subtranches for Other Revolving Loans to be made to the Canadian Borrower and the UK Borrower so long as the Dollar Equivalent of the aggregate principal amount of all Revolving Loans that may be made to (A) the Canadian Borrower shall not exceed $40,000,000 and (B) the UK Borrower shall not exceed $10,000,000.
(b)    The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the 2023 Amendment and Restatement Effective Date other than changes to such legal opinion resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Foreign Guarantee Agreement, the Brazilian Foreign Guarantee Agreement and the Security Documents and the perfection and priority of the Liens under the Security Documents are preserved and maintained.
(c)    Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.28(a) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.
(d)    Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the US Borrower, to effect the provisions of this Section 2.28, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
(e)    This Section 2.28 shall supersede any provisions in Section 9.01 or Section 9.07(a) to the contrary.
(f)    The establishment of Refinancing Term Commitments, Other Revolving Commitments, Refinancing Term Loans and Other Revolving Loans shall be subject to the limitations set forth in the last sentence of the definition of “Class”.
(g)    For purposes of clarity, no Lender shall be required to provide any Refinancing Term Loans or Other Revolving Commitments, and the failure of any Lender to respond to any request to provide any Refinancing Term Loans or Other Revolving Commitments shall be deemed to be, for such Lender, an election to decline to provide such Refinancing Term Loans or Other Revolving Commitments, as the case may be.
Section 2.29    Redenomination of Sterling.
(a)    Each obligation of any party to this Agreement to make a payment denominated in Sterling if the United Kingdom adopts the Euro as its lawful currency after the 2023 Amendment and Restatement Effective Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If the basis of accrual of interest expressed in this Agreement in respect of Sterling shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which the United Kingdom adopts the Euro as its lawful currency; provided that if any Borrowing in Sterling is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of any Borrower for any amount due under this Agreement and (ii) without increasing any Commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in Sterling shall, if the United Kingdom adopts the Euro as its lawful currency after the 2023 Amendment and Restatement Effective Date, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euro.
(c)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent (in consultation with the UK Borrower) may from time to time specify to be appropriate to reflect the adoption of the Euro by the United Kingdom and any relevant market conventions or practices relating to the Euro.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce the Agents, the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Borrower hereby represents and warrants to each Agent, each Lender and each Issuing Bank on the 2023 Amendment and Restatement Effective Date and upon each Credit Extension thereafter that:
Section 3.01    Existence, Qualification and Power. Each Group Member (a) is duly incorporated or organized, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and each other Loan Document and each other agreement or instrument contemplated hereby or thereby to which it is a party and to effect the Transactions and (c) is duly qualified and licensed and, as applicable, in good standing under the laws of each jurisdiction where such qualification or license or, if applicable, good standing is required; except, in the case of this clause (c), where such failure could not reasonably be expected to have a Material Adverse Effect.
Section 3.02    Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. This Agreement has been duly executed and delivered by each Loan Party party hereto and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.
Section 3.03    No Conflicts. The Transactions (i) do not require any consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect and (B) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Documents, (ii) will not violate the Organizational Documents of any Group Member, (iii) will not violate or result (alone or with notice or lapse of time or both) in a default or require any consent or approval under any indenture, instrument, agreement, or other document binding upon any Group Member or its property or to which any Group Member or its property is subject, or give rise to a right thereunder to require any payment to be made by any Group Member or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, (iv) will not violate any Requirement of Law in any material respect and (v) will not result in the creation or imposition of any Lien on any property of any Group Member, except Liens created by the Security Documents.

Section 3.04    Financial Statements; Projections; No Material Adverse Effect.
(a)    The US Borrower has heretofore delivered to the Agents and the Lenders (i) the Historical Audited Financial Statements, audited by and accompanied by the unqualified opinion of Ernst & Young LLP, independent public accountants, and (ii) the consolidated balance sheets of the US Borrower and its Restricted Subsidiaries and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows as of and for the three-month periods ended June 30, 2022, September 30, 2022, and December 31, 2022, and for the comparable period of the preceding fiscal year, in each case, certified by the chief financial officer of the US Borrower. Such financial statements, and all financial statements delivered pursuant to Section 5.01(a) and Section 5.01(b), have been prepared in accordance with GAAP consistently applied throughout the applicable period covered thereby and present fairly and accurately in all material respects the consolidated financial condition and results of operations and cash flows of the US Borrower as of the dates and for the periods to which they relate (subject to normal year-end audit adjustments and the absence of footnotes). Except as set forth in such financial statements, there are no material liabilities of the US Borrower or any of its Restricted Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.
(b)    The US Borrower has heretofore delivered to the Agents and the Lenders the forecasts of financial performance of the US Borrower and its Restricted Subsidiaries for the fiscal years ended 2023 through 2027 (the “Projections”). The Projections have been prepared in good faith by the US Borrower based upon (i) the assumptions stated therein (which assumptions are believed by the Loan Parties on the date of delivery thereof and on the 2023 Amendment and Restatement Effective Date to be reasonable), (ii) accounting principles consistent with the Historical Audited Financial Statements delivered pursuant to Section 3.04(a) above consistently applied throughout the fiscal years covered thereby and (iii) the best information available to the US Borrower and its Restricted Subsidiaries as of the date of delivery and the 2023 Amendment and Restatement Effective Date.
(c)    Since December 31, 2022, there has been no event, change, circumstance, condition, development or occurrence that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 3.05    Intellectual Property. Each Group Member owns or is licensed to use, free and clear of all Liens (other than Permitted Liens), all Intellectual Property used in the conduct of its business as currently conducted, except for those which the failure to own or license, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
Section 3.06    Properties.
(a)    Each Group Member has good and marketable title to, or valid leasehold interests in, all its property, including all Mortgaged Property, material to its business, free and clear of all Liens and irregularities, deficiencies and defects in title, except for Permitted Liens and minor irregularities, deficiencies and defects in title that, individually or in the aggregate, do not, and could not reasonably be expected to, interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose.
(b)    Each Group Member owns or has rights to use all of its property and all rights with respect to any of the foregoing which are required for the business and operations of the Group Members as presently conducted. The use by each Group Member of its property (including Intellectual Property) and all such rights with respect to the foregoing do not infringe on the rights or other interests of any Person, other than any infringement that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No claim has been made and remains outstanding that any Group Member’s use of any of its property (including Intellectual Property) does or may violate the rights of any third party that, either individually or in the aggregate, has had, or could reasonably be expected to result in, a Material Adverse Effect.
Section 3.07    Equity Interests and Subsidiaries. Schedule 3.07 sets forth (i) each Group Member and its jurisdiction of incorporation or organization as of the 2023 Amendment and Restatement Effective Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the 2023 Amendment and Restatement Effective Date and the number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the 2023 Amendment and Restatement Effective Date. All Equity Interests of each Group Member are duly and validly issued and are fully paid and non-assessable (other than the Equity Interests of the Canadian Restricted Subsidiaries (which are unlimited companies) which are assessable under the circumstances prescribed in Section 135 of the Companies Act (Nova Scotia)), and, other than the Equity Interests of the US Borrower, are owned by the US Borrower, directly or indirectly, through Wholly Owned Subsidiaries. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by (or purported to be pledged by) it under the Security Documents, free of any and all Liens, rights or claims of other persons (other than Permitted Equity Liens), and, as of the 2023 Amendment and Restatement Effective Date, there are no outstanding warrants, options or other rights (including derivatives) to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic or voting interests therein).
Section 3.08    Litigation. There are no actions, suits, claims, disputes or proceedings at law or in equity by or before any Governmental Authority now pending or threatened in writing against or affecting any Group Member or any business, property or rights of any Group Member (i) that purport to affect or involve any Loan Document or any of the Transactions or (ii) that have resulted, or as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could, either individually or in the aggregate, reasonably be expected to result, in a Material Adverse Effect.
Section 3.09    Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.10    Federal Reserve Regulations.
(a)    No Group Member is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.
(b)    No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors, including Regulation T, Regulation U or Regulation X.
Section 3.11    Taxes. Each Group Member has (a) timely and accurately filed or caused to be filed all Federal, state and other material Tax returns that are required to be filed by it and (b) paid or caused to be paid all Taxes required to be paid by it, except, in each case, (i) to the extent that any such Taxes or the requirement to file any such Tax returns are being contested in good faith by appropriate proceedings diligently conducted and for which such Group Member has set aside on its books adequate reserves in accordance with GAAP, or (ii) if such failure to file, pay or discharge such obligations could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 3.12    No Material Misstatements.
(a)    The US Borrower has disclosed to the Administrative Agent and the Lenders all written agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. On the 2023 Amendment and Restatement Effective Date (in the case of reports, financial statements, certificates and other written information made available to the Administrative Agent and the Lenders on or prior to the 2023 Amendment and Restatement Effective Date) or at the time furnished (in the case of all other reports, financial statements, certificates or other written information), the reports, financial statements, certificates or other written information furnished (other than the Projections, forecasts and other forward-looking information, budgets, estimates and information of a general economic or industry-specific nature) by or on behalf of the US Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) are complete and correct in all material respects and do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
(b)    The Projections have been prepared in good faith based upon assumptions believed by the US Borrower to be reasonable at the time made and at the time furnished (it being recognized that such Projections are not to be viewed as facts and that no assurance can be given that any particular financial projections (including the Projections) will be realized, that actual results may differ significantly from projected results and that such Projections are not a guarantee of performance).
(c)    As of the 2023 Amendment and Restatement Effective Date, to the best knowledge of the applicable Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the 2023 Amendment and Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
Section 3.13    Labor Matters.
(a)    Neither the US Borrower nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and there is no unfair labor practice complaint pending against the US Borrower or any of its Restricted Subsidiaries or, to the knowledge of any Borrower, threatened against any of them, before the National Labor Relations Board or any similar non-US Governmental Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the US Borrower or any of its Restricted Subsidiaries or, to the knowledge of any Borrower, threatened against any of them.
(b)    There are no strikes, lockouts, stoppages or slowdowns or other labor disputes affecting any Group Member pending or, to the knowledge of the Borrowers, threatened that have had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(c)    All payments due from any Group Member, or for which any claim may be made against any Group Member, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Group Member except to the extent that the failure to do so has not had, and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(d)    The hours worked by and payments made to employees of any Group Member have not been in violation of the Fair Labor Standards Act of 1938, as amended.
Section 3.14    Pension Matters. (a) Each Plan and, with respect to each Plan, each of the US Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS indicating that such Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the IRS, any Plan (other than in the ordinary course) or any trust established under Title IV of ERISA has been or is expected to be incurred by the US Borrower or any of its ERISA Affiliates with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur. The present value of all accrued benefit obligations under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single

Employer Plan allocable to such accrued benefit obligations by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the US Borrower and each of its ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA) or for a partial withdrawal from such Multiemployer Plan (within the meaning of Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero. The US Borrower and each of its ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. Neither the US Borrower nor any of its ERISA Affiliates contributes to, or has any liability with respect to, any Multiemployer Plan or has any contingent liability with respect to any post-retirement welfare benefit under a Plan that is subject to ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA.
(b)    Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the US Borrower nor any of its Restricted Subsidiaries has incurred any liability that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect in connection with the termination of or withdrawal from any Foreign Pension Plan that has not been accrued or otherwise properly reserved on the US Borrower’s or such Restricted Subsidiary’s balance sheet. With respect to each Foreign Pension Plan that is required by applicable local law or by its terms to be funded through a separate funding vehicle, the present value of the accrued benefit liabilities (whether or not vested) under each such Foreign Pension Plan, determined as of the latest valuation date for such Foreign Pension Plan on the basis of actuarial assumptions, each of which is reasonable or utilized in accordance with applicable law, rule, or regulation, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities except to the extent that such underfunding could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 3.15    Environmental Matters. Other than exceptions to any of the following that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)    the Group Members are, and have been, in compliance with all applicable Environmental Laws;
(b)    Materials of Environmental Concern have not been Released and are not present at, on, under, in, or about any Real Property now or formerly owned or operated by any Group Member or at any other location (including any location to which Materials of Environmental Concern have been sent for re-use, recycling, treatment, storage, or disposal);
(c)    there are no pending or, to the knowledge of any Borrower, threatened actions, suits, claims, disputes or proceedings at law or in equity, administrative or judicial, by or before any Governmental Authority under or relating to any Environmental Law to which any

Group Member is, or to the knowledge of any Borrower, is threatened to be, named as a party or affecting any Group Member or any business, property or rights of any Group Member;
(d)    no Group Member has received any written request for information, or been otherwise notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Release of Materials of Environmental Concern;
(e)    no Group Member has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with Environmental Law or any Environmental Liability; and
(f)    no Group Member is otherwise subject to, knows of any basis for or has assumed or retained, by contract or operation of law, any Environmental Liabilities of any kind, whether fixed or contingent, known or unknown.
Section 3.16    Insurance. Each Group Member is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. No Group Member has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers. As of the 2023 Amendment and Restatement Effective Date, except as set forth on Schedule 3.16, no Mortgaged Property owned or leased by a Loan Party has improvements located in an area identified as having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect). Each Loan Party maintains flood insurance for each of the properties (or the portion of such properties that contains Improvements located in an area identified as having special flood hazards) set forth on Schedule 3.16, (a) in an amount equal to the lesser of (i) the fair market value of each such property or (ii) the maximum available insurance amount under the National Flood Insurance Act of 1968 (as now or hereafter in effect) and (b) with a deductible not exceeding the greater of (i) the insurable value of the property or (ii) the maximum amount allowable under the National Flood Insurance Act of 1968 (as now or hereafter in effect).
Section 3.17    Security Documents.
(a)    The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of (i) Pledged Equity Interests represented by certificates, (x) when such certificates are delivered to the Administrative Agent or (y) when financing statements in appropriate form are filed in the offices specified on Schedule 3.17, and (ii) the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.17 and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed, the Lien created by the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof (in the case of the Collateral described in clause (ii), to the extent perfection can be obtained by such filings), as security for the Secured Obligations (as defined in the Guarantee and Collateral Agreement), in each case, prior and superior in right to any other Person (except, with respect to priority only, Permitted Prior Liens and, in the case of collateral constituting Equity Interests, Permitted Equity Liens).
(b)    Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on the Mortgaged Properties described therein and proceeds and products thereof, and when the Mortgages are filed in the recording office designated by the US Borrower or the Canadian Borrower, as the case may be, each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds and products thereof, as security for the “Secured Obligations” or other corresponding term (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, subject only to Permitted Liens.
(c)    Upon the recordation of any applicable Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in Section 3.17(a), the Lien created by the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States, as security for the Secured Obligations (as defined in the Guarantee and Collateral Agreement), in each case, prior and superior in right to any other Person (except, with respect to priority only, Permitted Prior Liens).
(d)    Each Security Document, other than the Security Documents referred to in paragraphs (a), (b) and (c) of this Section 3.17, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral subject thereto, as security for the Secured Obligations (as defined in the Guarantee and Collateral Agreement), in each case, prior and superior in right to any other Person (except, with respect to priority only, Permitted Prior Liens).
Section 3.18    Senior Indebtedness. The Obligations constitute “Senior Indebtedness” of the respective Borrowers under and as defined in the Senior Notes Indenture and the New Senior Notes Indenture.
Section 3.19    Solvency. The US Borrower and its Restricted Subsidiaries, on a consolidated basis, both immediately before and immediately after the consummation of the transactions to occur on the 2023 Amendment and Restatement Effective Date, will be Solvent.

Section 3.20    PATRIOT Act, etc. To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
Section 3.21    Anti-Terrorism Laws.
(a)    None of the US Borrower, any Subsidiary or any director, officer, employee or, to the knowledge of any Borrower, agent of any of the foregoing is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(b)    None of the US Borrower, any Subsidiary or any director, officer, employee or, to the knowledge of any Borrower, agent of any of the foregoing is any of the following (each a “Blocked Person”):
(i)    a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;
(ii)    a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;
(iii)    a Person with which any Agent or Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iv)    a Person that commits, threatens or conspires to commit or supports “terrorism” (as defined in Executive Order No. 13224);
(v)    a Person that is named as a “specially designated national” on the most current list published by the US Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list; or
(vi)    a Person affiliated or associated with any Person described in Section 3.21(b)(i) through Section 3.21(b)(v) above.
(c)    None of the US Borrower, any Subsidiary or any director, officer, employee or, to the knowledge of any Borrower, agent of any of the foregoing acting in any capacity in connection with the Loans, Letters of Credit, the Transactions or the other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.
Section 3.22    Anti-Corruption Laws and Sanctions.
(a)    The US Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the US Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(b)    The US Borrower and its Subsidiaries and their respective officers, directors, employees and, to the knowledge of any Borrower, agents (in each case as it relates to the activities of the US Borrower and its Subsidiaries) are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that could reasonably be expected to result in a Borrower being designated as a Sanctioned Person.
(c)    (i) None of the US Borrower, any Subsidiary or any of their respective directors, officers or employees, and (ii) to the knowledge of any Borrower, no agent of the US Borrower or any Subsidiary, in either case will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
Section 3.23    Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the recitals to this Agreement. The proceeds of the Loans and Letters of Credit will not be used in violation of Anti-Terrorism Laws, Anti-Corruption Laws or applicable Sanctions, or in violation of the representation and warranty set forth in Section 3.10(b).
Section 3.24    Compliance with Laws. Each Group Member is in compliance with all Requirements of Laws, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 3.25    Affected Financial Institution. No Loan Party is an Affected Financial Institution.
ARTICLE IV
CONDITIONS PRECEDENT
Section 4.01    [Reserved].
Section 4.02    Conditions to Each Credit Extension. The obligation of each Lender and each Issuing Bank to make any Credit Extension requested to be made by it hereunder on any date is subject to the satisfaction or waiver of the following conditions precedent:
(a)    Representations and Warranties. Subject to Section 1.08(c) and Section 2.26, each of the representations and warranties made by any Loan Party in or pursuant to the

Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.
(b)    No Default. No Default or Event of Default shall exist or would result from such Credit Extension or from the application of the proceeds thereof.
(c)    Borrowing Notice. The Administrative Agent and, if applicable, the Swing Line Lender shall have received a fully executed Borrowing Notice in accordance with Section 2.02(a), Section 2.05(b) or Section 2.06(b), as applicable, or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit in accordance with Section 2.07(b).
Each delivery of a Borrowing Notice or notice requesting the issuance, amendment, extension or renewal of a Letter of Credit and the acceptance by the relevant Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by each Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied.
ARTICLE V
AFFIRMATIVE COVENANTS
Each Borrower hereby agrees that, until Payment in Full, such Borrower shall, and shall (except in the case of the covenants set forth in Section 5.01, Section 5.02 and Section 5.03) cause each of its Restricted Subsidiaries to:
Section 5.01    Financial Statements. Deliver to the Administrative Agent, which shall deliver to each Issuing Bank and each Lender:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the US Borrower (commencing with the fiscal year ending September 30, 2023), a copy of the consolidated balance sheet of the US Borrower as at the end of such fiscal year and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in comparative form the figures for the preceding fiscal year of the US Borrower, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent certified public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) any upcoming maturity of

Indebtedness under the Credit Facilities or (y) any potential inability to satisfy the financial covenants set forth in Section 6.13 in a future period) as to the scope of such audit, and which shall be to the effect that such financial statements present fairly in all material respects the consolidated financial condition of the US Borrower as of the dates indicated and the results of its operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years; provided that, if the US Borrower has designated any Unrestricted Subsidiaries hereunder, and any such Unrestricted Subsidiary has total assets equal to or greater than $15,000,000 then the US Borrower shall, separately to the financial information required under this Section 5.01(a), provide supplemental financial information in respect of any such Unrestricted Subsidiary, including a reasonably detailed presentation of the consolidated financial condition and results of operations of the US Borrower separate from the financial condition and results of operations of the Unrestricted Subsidiaries;
(b)    as soon as available, but in any event within 45 days (or, solely in the case of the fiscal quarter of the US Borrower ended June 30, 2024, not later than November 29, 2024) after the end of each of the first three fiscal quarters of each fiscal year of the US Borrower (commencing with the fiscal quarter ended June 30, 2023), a copy of the consolidated balance sheet of the US Borrower as at the end of such fiscal quarter and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the US Borrower as fairly presenting in all material respects the consolidated financial condition, results of operations, stockholders’ equity and cash flows of the US Borrower in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes); provided that, if the US Borrower has designated any Unrestricted Subsidiaries hereunder, and any such Unrestricted Subsidiary has total assets equal to or greater than $15,000,000 then the US Borrower shall, separately to the financial information required under this Section 5.01(b), provide supplemental financial information in respect of any such Unrestricted Subsidiary, including a reasonably detailed presentation of the consolidated financial condition and results of operations of the US Borrower separate from the financial condition and results of operations of the Unrestricted Subsidiaries; and
(c)    as soon as available, and in any event at least 60 days after the commencement of each fiscal year of the US Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income for each of the US Borrower’s and its Restricted Subsidiaries’ business units and sources and uses of cash and balance sheets) prepared by the US Borrower for each quarter in the five years immediately following such fiscal year prepared in summary form, in each case, of the US Borrower and its Restricted Subsidiaries, with appropriate presentation and discussion in reasonable detail of the principal assumptions upon which such budget is based, accompanied by a certificate of a Responsible Officer certifying that such budget is a reasonable estimate for the period covered thereby.
Any documents required to be delivered pursuant to this Section 5.01, Section 5.02(a), Section 5.02(b)(ii) and Section 5.02(d) may be delivered by posting such documents electronically with notice of such posting to the Administrative Agent and, if so posted, shall be deemed to have been delivered on the date on which such documents are posted on the US Borrower’s behalf on the Platform, and such documents shall be deemed to have been delivered if such documents shall be publicly available on the SEC’s EDGAR website at http://www.sec.gov.
Section 5.02    Certificates; Other Information. Deliver to the Administrative Agent, which shall deliver to each Issuing Bank and each Lender:
(a)    concurrently with the delivery of the financial statements referred to in Section 5.01(a), a certificate of the US Borrower’s independent certified public accountants in customary form certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under the financial covenants set forth herein, or, if any such Default or Event of Default shall exist, stating the nature and status of such event (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);
(b)    concurrently with the delivery of the financial statements pursuant to Section 5.01(a) and Section 5.01(b), (i) a duly completed Compliance Certificate containing all information and calculations necessary for determining compliance by the US Borrower and its Restricted Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the applicable fiscal quarter or fiscal year of the US Borrower, as the case may be, and (ii) a copy of management’s discussion and analysis of the consolidated financial condition and results of operations of the US Borrower and its Restricted Subsidiaries for such fiscal quarter or fiscal year, as compared to the previous fiscal quarter or fiscal year, as applicable, and the portion of the projections covering such periods (including commentary on (x) any material developments or proposals affecting the US Borrower and its Restricted Subsidiaries or their respective businesses and (y) the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous fiscal year);
(c)    promptly upon receipt thereof by the US Borrower or any of its Restricted Subsidiaries, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the US Borrower or any of its Restricted Subsidiaries by independent accountants in connection with the accounts or books of the US Borrower or any of its Restricted Subsidiaries or any audit of any of them;
(d)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the US Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the US Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)    promptly, and in any event within five Business Days after receipt thereof by the US Borrower or any of its Restricted Subsidiaries, copies of each notice or other correspondence received from the SEC (or any comparable agency in any applicable non-US jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Loan Party or such Restricted Subsidiary;
(f)    promptly after a Responsible Officer of the US Borrower or any of its Restricted Subsidiaries obtains actual knowledge of any of the following (but only to the extent that any of the following could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect), written notice of (i) any pending or threatened Environmental Liability against the US Borrower or any of its Restricted Subsidiaries or any Real Property owned or operated by the US Borrower or any of its Restricted Subsidiaries and (ii) any condition or occurrence on any Real Property at any time owned or operated by the US Borrower or any of its Restricted Subsidiaries that (A) results from non-compliance by the US Borrower or any of its Restricted Subsidiaries with any Environmental Law, (B) could reasonably be anticipated to form the basis of an Environmental Liability against the US Borrower or any of its Restricted Subsidiaries or any such Real Property or (C) results in the taking of any removal or remedial action in response to the actual or alleged presence of any Materials of Environmental Concern; and
(g)    promptly, (i) such additional information regarding the business, financial, legal or corporate affairs of the US Borrower or any of its Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request or (ii) such information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws as the Administrative Agent or any Lender may from time to time reasonably request.
Section 5.03    Notices. Promptly after a Responsible Officer of any Borrower has obtained knowledge thereof, give written notice to the Administrative Agent of:
(a)    the occurrence of any Default or Event of Default; and
(b)    any development or event that has had, or could reasonably be expected to have, a Material Adverse Effect; and
(c)    any material change in the Persons identified in the Beneficial Ownership Certification most recently provided, if any, that would result in a change to the list of beneficial owners identified therein (and notwithstanding the following paragraph, no statement of a Responsible Officer referred to in the following paragraph shall be required to be delivered in connection therewith); provided that no written notice shall be required pursuant to this clause (c) in the case such change in Persons is publicly available on the SEC’s EDGAR website at http://www.sec.gov.

Each notice pursuant to this Section 5.03 shall be accompanied by a statement of a Responsible Officer of the US Borrower setting forth details of the occurrence referred to therein and stating what action the US Borrower has taken or proposes to take with respect thereto. Each notice pursuant to Section 5.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
Section 5.04    Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings diligently conducted for which appropriate reserves have been established in accordance with GAAP, so long as such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation, and (ii) if such failure to pay or discharge such obligations and liabilities could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 5.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization, except in a transaction permitted by Section 6.03 and Section 6.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and (c) preserve or renew all of its patents, trademarks, trade names, service marks, copyrights and other Intellectual Property, the non-preservation of which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 5.06    Maintenance of Property. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in the case of this clause (b), where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 5.07    Maintenance of Insurance.
(a)    Maintain with financially sound and reputable insurance companies not Affiliates of the US Borrower insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or a similar business of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons, and all such insurance shall (i) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and (ii) name the Administrative Agent as lender’s loss payee on behalf of the Secured Parties (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance).

(b)    If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect) or any successor act thereto, then the US Borrower shall, or shall cause the applicable Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer (except to the extent that any insurance company insuring the Mortgaged Property of such Loan Party ceases to be financially sound and reputable after the 2023 Amendment and Restatement Effective Date, in which case, the US Borrower shall promptly replace such insurance company with a financially sound and reputable insurance company), flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including evidence of annual renewals of such insurance.
Section 5.08    Books and Records; Inspection Rights.
(a)    Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied and all Requirements of Law shall be made of all financial transactions and matters involving the assets and business of such Borrower or such Restricted Subsidiary, as the case may be.
(b)    Permit representatives of the Administrative Agent and, if an Event of Default has occurred and is continuing, the Required Lenders to (under the guidance of the US Borrower) visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the US Borrower and at such reasonable times during normal business hours and no more than twice per year, upon reasonable advance notice to the US Borrower; provided, however, that when an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders (or any of their respective representatives) may do any of the foregoing at the expense of the US Borrower at any time during normal business hours upon reasonable advance notice (without a limit on the number of such visits, inspections, examinations or other actions in any year); provided, further, that the US Borrower shall have the right to participate in any discussions of the Administrative Agent or the Required Lenders or their respective representatives with any independent accountants of the US Borrower.
Section 5.09    Compliance with Laws.
(a)    Comply with all Requirements of Law and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which the failure to comply therewith could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(b)    Maintain in effect and enforce policies and procedures designed to ensure compliance by the US Borrower, its Subsidiaries and the respective directors, officers,

employees and agents of the foregoing with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.
Section 5.10    Compliance with Environmental Laws. (i) Comply, and cause all lessees and other Persons operating or occupying its properties to comply in all material respects, with all applicable Environmental Laws; (ii) conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address any Releases of Materials of Environmental Concern at, on, under or emanating from any property owned, leased or operated by it in accordance with the requirements of all Environmental Laws, and (iii) make an appropriate response to any investigation, notice, demand, claim, suit or other proceeding asserting Environmental Liability against the US Borrower or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, except in the case of each of clauses (i) through (iii), where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; provided that neither the US Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other responsive action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
Section 5.11    Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in the recitals to this Agreement. No Borrower will request any Credit Extension, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto or (d) in violation of the representation and warranty set forth in Section 3.10(b).
Section 5.12    Covenant to Guarantee Obligations and Give Security.
(a)    Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable Requirements of Law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.
(b)    In the event that (x) any Person becomes a Subsidiary (other than an Excluded Subsidiary) of the US Borrower or any other Loan Party or (y) any Subsidiary of the US Borrower or any other Loan Party that previously was an Excluded Subsidiary ceases to be an Excluded Subsidiary, each Borrower shall, and shall cause each other Loan Party to, (i) within 30 days after such event (or such longer period of time as the Administrative Agent, in its sole discretion, may agree to in writing), cause such Person referred to in clause (x) or (y), as applicable, to (A) in the case of any such Person that is a Domestic Subsidiary, become a Guarantor and a Grantor under (and as defined in) the Guarantee and Collateral Agreement by executing and delivering to the Administrative Agent a counterpart agreement or supplement to the Guarantee and Collateral Agreement in accordance with its terms and (B) in the case of any such Person that is a Domestic Subsidiary or a Foreign Subsidiary, become a Guarantor under the Foreign Guarantee Agreement by executing and delivering to the Administrative Agent a counterpart agreement or supplement to the Foreign Guarantee Agreement in accordance with its terms and (ii) subject to the last sentence of this Section 5.12(b), take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by the Administrative Agent in order to cause the Administrative Agent, for the benefit of the Secured Parties, to have a Lien on all assets of such Person and all Equity Interests issued by such Person (in each case, other than Excluded Assets and Material Real Property), to secure the Obligations of the applicable Borrower, which Lien shall (other than with respect to assets constituting Excluded Perfection Assets) be perfected and shall be of first priority (subject to (A) in the case of all such assets constituting Equity Interests, Permitted Equity Liens and (B) in the case of all such other assets, Permitted Liens) and shall deliver or cause to be delivered to the Administrative Agent, items as are similar to those described in Sections 6(e), 6(f) and 6(g) of the 2023 A&R Agreement and Section 3 of the Guarantee and Collateral Agreement. Notwithstanding anything to the contrary, (i) other than in respect of (A) Equity Interests of any Foreign Subsidiary that are owned by the US Borrower or a Domestic Subsidiary Guarantor and (B) the Goderich Mine Mortgage, no security agreements or pledge agreements governed under the laws of any non-US jurisdiction shall be required; (ii) other than in respect of the Goderich Mine Mortgage, no security interest or pledge shall be granted to the Administrative Agent, for the benefit of the Secured Parties, by, or to secure the Obligations of, the Canadian Borrower, the UK Borrower or any Foreign Subsidiary Guarantor; (iii) in no event shall this Section 5.12(b) require the granting of any Lien on any Excluded Assets or the perfection (other than to the extent accomplished by filing a UCC financing statement or automatically) of any Lien on any Excluded Perfection Assets; (iv) in no event shall any Foreign Subsidiary, any FSHCO or any Subsidiary of a CFC be a Guarantor or a Grantor with respect to the Obligations of the US Borrower or of any Domestic Subsidiary Guarantor; and (v) in no event shall more than 65% of the Equity Interests of any Foreign Subsidiary or of any FSHCO constitute Collateral with respect to the Obligations of the US Borrower or of any Domestic Subsidiary Guarantor.
(c)    In the event that, after the 2023 Amendment and Restatement Effective Date, (i) the US Borrower or any Domestic Subsidiary Guarantor acquires or leases any Material Real Property, (ii) any Person becomes a Domestic Subsidiary (other than an Excluded Subsidiary) and such Person owns or leases any Material Real Property at such time, (iii) any Domestic Subsidiary ceases to be an Excluded Subsidiary and such Domestic Subsidiary owns or leases any Material Real Property at such time or (iv) any Real Property owned or leased by the US Borrower or any Domestic Subsidiary Guarantor as of the 2023 Amendment and Restatement Effective Date becomes Material Real Property, and, for purposes of clause (1) below, such interest in such Material Real Property has not otherwise been made subject to the Lien of the Security Documents in favor of the Administrative Agent for the benefit of the Secured Parties, then the US Borrower shall, or shall cause such Domestic Subsidiary to, within 60 days of such event (or such longer period of time as the Administrative Agent, in its sole discretion, may agree to in writing), (1) take all such actions and execute and deliver, or cause to be executed and delivered, all such Mortgages, documents, instruments, agreements and certificates, including those which are similar to those described in Schedule 5.18 with respect to each such Material Real Property that the Administrative Agent shall reasonably request to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid first-priority security interest (subject to Permitted Prior Liens) in such Material Real Property and shall deliver to the Administrative Agent surveys, title insurance, opinions, Flood Certificates, flood insurance (if required) and other items as are similar to those described in Schedule 5.18 with respect to such Material Real Property and (2) use commercially reasonable efforts to obtain customary landlord or landowners lien waivers, in each case reasonably acceptable to the Administrative Agent. For the avoidance of doubt, (x) this Section 5.12(b) shall not apply to (and the US Borrower and the Domestic Subsidiary Guarantors shall not be required to grant a Lien on) any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards; provided that the US Borrower has certified in writing to the Administrative Agent and the Lenders that such building, structure or improvement has a fair market value that is less than or equal to $100,000 (unless the Required Lenders have determined that such building, structure or improvement is otherwise material to the business of the Loan Parties, taken as a whole). Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Administrative Agent shall, as promptly as practicable after receiving written notice (A) of any revision to the flood zone map affecting any Mortgaged Property, or (B) from the US Borrower of any proposed addition to the Collateral of any Real Property pursuant to this Section 5.12(c), in the case of each of clauses (A) and (B), provide notice thereof to the Lenders (which notice may be posted on the Platform), and each Lender shall be afforded sufficient time to conduct flood insurance due diligence and flood insurance compliance as it deems necessary to comply with the Flood Program (as defined in Schedule 5.18); provided that, except as otherwise required by any Requirement of Law, the Administrative Agent shall have no obligation to independently monitor the flood zone map affecting any such Collateral. Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by the US Borrower or any Domestic Subsidiary Guarantor after the 2023 Amendment and Restatement Effective Date until (1) the date that occurs 30 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the US Borrower (or applicable Domestic Subsidiary Guarantor) of that fact and (if applicable) notification to the US Borrower (or applicable Domestic Subsidiary Guarantor) that flood insurance coverage is not available and (B) evidence of the receipt by the US Borrower (or applicable Domestic Subsidiary Guarantor) of such notice; and (iii) if such notice is required to be provided to the US Borrower (or applicable Domestic Subsidiary Guarantor) and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (2) the Administrative Agent shall have received written confirmation from each of the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed) (it being understood that any failure by any Loan Party to comply with this Section 5.12(c) resulting directly from the Administrative Agent’s compliance with this sentence shall not constitute a Default or Event of Default.
Section 5.13    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party.
Section 5.14    Unrestricted Subsidiary Designation. The US Borrower may at any time on or after the 2023 Amendment and Restatement Effective Date designate any Restricted Subsidiary (other than a Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after giving effect to such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the US Borrower shall be in pro forma compliance with the covenants set forth in Section 6.13, recomputed as of the last day of the most recently ended Test Period (it being understood that if no Test Period cited in Section 6.13 has passed, the covenants in Section 6.13 for the first Test Period cited in Section 6.13 shall be satisfied as of the last day of the most recently ended four-fiscal-quarter period ended on or prior to such designation) and the US Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” or a “guarantor” (or any similar designation) for the purpose of any Indebtedness for any Material Indebtedness or any Junior Indebtedness, (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it owns any Equity Interests or Indebtedness of, or holds any Lien on any Property of, the US Borrower or any Subsidiary (other than (x) any Subsidiary of such Restricted Subsidiary and (y) any Unrestricted Subsidiary) and (v) no Subsidiary may be designated as an Unrestricted Subsidiary if, at the time of such designation, either such Subsidiary or any of its Subsidiaries owns any Material Intellectual Property (other than any non-exclusive license thereof). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the 2023 Amendment and Restatement Effective Date shall constitute an Investment by the parent company of such Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value of such parent company’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness and Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the parent company of such Unrestricted Subsidiary in such Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such parent company’s Investment in such Subsidiary. Notwithstanding the foregoing, with respect to any Subsidiary that has been designated as an Unrestricted Subsidiary pursuant to this Section 5.14, the US Borrower shall not be permitted to redesignate such Subsidiary as a Restricted Subsidiary more than once during the term of this Agreement.
Section 5.15    [Reserved].
Section 5.16    Pension Matters. The US Borrower will deliver to each of the Lenders (a) at the request of any Lender on ten Business Days’ notice a complete copy of the annual report (on the Internal Revenue Service Form 5500 series or similar form required by a non-US Governmental Authority) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (b) copies of any records, documents or other information that must be furnished to the PBGC or similar non-US Governmental Authority with respect to any Plan pursuant to Section 4010 of ERISA or any similar non-US laws.
Section 5.17    Information Regarding Collateral. At the time of delivery of financial statements pursuant to Section 5.01(a), the US Borrower shall deliver to the Administrative Agent a completed Perfection Certificate dated as of the date of financial statements so delivered, executed by a duly authorized officer of each applicable Loan Party, (i) setting forth the information required pursuant to the Perfection Certificate delivered on the 2023 Amendment and Restatement Effective Date and indicating, in a manner reasonably satisfactory to the Administrative Agent, any changes in such information from the most recent Perfection Certificate delivered pursuant to this Section 5.17 (or, prior to the first delivery of a Perfection Certificate pursuant to this Section 5.17, from the Perfection Certificate delivered on the 2023 Amendment and Restatement Effective Date) or (ii) certifying that there has been no change in such information from the most recent Perfection Certificate delivered pursuant to this Section 5.17 (or, prior to the first delivery of a Perfection Certificate pursuant to this Section 5.17, from the Perfection Certificate delivered on the 2023 Amendment and Restatement Effective Date).
Section 5.18    Post-Closing Undertakings. Within the time periods specified on Schedule 5.18 (or such later date to which the Administrative Agent consents (which consent shall not be unreasonably withheld or delayed)), comply with the provisions set forth in Schedule 5.18.
ARTICLE VI
NEGATIVE COVENANTS
Each Borrower hereby agrees that, until Payment in Full, such Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

Section 6.01    Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness of any Loan Party created hereunder and under the other Loan Documents;
(b)    unsecured Indebtedness of the US Borrower owing to any Restricted Subsidiary, and of any Restricted Subsidiary owing to the US Borrower or any other Restricted Subsidiary, to the extent constituting an Investment permitted by Section 6.06(c); provided that (i) any such Indebtedness owed to a Domestic Loan Party in excess of $1,000,000 shall be evidenced by a promissory note that shall be pledged to the Administrative Agent in accordance with the terms of the Guarantee and Collateral Agreement and (ii) all such Indebtedness of (A) the US Borrower owed to any Person, (B) any Domestic Subsidiary Guarantor owed to any Foreign Loan Party and (C) any Loan Party owed to any Restricted Subsidiary that is not a Loan Party, in each case, shall be subject to and evidenced by the Subordinated Intercompany Note;
(c)    Indebtedness in respect of Purchase Money Obligations in an aggregate principal amount not to exceed the greater of (i) $50,000,000 and (ii) 3% of Consolidated Total Assets at any one time outstanding;
(d)    (i) the Senior Notes ~~and (ii~~outstanding on the Amendment No. 5 Effective Date (provided, however, that the aggregate principal amount of the Senior Notes that may be outstanding on and after the second Business Day following the Amendment No. 5 Effective Date shall not exceed $150,000,000) and any Permitted Refinancing Debt in respect thereof, (ii) the New Senior Notes in an aggregate principal amount not to exceed $650,000,000 and any Permitted Refinancing Debt in respect thereof and (iii) Indebtedness outstanding on the 2023 Amendment and Restatement Effective Date and listed on Schedule 6.01 and any Permitted Refinancing Debt in respect thereof;
(e)    Guarantee Obligations by the US Borrower or any Restricted Subsidiary in respect of any Indebtedness of the US Borrower or any Restricted Subsidiary otherwise permitted to be incurred by the US Borrower or such Restricted Subsidiary hereunder; provided that (A) no Guarantee Obligations in respect of any Junior Indebtedness shall be permitted unless the guaranteeing party shall have also provided a guarantee of the Obligations on the terms set forth in the Guarantee and Collateral Agreement, (B) if the Indebtedness being guaranteed is subordinated to the Obligations, such guarantee shall be subordinated to the guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (C) Guarantee Obligations of any Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.06;
(f)    Indebtedness in respect of Swap Contracts entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates, commodity prices or foreign exchange rates or in respect of any Permitted Bond Hedge Transaction;

(g)    Indebtedness of the US Borrower or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the US Borrower or such Restricted Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is repaid within five Business Days;
(h)    (i) Indebtedness of the US Borrower or any of its Restricted Subsidiaries in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other similar contingent obligations in respect of Permitted Acquisitions or any other Investments permitted by Section 6.06 (both before and after any liability associated therewith becomes fixed) and (ii) Indebtedness incurred by the US Borrower or any of its Restricted Subsidiaries arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the Disposition of any business, assets or Subsidiary;
(i)    Indebtedness of the US Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments created or issued in the ordinary course of business in connection with workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, in each case in the ordinary course of business;
(j)    obligations in respect of performance, bid, customs, government, appeal and surety bonds, performance and completion guaranties and similar obligations provided by the US Borrower or any of its Restricted Subsidiaries, in each case in the ordinary course of business;
(k)    Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;
(l)    Indebtedness assumed in connection with a Permitted Acquisition after the 2023 Amendment and Restatement Effective Date in an aggregate principal amount not to exceed at any one time outstanding (x) $75,000,000 (less the aggregate principal amount of Indebtedness incurred under subclause (x) of Section 6.01(m) then outstanding) plus (y) any additional amount so long as, after giving pro forma effect to such incurrence of Indebtedness (and the application of the proceeds thereof), the US Borrower is in pro forma compliance with (1) the financial covenant set forth in Section 6.13(b), recomputed on a pro forma basis as of the last day of the most recently ended Test Period (it being understood that if no Test Period cited in Section 6.13(b) has passed, the covenant in Section 6.13(b) for the first Test Period cited in Section 6.13(b) shall be satisfied as of the last day of the most recently ended four-fiscal-quarter period ended on or prior to the assumption of such Indebtedness) and (2) a Consolidated Total Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Test Period, not to exceed 4.50:1.00; provided that in each case (i) such Indebtedness exists at the time such Permitted Acquisition is consummated and is not created or incurred in connection therewith or in contemplation thereof, (ii) no Loan Party (other than such Person so acquired in such Permitted Acquisition or any other Person that such Person merges with or that acquires the assets of such Person in connection with such Permitted Acquisition) shall have any liability or other obligation with respect to such Indebtedness, (iii) if such Indebtedness is secured, no Lien thereon shall extend to or cover any other assets other than the assets acquired in such Permitted Acquisition (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or attach to any other property of any Loan Party and (iv) in addition to any such Indebtedness otherwise permitted under any other clauses of this Section 6.01, the amount of any such Indebtedness assumed by Restricted Subsidiaries that are not Loan Parties, when taken together with the aggregate principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties under Section 6.01(m) then outstanding, shall not exceed $50,000,000; ~~provided, however, that, notwithstanding anything herein to the contrary, neither the US Borrower nor any Restricted Subsidiary may incur or assume Indebtedness in reliance on this clause (l) on or after the Amendment No. 4 Effective Date;~~
(m)    Indebtedness of the US Borrower or any of its Restricted Subsidiaries incurred to finance Permitted Acquisitions after the 2023 Amendment and Restatement Effective Date in an aggregate principal amount not to exceed at any one time outstanding (x) $75,000,000 (less the aggregate principal amount of Indebtedness incurred under subclause (x) of Section 6.01(l) then outstanding) plus (y) any additional amount so long as, after giving pro forma effect to such incurrence of Indebtedness (and the application of the proceeds thereof), the US Borrower is in pro forma compliance with (1) the financial covenant set forth in Section 6.13(b), recomputed on a pro forma basis as of the last day of the most recently ended Test Period (it being understood that if no Test Period cited in Section 6.13(b) has passed, the covenant in Section 6.13(b) for the first Test Period cited in Section 6.13(b) shall be satisfied as of the last day of the most recently ended four-fiscal-quarter period ended on or prior to the incurrence of such Indebtedness) and (2) a Consolidated Total Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Test Period (and determined without netting the cash proceeds from the incurrence of such Indebtedness), not to exceed 4.50:1.00; provided that (i) no Loan Party (other than such Person so acquired in such Permitted Acquisition or any other Person that such Person merges with or that acquires the assets of such Person in connection with such Permitted Acquisition) shall have any liability or other obligation with respect to such Indebtedness, (ii) if such Indebtedness is secured, no Lien thereon shall extend to or cover any other assets other than the assets acquired in such Permitted Acquisition (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or attach to any other property of any Loan Party and (iii) in addition to any such Indebtedness otherwise permitted under any other clauses of this Section 6.01, the aggregate principal amount of any such Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties, when taken together with the aggregate principal amount of Indebtedness assumed by Restricted Subsidiaries that are not Loan Parties under Section 6.01(l) then outstanding, shall not exceed $50,000,000; ~~provided, however, that, notwithstanding anything herein to the contrary, neither the US Borrower nor any Restricted Subsidiary may incur Indebtedness in reliance on this clause (m) on or after the Amendment No. 4 Effective Date;~~

(n)    (i) Indebtedness of Foreign Subsidiaries (other than the Canadian Borrower or any Canadian Restricted Subsidiaries), including in respect of local lines of credit, letters of credit, bank guarantees, receivables financings, factoring arrangements, sale and leaseback transactions and similar extensions of credit in the ordinary course of business, in an aggregate principal amount not to exceed the greater of (A) $100,000,000 and (B) 5% of Consolidated Total Assets at any one time outstanding; provided, that if such Indebtedness is secured, it shall be secured (x) in the case of Indebtedness incurred by the UK Borrower, only by the Goderich Mine on a junior basis subject to a Junior Lien Intercreditor Agreement and (y) in the case of Indebtedness incurred by any other Foreign Subsidiary, only by the assets of such Foreign Subsidiary and (ii) Indebtedness of the Canadian Borrower or any Canadian Restricted Subsidiary in an aggregate principal amount not to exceed $200,000,000 at any one time outstanding; provided, that if such Indebtedness is secured, it shall be secured only by the Goderich Mine on a junior basis subject to a Junior Lien Intercreditor Agreement; ~~provided, however, that, notwithstanding anything herein to the contrary, no Restricted Subsidiary may create, incur or assume Indebtedness in reliance on this clause (n) on or after the Amendment No. 4 Effective Date;~~
(o)    (i) Indebtedness representing deferred compensation or stock-based compensation to employees of the US Borrower or any Restricted Subsidiary incurred in the ordinary course of business and (ii) Indebtedness consisting of obligations of the US Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred in connection with the Transactions and any Investment permitted hereunder;
(p)    Indebtedness issued by the US Borrower or any Restricted Subsidiary to current or former officers, directors, employees, managers and consultants, and their respective estates, spouses or former spouses, of the US Borrower or any Restricted Subsidiary, in lieu of or combined with cash payments, to finance the purchase or redemption of Equity Interests of the US Borrower owned by any such Person to the extent such purchase or redemption is permitted by Section 6.05(c);
(q)    (i) Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt and Permitted Unsecured Refinancing Debt and (ii) Permitted Refinancing Debt in respect of any of the foregoing; ~~provided, however, that, notwithstanding anything herein to the contrary, neither the US Borrower nor any Restricted Subsidiary may create, incur or assume any Permitted Pari Passu Refinancing Debt or Permitted Junior Refinancing Debt, in each case in reliance on this clause (q) on or after the Amendment No. 4 Effective Date;~~
(r)    Indebtedness in the form of one or more series of senior secured notes, junior secured notes, senior secured term loans or junior secured term loans (“Incremental Equivalent Indebtedness”) of the US Borrower secured by the Collateral on either (x) an equal priority basis (but without regard to control of remedies) with the Obligations or (y) a junior basis to the Obligations, in an aggregate principal amount not to exceed at any one time outstanding (i) an amount not to exceed the aggregate principal amount of Senior Notes redeemed or otherwise refinanced with the proceeds of such Incremental Equivalent Indebtedness (together with unpaid accrued interest and premium in respect of such Senior Notes plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such redemption or refinancing or such Incremental Equivalent Indebtedness); provided that, for the avoidance of doubt, 100% of the proceeds of any Incremental Equivalent Indebtedness incurred in reliance on this clause (i) shall be applied substantially concurrently with the incurrence of such Incremental Equivalent Indebtedness, after giving effect to any applicable redemption period (provided that, during the pendency of such redemption period, such proceeds are deposited with the trustee under the Senior Notes Indenture or held by the US Borrower in a segregated deposit account), to redeem or otherwise refinance Senior Notes (and to pay unpaid accrued interest and premium in respect of such Senior Notes plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such redemption or refinancing or such Incremental Equivalent Indebtedness) plus (ii) the sum of (A) the greater of (~~i~~I) $~~150,000,000~~100,000,000 and (~~ii~~II) ~~75~~50% of Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to the applicable date of determination less the aggregate principal amount of (without duplication) Incremental Commitments and Incremental Loans incurred pursuant to clause (y)(A) of Section 2.26(a) at or prior to such time, plus (B) the aggregate amount of voluntary prepayments of Term Loans made pursuant to Section 2.10(a), Incremental Term Loans made pursuant to Section 2.26(b) and Incremental Equivalent Indebtedness that ranks pari passu in right of security with the Loans, and prepayments of Revolving Loans and Incremental Revolving Loans made in connection with a permanent repayment and termination of corresponding Revolving Commitments and Incremental Revolving Commitments prior to such time (in each case, other than any such voluntary prepayments made with the proceeds of Indebtedness), less the aggregate principal amount (without duplication) of Incremental Commitments and Incremental Loans incurred pursuant to clause (B) of Section 2.26(a) at or prior to such time, plus (C) additional amounts so long as (I) if such Indebtedness is secured on an equal priority basis (but without regard to control of remedies) with the Obligations, the Consolidated First Lien Net Leverage Ratio, determined on a pro forma basis as of the last day of the most recently ended Test Period after giving effect to the incurrence of such Indebtedness (and the application of the proceeds thereof), ~~and, in each case, assuming that any~~does not exceed 2.25:1.00 and (II) if such Indebtedness is ~~Consolidated First Lien Debt for the purposes of the calculation of~~secured on a junior basis to the Obligations, the Consolidated ~~First Lien~~Secured Net Leverage Ratio ~~under this clause (r~~, determined on a pro forma basis as of the last day of the most recently ended Test Period after giving effect to the incurrence of such Indebtedness (and the application of the proceeds thereof), does not exceed ~~2.50~~3.25:1.00; provided that no Event of Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom, provided, further, that such Indebtedness shall (1) if such Indebtedness is secured on an equal priority basis (but without regard to control of remedies) with the Obligations, have a maturity date that is no earlier than the Latest Maturity Date at the time such Indebtedness is incurred, and if such Indebtedness is secured on a junior basis to the Obligations, have a maturity date that is at least 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (2) if such Indebtedness is secured on an equal priority basis (but without regard to control of remedies) with the Obligations, have ~~a Weighted Average Life to Maturity no shorter than the longest remaining Weighted Average Life to Maturity of the Credit Facilities~~not greater than customary annual amortization for Indebtedness of the same type as such Indebtedness, as determined in good faith by the US Borrower, and, if such Indebtedness is secured on a junior basis to the Obligations, shall not be subject to scheduled amortization prior to maturity, (3) if such Indebtedness is secured on an equal priority basis (but without regard to control of remedies) with the Obligations, not be subject to any mandatory prepayment, repurchase or redemption provisions, unless the prepayment, repurchase or redemption of such Indebtedness is accompanied by an offer to prepay a pro rata portion of the outstanding principal of the Loans hereunder pursuant to Section 2.11 and, if such Indebtedness is secured on a junior basis to the Obligations, shall not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than pursuant to customary asset sale, event of loss and change of control prepayment provisions and a customary acceleration right after an event of default), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (4) if such Indebtedness is secured on an equal priority basis (but without regard to control of remedies) with the Obligations, be ~~in the form of debt securities (and, for purposes of clarity, not loans) and~~ subject to the Pari Passu Intercreditor Agreement and, if such Indebtedness is secured on a junior basis to the Obligations, be subject to the Junior Lien Intercreditor Agreement, (5) not be (x) guaranteed by any Person other than the Guarantors or (y) secured by any Property of the US Borrower or any of the Restricted Subsidiaries other than the Collateral that secures the Obligations of the US Borrower and (6) have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or optional redemption provisions) that in the good faith determination of the US Borrower are not materially less favorable (when taken as a whole) to the US Borrower than the terms and conditions of the Loan Documents (when taken as a whole); provided that a certificate of the US Borrower as to the satisfaction of the conditions described in this clause (6) delivered at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the US Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (6), shall be conclusive, unless the Administrative Agent shall have notified the US Borrower of its objection to such determination not later than three Business Days after receipt of such notice;
(s)    unsecured Indebtedness of the US Borrower or any of its Restricted Subsidiaries; provided that (i) such Indebtedness matures no earlier than 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (ii) such Indebtedness does not require any scheduled amortization, mandatory prepayments, redemptions, sinking fund payments or purchase offers prior to the final maturity date thereof (other than pursuant to customary asset sale and change of control offers), (iii) such Indebtedness is not guaranteed by any Person other than the Guarantors, (iv) the terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or optional redemption provisions) of such Indebtedness are, in the good faith determination of the US Borrower, not materially less favorable (when taken as a whole) to the US Borrower than the terms and conditions of the Loan Documents (when taken as a whole); provided that a certificate of the US Borrower as to the satisfaction of the conditions described in this clause (iv) delivered at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the US Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (iv), shall be conclusive unless the Administrative Agent shall have notified the US Borrower of its objection to such determination not later than three Business Days after receipt of such notice, (v) no Default or Event of Default shall have occurred and be continuing at the time of incurrence or would result therefrom, and (vi) after giving pro forma effect to the incurrence of such Indebtedness (and the application of the proceeds thereof), the Consolidated Total Net Leverage Ratio, determined on a pro forma basis as of the last day of the most recently ended Test Period, shall not exceed ~~4.25~~4.75 to 1.00; provided, further that the aggregate principal amount of Indebtedness incurred under this Section 6.01(s) by Restricted Subsidiaries that are not Loan Parties shall not exceed the greater of (i) $50,000,000 and (ii) 3% of Consolidated Total Assets at any time outstanding; ~~provided, however, that, notwithstanding anything herein to the contrary, neither the US Borrower nor any Restricted Subsidiary may create, incur or assume Indebtedness in reliance on this clause (s) on or after the Amendment No. 4 Effective Date;~~
(t)    Indebtedness incurred by, or representing Guarantee Obligations in respect of Indebtedness of, joint ventures in an aggregate principal amount not to exceed the greater of (i) $100,000,000 and (ii) 5% of Consolidated Total Assets at any one time outstanding;
(u)    additional Indebtedness of any Restricted Subsidiaries that are not Loan Parties in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding; ~~provided, however, that, notwithstanding anything herein to the contrary, no Restricted Subsidiary may create, incur or assume Indebtedness in reliance on this clause (u) on or after the Amendment No. 4 Effective Date;~~
(v)    additional Indebtedness of the US Borrower or any other Loan Party in an aggregate principal amount not to exceed the greater of (i) $50,000,000 and (ii) 3% of Consolidated Total Assets at any one time outstanding; ~~provided, however, that, notwithstanding anything herein to the contrary, neither the US Borrower nor any Restricted Subsidiary may create, incur or assume Indebtedness in reliance on this clause (v) on or after the Amendment No. 4 Effective Date;~~
(w)    to the extent constituting Indebtedness, take-or-pay obligations contained in supply arrangements;
(x)    Indebtedness incurred pursuant to Permitted Receivables Facilities; provided that the Attributable Receivables Indebtedness thereunder shall not exceed $150,000,000 at any time outstanding;
(y)    additional Indebtedness of the US~~.S.~~  Borrower or any Restricted Subsidiary in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding; and
(z)    all premium (if any), interest (including post-petition interest), fees, expenses, charges, amortization of original issue discount, interest paid in kind and additional or contingent interest on obligations described in Section 6.01(a) through Section 6.01(~~y~~x) above.
Notwithstanding ~~anything herein to the contrary, during the Amendment Period, the Borrowers shall not incur any Incremental Loan or any Incremental Equivalent Indebtedness. In addition, notwithstanding~~ anything herein to the contrary, no Restricted Subsidiary that is not a

Loan Party may issue any Equity Interests on or after the Amendment No. 4 Effective Date other than common Equity Interests.
Section 6.02    Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
(a)    Liens created under any Loan Document;
(b)    Liens in existence on the 2023 Amendment and Restatement Effective Date and listed on Schedule 6.02, and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the 2023 Amendment and Restatement Effective Date and (ii) does not encumber any Property other than the Property subject thereto on the 2023 Amendment and Restatement Effective Date (plus improvements and accessions to such Property);
(c)    Liens for Taxes not yet due or due but not yet delinquent or that are being contested in good faith by appropriate proceedings;
(d)    statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens on Property of the US Borrower or any Restricted Subsidiary arising in the ordinary course of business (but excluding any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code) that secure amounts (other than Indebtedness for borrowed money) not overdue for a period of more than 30 days (or, if more than 30 days overdue, that (i) are unfiled and no other action has been taken to enforce such Lien or (ii) do not in the aggregate materially detract from the value of such Property or materially impair the use thereof in the business operations of the US Borrower or any of its Restricted Subsidiaries) or that are being contested in good faith by appropriate proceedings diligently conducted;
(e)    (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the US Borrower or any of its Restricted Subsidiaries;
(f)    deposits and other Liens to secure the performance of bids, trade contracts, governmental contracts and other similar contracts (other than Indebtedness for borrowed money), leases (other than Capital Leases), subleases, statutory obligations, surety, stay, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)    easements, zoning restrictions, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the use of the Property subject thereto or materially interfere with the ordinary conduct of the business of the US Borrower or any of its Restricted Subsidiaries, taken as a whole;
(h)    Liens securing Indebtedness permitted under Section 6.01(c); provided that (i) any such Lien is incurred within 90 days after the applicable acquisition, installation, construction or improvement of the fixed or capital assets secured by such Indebtedness, (ii) such Lien does not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the Indebtedness secured thereby does not exceed, at the time of incurrence thereof, the lesser of the cost or fair market value of the Property secured by such Lien;
(i)    Liens on insurance policies and proceeds thereof securing the financing of the premiums with respect thereto;
(j)    Liens on Property acquired pursuant to a Permitted Acquisition (and the proceeds thereof) or assets of a Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (i) solely in the case of a Lien securing Indebtedness incurred under Section 6.01(l), such Lien was not created in contemplation thereof, (ii) such Lien does not at any time encumber any other Property of the US Borrower or any Restricted Subsidiary and (iii) the Indebtedness secured thereby is incurred under Section 6.01(l) or Section 6.01(m); ~~provided, however, that, notwithstanding anything herein to the contrary, none of the US Borrower or any Restricted Subsidiary may create, incur or assume any Lien in reliance on this clause (j) on or after the Amendment No. 4 Effective Date;~~
(k)    (i) Liens securing Indebtedness incurred under Section 6.01(n), subject to the limitations and requirements set forth in Section 6.01(n), (ii) Liens on assets of Restricted Subsidiaries that are not Loan Parties securing Indebtedness incurred under Section 6.01(u) and (iii) Liens on assets not constituting Collateral of the US~~.S.~~  Borrower or any Restricted Subsidiary securing Indebtedness incurred under Section 6.01(y); ~~provided, however, that, notwithstanding anything herein to the contrary, neither the US Borrower nor any Restricted Subsidiary may create, incur or assume any Lien in reliance on clause (i) or clause (ii) of this clause (k) on or after the Amendment No. 4 Effective Date;~~
(l)    any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense entered into by the US Borrower or any of its Restricted Subsidiaries in the ordinary course of its business and covering only the assets so leased or licensed;
(m)    Liens on equipment arising from precautionary UCC financing statements regarding operating leases of equipment;
(n)    Liens in favor of a seller solely on any cash earnest money deposits made by the US Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition;
(o)    (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit permitted under Section 6.01 issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(p)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the US Borrower and its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement; provided that any such Lien attaches only to the Property that is the subject of such arrangement;
(q)    Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is permitted by this Agreement;
(r)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(s)    (i) Liens that are contractual or common law rights of set-off relating to (A) the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness or (B) pooled deposit or sweep accounts of the US Borrower and any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the US Borrower and its Restricted Subsidiaries and (ii) other Liens securing cash management obligations (that do not constitute Indebtedness) in the ordinary course of business;
(t)    Liens of a collection bank arising under Section 4-208 or Section 4-210 of the UCC on items in the course of collection;
(u)    Liens on Equity Interests in joint ventures that are Excluded Assets securing obligations of such joint venture;
(v)    judgment Liens in respect of judgments not constituting an Event of Default under Section 7.01(i);
(w)    Liens on the Collateral securing obligations in respect of Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt and Permitted Refinancing Debt in respect thereof, in each case, permitted to be incurred under this Agreement; provided that such Liens that are (i) pari passu in priority with the Liens securing the Obligations shall be subject to a Pari Passu Intercreditor Agreement and, if a Junior Lien Intercreditor Agreement is then in effect, a Junior Lien Intercreditor Agreement, in each case entered into on or prior to the date of such incurrence and (ii) junior in priority with the Liens securing the Obligations shall be subject to a Junior Lien Intercreditor Agreement entered into on or prior to the date of such incurrence;
(x)    Liens on the Collateral securing obligations in respect of Incremental Equivalent Indebtedness permitted to be incurred pursuant to Section 6.01(r); provided that such

Liens that are (i) pari passu in priority with the Liens securing the Obligations shall be subject to a Pari Passu Intercreditor Agreement and, if a Junior Lien Intercreditor Agreement is then in effect, a Junior Lien Intercreditor Agreement, in each case entered into on or prior to the date of such incurrence and (ii) junior in priority to the Obligations hereunder shall be subject to a Junior Lien Intercreditor Agreement entered into on or prior to the date of such incurrence;
(y)    Liens not otherwise permitted by this Section 6.02 so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed the greater of (i) $100,000,000 and (ii) 5% of Consolidated Total Assets at any one time;
(z)    Liens on Permitted Receivables Facility Assets securing Indebtedness arising under Permitted Receivables Facilities; and
(aa)    Liens not otherwise permitted by this Section 6.02 so long as, after giving pro forma effect to the incurrence of any such Lien under this clause (aa), the Consolidated First Lien Net Leverage Ratio, determined on a pro forma basis as of the last day of the most recently ended Test Period, shall not exceed ~~2.50~~2.25 to 1.00; provided that all Indebtedness and other obligations secured by any Lien incurred under this clause (aa) shall be deemed to Consolidated First Lien Debt for purposes of the foregoing calculation.
~~Notwithstanding anything herein to the contrary, during the Amendment Period, the Borrowers shall not, and shall not permit any Restricted Subsidiary to, incur any Liens in reliance on clause (y) or clause (aa) of this Section 6.02.~~
Section 6.03    Limitation on Fundamental Changes. Enter into any merger, acquisition, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or business (whether now owned or hereafter acquired), except that:
(a)    (i) any Restricted Subsidiary (other than a Borrower) may be merged, amalgamated or consolidated with or into any Domestic Subsidiary Guarantor (provided that a Domestic Subsidiary Guarantor shall be the continuing or surviving Person or simultaneously with such merger, amalgamation or consolidation, the continuing or surviving Person shall become a Domestic Subsidiary Guarantor and the US Borrower shall comply with Section 5.12 in connection therewith) and (ii) any Foreign Restricted Subsidiary may be merged, amalgamated or consolidated with or into any Foreign Loan Party (provided that (A) a Foreign Loan Party shall be the continuing or surviving Person or simultaneously with such merger, amalgamation or consolidation, the continuing or surviving Person shall become a Foreign Subsidiary Guarantor and the US Borrower shall comply with Section 5.12 in connection therewith, (B) if such merger, amalgamation or consolidation involves the Canadian Borrower or the UK Borrower, then the Canadian Borrower or the UK Borrower, as the case may be, shall be the continuing or surviving Person and (C) the Canadian Borrower shall not be merged, amalgamated or consolidated with or into the UK Borrower, and the UK Borrower shall not be merged, amalgamated or consolidated with or into the Canadian Borrower);

(b)    (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any Domestic Restricted Subsidiary that is not a Loan Party and (ii) any Foreign Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any Foreign Restricted Subsidiary that is not a Loan Party;
(c)    (i) any Restricted Subsidiary (other than a Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding-up or otherwise) to any Domestic Loan Party and (ii) any Foreign Restricted Subsidiary (other than a Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding-up or otherwise) to any Foreign Loan Party;
(d)    (i) any Restricted Subsidiary that is not a Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding-up or otherwise) to any Domestic Restricted Subsidiary that is not a Loan Party and (ii) any Foreign Restricted Subsidiary that is not a Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding-up or otherwise) to any other Foreign Restricted Subsidiary that is not a Loan Party;
(e)    any Disposition permitted by Section 6.04 and any merger, amalgamation, consolidation, dissolution, liquidation, investment or Disposition the purpose of which is to effect a Disposition permitted by Section 6.04 may be consummated;
(f)    the US Borrower and any Wholly Owned Restricted Subsidiary may consummate a Permitted Acquisition;
(g)    so long as no Default or Event of Default exists or would result therefrom, the US Borrower may merge, amalgamate or consolidate with any other Person; provided that (i) the US Borrower shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the US Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the laws of the United States of America, any State thereof or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the US Borrower under this Agreement and the other Loan Documents to which the US Borrower is a party pursuant to a supplement hereto or thereto reasonably satisfactory to the Administrative Agent, (C) each Domestic Subsidiary Guarantor, unless it is the Successor Company, shall have confirmed that its guarantee under the Guarantee and Collateral Agreement shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Domestic Subsidiary Guarantor, unless it is the Successor Company, shall have, by a supplement to the Guarantee and Collateral Agreement and other applicable Security Documents, confirmed that its obligations thereunder shall apply to its guarantee of the Successor Company’s obligations under the Loan Documents and (E) the US Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger, amalgamation or consolidation and such supplement to this Agreement or any Security Document preserves the enforceability of this Agreement, the Guarantee and Collateral Agreement and the other applicable Security Documents and the perfection of the Liens under such Security Documents; provided, further, that if the foregoing conditions are satisfied, the Successor Company will succeed to, and be substituted for, the US Borrower under this Agreement and the other Loan Documents; and
(h)    any Restricted Subsidiary (other than a Borrower) may liquidate or dissolve (i) if the US Borrower determines in good faith that such liquidation or dissolution is in the best interest of the US Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders and (ii) if such Restricted Subsidiary is a Loan Party, if any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with this Section 6.03 and Section 6.04 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, (A) in the case of a Restricted Subsidiary that is Domestic Subsidiary Guarantor, a Domestic Loan Party, (B) in the case of a Restricted Subsidiary that is a Foreign Subsidiary Guarantor, a Loan Party, (C) in the case of a Domestic Restricted Subsidiary that is not a Loan Party, the US Borrower or any other Domestic Restricted Subsidiary and (D) in the case of a Foreign Restricted Subsidiary that is not a Loan Party, the US Borrower or any other Restricted Subsidiary, in each case after giving effect to such liquidation or dissolution.
Section 6.04    Limitation on Dispositions. Dispose of any of its Property (including receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any Equity Interests of such Restricted Subsidiary (other than directors’ qualifying shares) to any Person, except:
(a)    Dispositions of surplus, obsolete or worn out Property and Property no longer used or useful in the conduct of the business of the US Borrower or any of its Restricted Subsidiaries, in each case in the ordinary course of business;
(b)    the lapse, abandonment, cancellation or non-exclusive license of any immaterial Intellectual Property in the ordinary course of business;
(c)    Dispositions of inventory or goods held for sale in the ordinary course of business;
(d)    Dispositions permitted by Section 6.03 (excluding Section 6.03(e) and Section 6.03(h));
(e)    any sale or issuance of (i) the Equity Interests of any Restricted Subsidiary to any Domestic Loan Party; (ii) the Equity Interests of any Foreign Restricted Subsidiary to any Foreign Loan Party; (iii) the Equity Interests of any Restricted Subsidiary that is not a Loan Party to any Domestic Restricted Subsidiary that is not a Loan Party; and (iv) the Equity Interests of any Foreign Restricted Subsidiary that is not a Loan Party to any other Foreign Restricted Subsidiary that is not a Loan Party;
(f)    any Disposition of other assets (excluding (x) Equity Interests in any Domestic Restricted Subsidiary or any Canadian Restricted Subsidiary unless, in each case, all Equity Interests in such Restricted Subsidiary (other than directors’ qualifying shares) are sold; provided that no Disposition of the Equity Interests in the Canadian Borrower or, except as expressly permitted under clause (iv) of the proviso to this clause (f), the UK Borrower shall be permitted under this clause (f), (y) Equity Interests in any Foreign Subsidiary in excess of 49% of the Equity Interests in such Foreign Subsidiary, unless all Equity Interests in such Restricted Subsidiary (other than directors’ qualifying shares) are sold and (z) the Goderich Mine) for fair market value; provided that (i) no Event of Default exists or would result therefrom, (ii) with respect to any Disposition pursuant to this Section 6.04(f), at least 75% of the total consideration for any such Disposition (or, solely in the case of any Disposition of any Non-Core Assets, at least 50% of the total consideration for any such Disposition) shall be received by the US Borrower and its Restricted Subsidiaries in the form of cash and Cash Equivalents (in each case, free and clear of all Liens at the time received, other than Liens permitted by Section 6.02); provided, however, that for the purposes of this clause (ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the most recent balance sheet of the US Borrower and its Restricted Subsidiaries provided hereunder or in the footnotes thereto) of the US Borrower or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the US Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the US Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the US Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 30 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the US Borrower or the applicable Restricted Subsidiary in respect of such Disposition having an aggregate fair market value taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of $25,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration, (iii) the requirements of Section 2.11(a), to the extent applicable, are complied with in connection therewith; provided, however, that this clause (iii) shall not apply to (x) any Disposition of assets of the UK Business or (y) the Disposition of the Equity Interests of Compass Minerals S.A. and its subsidiaries, in each case, if, after giving pro forma effect to such Disposition, the Consolidated Total Net Leverage Ratio determined on a pro forma basis as of the last day of the most recently ended Test Period would be less than or equal to 3.25:1.00, or, if the Consolidated Total Net Leverage Ratio as so determined, would be greater than 3.25:1.00, the Net Cash Proceeds thereof are applied to prepay, first, the Term Loans in accordance with Section 2.10(a) and, second, once the Term Loans have been prepaid in full, to make a voluntary prepayment of the outstanding Revolving Loans, if any, in accordance with Section 2.10(a), until the Consolidated Total Net Leverage Ratio determined on a pro forma basis as of the last day of the most recently ended Test Period would be less than or equal to 3.25:1.00 (the amount of such Net Cash Proceeds that would be required to be so applied to prepay Term Loans and Revolving Loans, the “Specified Proceeds Amount”); provided, however, that so long as no Default or Event of Default shall have occurred and be continuing the US Borrower shall have the option, directly or through one or more of its Restricted Subsidiaries, to invest such Net Cash Proceeds within 180 days of receipt thereof (or 360 days of receipt thereof if the US Borrower or any of its Restricted Subsidiaries enters into a legally binding commitment to invest such Net Cash Proceeds within 180 days of receipt thereof) in assets of the type used in the business of the US

Borrower and its Restricted Subsidiaries (as permitted by Section 6.12) (and, in the event that such Net Cash Proceeds are not reinvested by the US Borrower prior to the last day of such 180 day or 360 day period, as the case may be, the US Borrower shall prepay the Term Loans (and, once the Term Loans have been prepaid in full, any outstanding Revolving Loans) in an amount equal to the Specified Proceeds Amount as set forth in Section 2.12(b) no later than two Business Days after the expiration of such period), (iv) in the case of the Disposition of the Equity Interests in the UK Borrower (the “UK Borrower Disposition”), (A) the US Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying (and the Administrative Agent shall be satisfied) that no Loans made to the UK Borrower are outstanding as of the date of the UK Borrower Disposition and all interest, fees and any other amounts payable by the UK Borrower under this Agreement and the other Loan Documents and accrued as of the date of the UK Borrower Disposition have been paid in full in cash and (B) immediately after the consummation of the UK Borrower Disposition, the UK Borrower shall cease to be a Borrower under this Agreement and the other Loan Documents and shall cease to have any right to have any Loans or other Credit Extensions made to it hereunder or under any other Loan Document and (v) in connection with the sale of less than all the Equity Interests of any Foreign Subsidiary permitted under this clause (f), the Net Cash Proceeds thereof shall be applied to prepay the Term Loans in accordance with Section 2.11(a) (without giving effect to the reinvestment rights set forth in such Section 2.11(a)) and, to the extent of any such Net Cash Proceeds remaining, to make a voluntary prepayment of the Revolving Loans in accordance with Section 2.10(a);
(g)    transfers of (i) condemned Property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), ~~and transfers of~~(ii) leased real property or any water or similar rights to the respective Governmental Authority or agency in connection with a reversion of such real property or water or similar rights to such Governmental Authority or agency to the extent required by such Government Authority or agency or otherwise agreed to with such Governmental Authority or agency, in each case solely to the extent that the US Borrower determines in good faith that such transfers would not materially impair the value of the Collateral, taken as a whole, or materially interfere with the ordinary conduct of the business of the US Borrower or any of its Restricted Subsidiaries, taken as a whole, or otherwise have a material adverse effect on the US Borrower and its Restricted Subsidiaries, taken as a whole and (iii) properties that have been subject to a casualty to the respective insurer of such Property as part of an insurance settlement;
(h)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding agreements; provided that the requirements of Section 2.11(a), to the extent applicable, are complied with in connection therewith;
(i)    the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(j)    transfers of Property (other than Equity Interests) to the US Borrower or any Restricted Subsidiary; provided that (i) any such transfer shall be made in compliance with Section 6.06 and Section 6.08 and (ii) the aggregate fair market value (as determined by the US Borrower in good faith) of all Property transferred under this clause (j) by (A) Domestic Loan Parties to Restricted Subsidiaries other than Domestic Loan Parties shall not exceed $30,000,000 and (B) Foreign Loan Parties to Foreign Restricted Subsidiaries that are not Loan Parties shall not exceed $7,500,000;
(k)    dispositions and/or terminations of leases, subleases, licenses and sublicenses in the ordinary course of business and which do not materially interfere with the business of the US Borrower or any of its Restricted Subsidiaries;
(l)    Dispositions of Cash Equivalents;
(m)    Dispositions of Property (other than Equity Interests or all or substantially all of the assets of the US Borrower or any of its Restricted Subsidiaries) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(n)    the unwinding of any Swap Contract or any Permitted Bond Hedge Transaction in accordance with its terms;
(o)    to the extent constituting Dispositions, (i) Liens permitted by Section 6.02 and (ii) Restricted Payments permitted by Section 6.05 (excluding Section 6.05(f)); and
(p)    any disposition of Permitted Receivables Facility Assets in connection with a Permitted Receivables Facility.
To the extent any Collateral is Disposed of as expressly permitted by this Section 6.04 to any Person that is not a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effectuate the foregoing.
Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in no event shall any Borrower or any Restricted Subsidiary be permitted to transfer or dispose of any Material Intellectual Property (other than non-exclusive licenses of Material Intellectual Property) to any Unrestricted Subsidiary.
Section 6.05    Limitation on Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)    any Restricted Subsidiary may make Restricted Payments to the US Borrower or any other Restricted Subsidiary; provided that any Restricted Payment by a Domestic Loan Party shall be made either (i) directly to a Domestic Loan Party or (ii) to any Restricted Subsidiary that is not a Domestic Loan Party, so long as such Restricted Subsidiary distributes or otherwise transfers such payment (directly or through one or more Restricted Subsidiaries) to a Domestic Loan Party within three Business Days after receipt of such payment;
(b)    the US Borrower may declare and make Restricted Payments on any class of Equity Interests of the US Borrower payable solely in the form of Qualified Equity Interests of the US Borrower;
(c)    the US Borrower or any Restricted Subsidiary may make Restricted Payments to, directly or indirectly, purchase the Equity Interests of the US Borrower from present or former officers, directors, consultants, agents or employees (or their estates, trusts, family members or former spouses) of the US Borrower or any Restricted Subsidiary upon the death, disability, retirement or termination of the applicable officer, director, consultant, agent or employee; provided that the aggregate amount of payments under this Section 6.05(c) shall not exceed $20,000,000 in any calendar year (with unused amounts in any calendar year not to exceed $10,000,000 for such calendar year to be carried over to the next succeeding calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed the sum of:
(i)    the net cash proceeds received from key man life insurance policies received by the US Borrower or any Restricted Subsidiary; plus
(ii)    to the extent contributed to the US Borrower as common equity, the net cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the US Borrower to directors, consultants, officers or employees of the US Borrower or any Restricted Subsidiary in connection with permitted employee compensation and incentive arrangements, to the extent the net cash proceeds from the sale of such Equity Interests have not otherwise been applied for another purpose; provided that such amounts are excluded from the calculation of the Available Amount and not previously applied for a purpose other than use in the Available Amount; minus
(iii)    the aggregate amount of any Restricted Payments previously made with the net cash proceeds described in the foregoing clauses (i) and (ii);
(d)    non-cash repurchases of Equity Interests of the US Borrower deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity awards if such Equity Interests represent a portion of the exercise price of such options or warrants or similar equity incentive awards;
(e)    the US Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of any such Person;
(f)    to the extent constituting Restricted Payments, the US Borrower or any Restricted Subsidiary may enter into and consummate transactions expressly permitted by any provision of Section 6.03 and Section 6.04 (other than Section 6.04(o));

(g)    any non-Wholly Owned Restricted Subsidiary may declare and pay cash dividends to its equity holders generally so long as the US Borrower or the Restricted Subsidiary which owns the Equity Interests in the Restricted Subsidiary paying such dividend receives at least its proportional share thereof (based upon its relative holding of the class of Equity Interests in the Restricted Subsidiary paying such dividends);
(h)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, the US Borrower may make Restricted Payments in an aggregate amount not to exceed in any fiscal year of the US Borrower ~~(commencing with the fiscal year of the US Borrower ending December 31, 2019),~~ $75,000,000 ~~(or, only during and until the termination of the Amendment Period, $30,000,000)~~ (less the amount of prepayments of Indebtedness made in reliance on clause (iii) of Section 6.07(a) during such fiscal year); provided that the US Borrower is in pro forma compliance with the financial covenants set forth in Section 6.13, recomputed as of the last day of the most recently ended Test Period (it being understood that if no Test Period cited in Section 6.13 has passed, the covenants in Section 6.13 for the first Test Period cited in Section 6.13 shall be satisfied as of the last day of the most recently ended four-fiscal-quarter period ended on or prior to the making of such Restricted Payment), both before and after giving effect to such Restricted Payments; ~~provided, however, that, notwithstanding anything herein to the contrary, neither the US Borrower nor any Restricted Subsidiary may declare or make or incur any obligation to declare or make any Restricted Payment in reliance on this clause (h) on or after the Amendment No. 4 Effective Date;~~
(i)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, the US Borrower may make additional Restricted Payments so long as (i) the US Borrower is in pro forma compliance with the financial covenants set forth in Section 6.13, recomputed as of the last day of the most recently ended Test Period (it being understood that if no Test Period cited in Section 6.13 has passed, the covenants in Section 6.13 for the first Test Period cited in Section 6.13 shall be satisfied as of the last day of the most recently ended four-fiscal-quarter period ended on or prior to the making of such Restricted Payment), and (ii) the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period does not exceed 3.50:1.00, in each case both before and after giving effect to such Restricted Payments; and
(j)    the US Borrower may make additional Restricted Payments in an aggregate amount not to exceed an amount equal to the portion, if any, of the Available Amount on such date that the US Borrower elects to apply to this Section 6.06(t) so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the US Borrower is in pro forma compliance with the financial covenants set forth in Section 6.13, recomputed as of the last day of the most recently ended Test Period (it being understood that if no Test Period cited in Section 6.13 has passed, the covenants in Section 6.13 for the first Test Period cited in Section 6.13 shall be satisfied as of the last day of the most recently ended four-fiscal-quarter period ended on or prior to the making of such Restricted Payment).
~~(j) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the US Borrower may make additional Restricted Payments in an aggregate amount not to exceed $25,000,000.~~

~~Notwithstanding anything herein to the contrary, during the Amendment Period, the Borrowers shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment in reliance on clauses (i) or (j) of this Section 6.05.~~
Section 6.06    Limitation on Investments. Make or hold, directly or indirectly, any Investments, except:
(a)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(b)    Investments by the US Borrower or any of its Restricted Subsidiaries in cash and Cash Equivalents;
(c)    Investments by the US Borrower or any of its Restricted Subsidiaries in the US Borrower or any of its Restricted Subsidiaries; provided that (x) any Investment made by any Restricted Subsidiary that is not a Loan Party in any Loan Party pursuant to this Section 6.06(c) shall be subordinated in right of payment to the Loans pursuant to the Subordinated Intercompany Note and (y) the aggregate amount of such Investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties shall not exceed $50,000,000;
(d)    guarantees by the US Borrower or any of its Restricted Subsidiaries of leases (other than Capital Leases) or of other obligations of the US Borrower or any of its Restricted Subsidiaries that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(e)    loans or advances to officers, directors, managers and employees of the US Borrower or any of the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the US Borrower (provided that the amount of such loans and advances shall be contributed to the US Borrower in cash as common equity) and (iii) for any other purpose not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount of all loans and advances outstanding at any time under clauses (ii) and (iii) of this Section 6.06(e) shall not exceed $5,000,000;
(f)    Permitted Acquisitions; ~~provided, however, that, notwithstanding anything herein to the contrary, neither the US Borrower nor any Restricted Subsidiary may make any Investment in reliance on this clause (f) on or after the Amendment No. 4 Effective Date;~~
(g)    Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of the US Borrower;
(h)    Investments by the US Borrower or any of the Restricted Subsidiaries in (x) joint ventures or similar arrangements and (y) Restricted Subsidiaries that are not Loan Parties in an aggregate amount (for clauses (x) and (y)) at any one time outstanding not to exceed $75,000,000; ~~provided, however, that, notwithstanding anything herein to the contrary, neither~~

~~the US Borrower nor any Restricted Subsidiary may make any Investment in reliance on this clause (h) on or after the Amendment No. 4 Effective Date;~~
(i)    Investments (including debt obligations and Equity Interests) received in the ordinary course of business by the US Borrower or any Restricted Subsidiary in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers arising out of the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(j)    Investments by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party;
(k)    Investments (i) existing or contemplated on the 2023 Amendment and Restatement Effective Date and set forth on Schedule 6.06 and any modification, replacement, renewal or extension thereof and (ii) existing on the 2023 Amendment and Restatement Effective Date by the US Borrower or any Restricted Subsidiary in the US Borrower or any other Restricted Subsidiary and any modification, replacement, renewal or extension thereof; provided that, in each case, the amount of the original Investment is not increased except by the terms of such original Investment as set forth on Schedule 6.06 or as otherwise permitted by this Section 6.06;
(l)    Investments in Swap Contracts permitted under Section 6.01(f) or any or any Permitted Bond Hedge Transaction;
(m)    Investments of any Person (other than an Unrestricted Subsidiary) in existence at the time such Person becomes a Restricted Subsidiary (other than in Subsidiaries of any such Person); provided that such Investment was not made in connection with or in anticipation of such Person becoming a Restricted Subsidiary;
(n)    Investments arising as a result of payments permitted by Section 6.07(a) and assignments of Term Loans to a Borrower pursuant to, and subject to the terms of, Section 9.06(g);
(o)    Investments arising directly out of the receipt by the US Borrower or any Restricted Subsidiary of non-cash consideration for any sale of assets permitted under Section 6.04;
(p)    Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other persons;
(q)    Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(r)    to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business;
(s)    advances of payroll payments to employees in the ordinary course of business;
(t)    additional Investments in an aggregate amount at any one time outstanding not to exceed (x) the greater of $100,000,000 and 6% of Consolidated Total Assets plus (y) an amount equal to the portion, if any, of the Available Amount on such date that the US Borrower elects to apply to this Section 6.06(t); provided that no Investment may be made pursuant to this Section 6.06(t) in any Subsidiary for the purpose of making a Restricted Payment prohibited pursuant to Section 6.05; and
(u)    additional Investments in Unrestricted Subsidiaries in an aggregate amount at any one time outstanding not to exceed $50,000,000; ~~provided, however, that, notwithstanding anything herein to the contrary, neither the US Borrower nor any Restricted Subsidiary may make any Investment in reliance on this clause (u) on or after the Amendment No. 4 Effective Date; and~~
(v)    customary Investments in connection with Permitted Receivables Facilities (including capital contributions of Permitted Receivables Facility Assets to a Receivables Entity)~~.~~; and
~~Notwithstanding anything herein to the contrary, during the Amendment Period, the Borrowers shall not, and shall not permit any Restricted Subsidiary to, make any Investment in reliance on clause (t) of this Section 6.06.~~
(w)    additional Investments so long as, both before and immediately after giving effect to any such Investment, the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period does not exceed 4.00:1.00.
Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in no event shall any Borrower or any Restricted Subsidiary be permitted to transfer or dispose of (including by way of an Investment) any Material Intellectual Property (other than non-exclusive licenses of Material Intellectual Property) to any Unrestricted Subsidiary.
Section 6.07    Limitation on Prepayments; Modifications of Debt Instruments and Organizational Documents.
(a)    Make or offer to make (or give any notice in respect thereof) any optional or voluntary payment, prepayment, repurchase or redemption of, or voluntarily or optionally defease, or otherwise satisfy prior to the scheduled maturity thereof in any manner, any Junior Indebtedness, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, except:

(i)    any Permitted Refinancing Debt in respect thereof and, solely in the case of the Senior Notes, any refinancing thereof with Indebtedness incurred under clause (x) of Section 2.26(a) or clause (i) of Section 6.01(r);
(ii)    the US Borrower or any Restricted Subsidiary may convert any Junior Indebtedness to Qualified Equity Interests of the US Borrower;
(iii)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, the US Borrower or any Restricted Subsidiary may prepay any Junior Indebtedness in an aggregate amount not to exceed in any fiscal year of the US Borrower (commencing with the fiscal year of the US Borrower ending December 31, 2019), the greater of $100,000,000 ~~(or, only during and until the termination or expiration of the Amendment Period, $50,000,000)~~ and 5% of Consolidated Total Assets (less the amount of Restricted Payments made in reliance on Section 6.05(h) during such fiscal year); provided that the US Borrower is in pro forma compliance with the financial covenants set forth in Section 6.13, recomputed as of the last day of the most recently ended Test Period (it being understood that if no Test Period cited in Section 6.13 has passed, the covenants in Section 6.13 for the first Test Period cited in Section 6.13 shall be satisfied as of the last day of the most recently ended four-fiscal-quarter period ended on or prior to the making of such Restricted Payment), both before and after giving effect to such prepayment; ~~provided, however, that, notwithstanding anything herein to the contrary, neither the US Borrower nor any Restricted Subsidiary may make any payment, prepayment, repurchase or redemption of, or voluntarily or optionally defease, or otherwise satisfy prior to the scheduled maturity thereof in any manner, any Junior Indebtedness, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, in each case in reliance on this clause (iii) on or after the Amendment No. 4 Effective Date;~~
(iv)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, the US Borrower may ~~prepay~~make any such payment, prepayment, repurchase, redemption or defeasance of any Junior Indebtedness so long as (A) the US Borrower is in pro forma compliance with the financial covenants set forth in Section 6.13, recomputed as of the last day of the most recently ended Test Period (it being understood that if no Test Period cited in Section 6.13 has passed, the covenants in Section 6.13 for the first Test Period cited in Section 6.13 shall be satisfied as of the last day of the most recently ended four-fiscal-quarter period ending on or prior to the making of such payment, prepayment, repurchase, redemption or defeasance), and (B) the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period does not exceed 3.50:1.00, in each case both before and after giving effect to such payment, prepayment, repurchase, redemption or defeasance; and
(v)    the US Borrower may make any such payment, prepayment, repurchase, redemption or defeasance of the Senior Notes outstanding as of the Amendment No. 5 Effective Date so long as (A) no Event of Default shall have occurred and be continuing or would result therefrom, (B) the US Borrower is in pro forma compliance with the financial covenants set forth in Section 6.13, recomputed as of the last day of the most recently ended Test Period (it being understood that if no Test Period cited in Section 6.13 has passed, the covenants in Section 6.13 for the first Test Period cited in Section 6.13 shall be satisfied as of the last day of the most recently ended four-fiscal-quarter period ending on or prior to the making of such payment, prepayment, repurchase, redemption or defeasance) and (C) the US Borrower shall not utilize the proceeds of any Revolving Loan to directly or indirectly fund such payment, prepayment, repurchase, redemption or defeasance;
(b)    amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Indebtedness, if (i) after giving effect to such amendment, modification, waiver, change or consent, the obligors with respect to such Junior Indebtedness would not have been permitted to incur, guarantee or secure such Junior Indebtedness, pursuant to the terms hereof if such Junior Indebtedness, as amended, modified, waived or otherwise changed, was instead incurred, guaranteed or secured as Permitted Refinancing Debt in respect of such Junior Indebtedness or (ii) such amendment, modification, waiver, change or consent would be adverse in any material respect to the interests of the Lenders;
(c)    amend, restate, supplement or otherwise modify any of its Organizational Documents or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and could not reasonably be expected to be, adverse in any material respect to the interests of the Lenders.
~~Notwithstanding anything herein to the contrary, during the Amendment Period, the Borrowers shall not, and shall not permit any Restricted Subsidiary to, prepay any Junior Indebtedness in reliance on clause (a)(iv) of this Section 6.07.~~
Section 6.08    Limitation on Transactions with Affiliates.
Enter into, directly or indirectly, any transaction or series of related transactions with a value in excess of $5,000,000, whether or not in the ordinary course of business, with any Affiliate of the US Borrower or any Restricted Subsidiary, unless such transaction is both (i) not prohibited under this Agreement and (ii) upon fair and reasonable terms no less favorable to the US Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, except that the following shall be permitted:
(a)    (i) transactions by and among the Domestic Loan Parties not involving any other Affiliate of the US Borrower; (ii) transactions by and among the Foreign Loan Parties not involving any other Affiliate of the US Borrower; and (iii) transactions by and among Restricted Subsidiaries that are not Loan Parties not involving any other Affiliate of the US Borrower;

(b)    Indebtedness permitted under Section 6.01(b) and (p) (subject to Section 6.05(c));
(c)    transactions permitted under Section 6.03;
(d)    Dispositions permitted under Section 6.04 (a) and (e);
(e)    Restricted Payments permitted under Section 6.05;
(f)    Investments permitted under Section 6.06(e);
(g)    employment and severance arrangements between the US Borrower and its Restricted Subsidiaries and their respective current or former officers and employees in the ordinary course of business and transactions pursuant to stock option plans, stock incentive plans and employee benefit plans and arrangements in the ordinary course of business;
(h)    payment of reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the board of directors of the US Borrower, as applicable;
(i)    transactions pursuant to agreements, instruments or arrangements in existence on the 2023 Amendment and Restatement Effective Date and set forth in Schedule 6.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect; and
(j)    transactions effected as part of a Permitted Receivables Facility.
Section 6.09    Limitation on Sale and Leasebacks.
Enter into any arrangement, directly or indirectly, with any Person whereby it shall Dispose of any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred (any such transaction, a “Sale and Leaseback”), unless (i) the Disposition of such Property is made for cash consideration in an amount not less than the fair market value of such Property, (ii) the Disposition of such Property is permitted by Section 6.04 and is consummated within 10 Business Days after the date on which such Property is sold or transferred, (iii) any Liens arising in connection therewith are permitted under Section 6.02(h) and (iv) the Attributable Indebtedness arising from such Sale and Leaseback is permitted under Section 6.01(c).
Section 6.10    Limitation on Changes in Fiscal Periods. Permit the fiscal year of the US Borrower to end on a day other than September 30 or change the US Borrower’s method of determining fiscal quarters.
Section 6.11    Limitation on Burdensome Agreements. Enter into or suffer to exist or become effective any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its properties or revenues, whether now owned or hereafter acquired, to secure the Obligations or (b) the ability of any Restricted Subsidiary to (i) make Restricted Payments in respect of any Equity Interests of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the US Borrower or any other Restricted Subsidiary, (ii) make loans or advances to, or other Investments in, the US Borrower or any other Restricted Subsidiary or (iii) transfer any of its properties to the US Borrower or any other Restricted Subsidiary, except for any such restrictions that:
(a)    exist under (i) this Agreement and the other Loan Documents or (ii) the New Senior Notes Indenture as in effect as of the date hereof;
(b)    (x) exist on the 2023 Amendment and Restatement Effective Date and (to the extent not otherwise permitted by this Section 6.11) are listed on Schedule 6.11 hereto and (y) to the extent restrictions permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any Permitted Refinancing Debt in respect thereof, so long as such restrictions are not (taken as a whole) materially less favorable to the Lenders than those in the original Indebtedness;
(c)    are binding on a Foreign Subsidiary that is not a Loan Party pursuant to Indebtedness of a Foreign Subsidiary which is permitted by Section 6.01;
(d)    are binding on a Person (other than an Unrestricted Subsidiary) at the time such Person first becomes a Restricted Subsidiary, so long as such restrictions (i) do not apply to the US Borrower or any other Restricted Subsidiary or the Property of any of the foregoing and (ii) were not entered into in contemplation of such Person becoming a Restricted Subsidiary;
(e)    are customary restrictions and conditions contained in any agreement relating to any Disposition permitted by Section 6.04 pending the consummation of such Disposition; provided that such restrictions and conditions apply only to the property that is the subject of such Disposition and not to the proceeds to be received by the Group Members in connection with such Disposition;
(f)    are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.06 and applicable solely to such joint venture;
(g)    are restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01(c) (solely to the extent such restriction relates to assets the acquisition, construction, repair, replacement, lease or improvement of which was financed by such Indebtedness), Section 6.01(l) (solely to the extent such restriction relates to assets acquired in connection with the Permitted Acquisition in connection with which such Indebtedness referred to in Section 6.01(l) was acquired) or Section 6.01(m) (solely to the extent such restriction relates to assets acquired in connection with the Permitted Acquisition financed by such Indebtedness);

(h)    are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate solely to the assets subject thereto;
(i)    are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the US Borrower or any Restricted Subsidiary;
(j)    are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; and
(k)    are amendments, modifications, restatements, refinancings or renewals of the agreements, contracts or instruments referred to in Section 6.11(a) through Section 6.11(j) above; provided that such amendments, modifications, restatements, refinancings or renewals, taken as a whole, are not materially more restrictive with respect to such encumbrances and restrictions than those contained in such predecessor agreements, contracts or instruments.
Section 6.12    Limitation on Lines of Business. Enter into any line of business, except for (i) those lines of business in which the US Borrower and its Restricted Subsidiaries are engaged on the 2023 Amendment and Restatement Effective Date, (ii) the specialty chemicals business, (iii) the industrial minerals business, or in the case of each of sub-clauses (i),(ii) and (iii), any other business that are reasonably related or ancillary thereto or are reasonable extensions thereof.
Section 6.13    Financial Covenants.
(a)    Consolidated ~~Total~~First Lien Net Leverage Ratio. Commencing with the first fiscal quarter ending after the ~~2023~~ Amendment ~~and Restatement~~No. 5 Effective Date, permit the Consolidated ~~Total~~First Lien Net Leverage Ratio on the last day of (i) ~~for~~ any fiscal quarter ending ~~during the Amendment Period, the fiscal quarter set forth in the table below to be greater than the ratio set forth opposite such date and (ii) for any fiscal quarter ending on or after the Amendment Period Termination Date, any fiscal quarter to be greater than (A) for fiscal quarters ending~~ prior to December 31, ~~2026~~2025, ~~4.75~~2.75:1.00 and (~~B) for~~ii) any fiscal quarter~~s~~ ending on or after December 31, ~~2026~~2025, ~~4.50~~2.50:1.00 ~~(it being understood and agreed that, for purposes of determining pro forma compliance with the covenant set forth in this Section 6.13(a) on and after the Amendment Period Termination Date, the applicable Consolidated Total Net Leverage Ratio shall be (A) for fiscal quarters ending prior to December 31, 2026, 4.75:1.00 and (B) for fiscal quarters ending on or after December 31, 2026, 4.50:1.00).~~.

~~Fiscal Quarter End~~	~~Consolidated Total Net Leverage Ratio~~
~~December 31, 2019~~	~~4.75:1.00~~
~~March 31, 2020~~	~~4.75:1.00~~
~~June 30, 2020~~	~~4.75:1.00~~
~~September 30, 2020~~	~~4.75:1.00~~
~~December 31, 2020~~	~~4.75:1.00~~
~~March 31, 2021~~	~~4.50:1.00~~
~~June 30, 2021~~	~~4.50:1.00~~
~~September 30, 2021~~	~~4.50:1.00~~
~~December 31, 2021~~	~~4.50:1.00~~
~~March 31, 2022~~	~~4.50:1.00~~
~~June 30, 2022~~	~~5.50:1.00~~
~~September 30, 2022~~	~~5.50:1.00~~
~~December 31, 2022~~	~~5.00:1.00~~
~~March 31, 2023~~	~~5.00:1.00~~
~~June 30, 2023~~	~~5.00:1.00~~
~~September 30, 2023~~	~~5.00:1.00~~
~~December 31, 2023~~	~~5.00:1.00~~
~~March 31, 2024~~	~~6.00:1.00~~
~~June 30, 2024~~	~~6.50:1.00~~
~~September 30, 2024~~	~~6.50:1.00~~
~~December 31, 2024~~	~~6.50:1.00~~
~~March 31, 2025~~	~~6.50:1.00~~
~~June 30, 2025~~	~~6.50:1.00~~
~~September 30, 2025~~	~~6.50:1.00~~
~~December 31, 2025~~	~~5.75:1.00~~
~~March 31, 2026~~	~~4.75:1.00~~

(b)    Consolidated Interest Coverage Ratio. Commencing with the first fiscal quarter ending after the ~~2023~~ Amendment ~~and Restatement~~No. 5 Effective Date, permit the Consolidated Interest Coverage Ratio on the last day of ~~(i) for any fiscal quarter ending during the Amendment Period, the fiscal quarter set forth in the table below to be less than the ratio set forth opposite such date and (ii) for any fiscal quarter ending on or after the Amendment Period Termination Date,~~ any fiscal quarter to be less than ~~2.25~~1.50:1.00 ~~(it being understood and agreed that, for purposes of determining pro forma compliance with the covenant set forth in this Section 6.13(b) on and after the Amendment Period Termination Date, the applicable Consolidated Interest Coverage Ratio shall be 2.25:1.00).~~.

~~Fiscal Quarter End~~	~~Consolidated Interest Coverage Ratio~~
~~December 31, 2019~~	~~2.25:1.00~~
~~March 31, 2020~~	~~2.25:1.00~~
~~June 30, 2020~~	~~2.25:1.00~~
~~September 30, 2020~~	~~2.25:1.00~~
~~December 31, 2020~~	~~2.25:1.00~~
~~March 31, 2021~~	~~2.25:1.00~~
~~June 30, 2021~~	~~2.25:1.00~~
~~September 30, 2021~~	~~2.25:1.00~~
~~December 31, 2021~~	~~2.25:1.00~~
~~March 31, 2022~~	~~2.25:1.00~~
~~June 30, 2022~~	~~2.25:1.00~~
~~September 30, 2022~~	~~2.25:1.00~~
~~December 31, 2022~~	~~2.25:1.00~~
~~March 31, 2023~~	~~2.25:1.00~~
~~June 30, 2023~~	~~2.25:1.00~~
~~September 30, 2023~~	~~2.25:1.00~~
~~December 31, 2023~~	~~2.25:1.00~~
~~March 31, 2024~~	~~2.25:1.00~~
~~June 30, 2024~~	~~2.00:1.00~~
~~September 30, 2024~~	~~2.00:1.00~~
~~December 31, 2024~~	~~2.00:1.00~~
~~March 31, 2025~~	~~2.00:1.00~~
~~June 30, 2025~~	~~2.00:1.00~~
~~September 30, 2025~~	~~2.00:1.00~~
~~December 31, 2025~~	~~2.00:1.00~~
~~March 31, 2026~~	~~2.25:1.00~~

ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES
Section 7.01    Events of Default. Each of the following events shall constitute an Event of Default:
(a)    the US Borrower or any other Loan Party shall fail to pay (i) any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof, whether at the due date thereof or at a fixed date for payment thereof or by acceleration thereof or otherwise (or, solely in the case of any principal on any Term Loan due pursuant to Section 2.03 (other than on the applicable Maturity Date for such Term Loan), within one Business Day of the due date thereof) or (ii) any interest on any Loan or Reimbursement Obligation or any fee or other amount (other than an amount referred to in clause (i)) payable hereunder or under any other Loan Document within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
(b)    any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the US Borrower or any other Loan Party herein or in any other Loan Document or in any statement or certificate delivered pursuant hereto or thereto shall be incorrect or misleading in any material respect when made or deemed made; or
(c)    (i) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(a), Section 5.01(b), Section 5.03(a) or Section 5.05(a) (with respect to the US Borrower only), Section 5.11, Section 5.18 or Article VI; or
(d)    any Loan Party shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement or any other Loan Document (other than as provided in Section 7.01(a), Section 7.01(b) or Section 7.01(c)), and such failure continues unremedied or unwaived for a period of 30 days after the earlier of (i) the date an officer of such Loan Party becomes aware of such default and (ii) receipt by the US Borrower of notice of such default from the Administrative Agent or any Lender; or
(e)    any Group Member shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable beyond any applicable grace period in respect thereof; or (ii) fail to observe or perform any other term, covenant, agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holders or beneficiaries of such Material Indebtedness (or a trustee or agent on behalf of such holders or beneficiaries) to cause, with or without the giving of notice, the lapse of time or both, such Material Indebtedness to become due or to terminate prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; or any event shall occur or condition shall exist the effect of which is to cause, or permit any participant or participants in any Permitted Receivables Facility (or a trustee or agent on behalf of such participant or participants) to cause (determined without regard to whether any notice is required) the purchase of Permitted Receivables Facility Assets under such Permitted Receivables Facility to terminate prior to the stated maturity thereof; or
(f)    (i) a court of competent jurisdiction shall enter a decree or order for relief in respect of any Group Member (other than any Immaterial Restricted Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Group Member (other than any Immaterial Restricted Subsidiary) under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Group Member (other than any Immaterial Restricted Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Group Member (other than any Immaterial Restricted Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Group Member (other than any Immaterial Restricted Subsidiary), and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded or discharged; or
(g)    (i) any Group Member (other than an Immaterial Restricted Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Group Member (other than an Immaterial Restricted Subsidiary) shall make any assignment for the benefit of creditors; or (ii) any Group Member (other than an Immaterial Restricted Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Group Member (other than an Immaterial Restricted Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.01(f); or
(h)    (i) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest on any property or any Group Member pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code or similar non-US law; (ii) there occurs an ERISA Event described in clause (b) of the definition thereof; or (iii) there occurs one or more other ERISA Events or Foreign Benefit Events which has resulted or could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect; or
(i)    one or more judgments shall be rendered against any Group Member and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Group Member to enforce any such judgment and, in each case, such judgment or judgments either (i) are for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not adequately covered by insurance) or (ii) are for injunctive relief and could reasonably be expected to result in a Material Adverse Effect; or
(j)    at any time after the execution and delivery thereof, (i) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement, in the Foreign Guarantee Agreement or in the Brazilian Foreign Guarantee Agreement for any reason other than Payment in Full shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or Payment in Full) or shall be declared null and void, or the Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, or (in any event) the Goderich Mine shall cease to secure the Obligations of the Canadian Borrower and the UK Borrower, in each case, for any reason other than (x) except in the case of the Goderich Mine, as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (y) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates or other instruments delivered to it under the Security Documents, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien on any Collateral (other than, solely with respect to perfection, any Excluded Perfection Assets) purported to be covered by the Security Documents; or
(k)    any Change of Control shall occur.
Section 7.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of any Issuing Bank to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    require that each relevant Borrower Cash Collateralize the L/C Obligations (in an amount equal to 105% of the L/C Obligations); and
(d)    exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents or at law or in equity;
provided, however, that upon the occurrence of any Event of Default described in Section 7.01(f) or Section 7.01(g), the obligation of each Lender to make Loans and any obligation of any Issuing Bank to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the relevant Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, any Lender or any Issuing Bank.
Section 7.03    Application of Funds. Subject to the Intercreditor Agreements, after the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be

Cash Collateralized as set forth in the proviso to Section 7.02), any amounts received on account of the Obligations of a Borrower shall, subject to the provisions of Section 2.23 and Section 2.24, be applied by the Administrative Agent in the following order:
first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable by such Borrower to the Administrative Agent in its capacity as such;
second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable by such Borrower to the Lenders and the Issuing Banks (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Banks) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations of such Borrower arising under the Loan Documents, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;
fourth, to the Administrative Agent for the account of the Issuing Banks, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit with respect to such Borrower to the extent not otherwise Cash Collateralized by the relevant Borrower pursuant to Section 7.02(c);
fifth, to payment of that portion of the Obligations of such Borrower constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements (other than Excluded Swap Obligations) and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Banks, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fifth payable by them; and
last, the balance, if any, after Payment in Full, to the US Borrower or as otherwise required by law.
Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE VIII
THE ADMINISTRATIVE AGENT
Section 8.01    Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints JPMorgan Chase Bank, N.A. (together with any of its Affiliates, as described in the definition of “Administrative Agent”) to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII (other than as expressly provided herein) are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and neither the US Borrower nor any Subsidiary shall have any rights as a third-party beneficiary of any such provisions (other than as expressly provided herein). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or any other Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 8.02    Rights as a Lender and an Issuing Bank. Any Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term “Lender”, “Lenders”, “Issuing Bank” or “Issuing Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include any Person serving as the Administrative Agent hereunder in its capacity as a Lender or an Issuing Bank, as applicable. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the US Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.
Section 8.03    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan

Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the US Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided herein or under the other Loan Documents), or (ii) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default (stating that it is a “notice of default”) is given to the Administrative Agent in writing by the US Borrower, a Lender or an Issuing Bank.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the US Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Exposure, the Canadian Revolving Exposure, the UK Revolving Exposure or the All-In Yield.
(d)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified

Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
Section 8.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), shall not incur any liability for relying thereon, and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the US Borrower or any of its Affiliates), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents as determined by a court of competent jurisdiction in a final and non-appealable judgment.
Section 8.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the US Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the US Borrower, to appoint a successor, which shall be a financial institution with an office in the State of New York, or an Affiliate of any such financial institution with an office in the State of New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed; provided that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Loan Document, including any action required to maintain the perfection of any security interest) and (ii) except for any indemnity or other payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity or other payments owed to the retiring Administrative Agent ), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(c)    Any resignation by the then-existing Administrative Agent in accordance with this Section 8.06 shall, unless such Administrative Agent gives notice to the US Borrower otherwise, also constitute its resignation as Issuing Bank and Swing Line Lender, as applicable, and such resignation as Issuing Bank and Swing Line Lender shall become effective simultaneously with the discharge of the Administrative Agent from its duties and obligations as set forth in this Section 8.06 (except as to already outstanding Letters of Credit and L/C Obligations and Swing Line Loans, as to which the Person serving as the resigning Administrative Agent, in its capacities as Issuing Bank and Swing Line Lender, shall continue in such capacities until the exposure relating thereto shall be reduced to zero and such Swing Line Loans shall have been repaid, as applicable, or until the successor Administrative Agent shall succeed to the roles of Issuing Bank and Swing Line Lender in accordance with the next sentence and perform the actions required by the next sentence). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, unless the resigning Administrative Agent otherwise agrees, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swing Line Lender and (ii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. At the time any such resignation of the then Administrative Agent shall become effective, each relevant Borrower shall pay all unpaid fees accrued for the account of the retiring Issuing Bank, if applicable.
Section 8.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 8.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or the Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder or thereunder.
Section 8.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 2.09 and Section 9.05) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.09 and Section 9.05.
Section 8.10    Collateral and Guarantee Matters.
(a)    Each of the Lenders irrevocably authorizes the Administrative Agent to:
(i)    release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (x) upon Payment in Full, (y) that is sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted under the Loan Documents or (z) subject to Section 9.01, if approved, authorized or ratified in writing by the Required Lenders or such other number or percentage of Lenders required hereby;
(ii)    release any Guarantor from its obligations under the Guarantee and Collateral Agreement, the Foreign Guarantee Agreement or the Brazilian Foreign Guarantee Agreement (x) upon Payment in Full or (y) if such Guarantor (other than the Canadian Borrower and, except pursuant to a Disposition made in accordance with clause (iv) of the proviso to Section 6.04(f), the UK Borrower) ceases to be a Wholly Owned Restricted Subsidiary as a result of a transaction permitted under and in accordance with the Loan Documents. Notwithstanding the foregoing, without the prior written consent of the Required Lenders (or, if the effect of such release would be to release all or substantially all of the Collateral or release all or substantially all of the value of the Guarantee Obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement and the other Loan Documents, without the prior written consent of all Lenders), no Subsidiary Guarantor shall be released from its obligations under the Loan Documents if such Subsidiary Guarantor either (a) ceases to be a Subsidiary Guarantor as a result of a transaction undertaken by the US Borrower or any Restricted Subsidiary resulting in such Subsidiary Guarantor ceasing to be a Wholly Owned Restricted Subsidiary or (b) ceases to be a Subsidiary but the US Borrower or a Restricted Subsidiary, or any Affiliate of any of the foregoing, retains any direct or indirect Equity Interest in, or otherwise Controls, such Person, unless the transaction pursuant to which such Subsidiary Guarantor ceases to be a Wholly Owned Restricted Subsidiary or ceases to be a Subsidiary is entered into for legitimate bona fide business purposes (other than for purposes of releasing Guarantee Obligations or Collateral hereunder) in good faith with an unaffiliated third party (or with a joint venture entity pursuant to a joint venture entered into for legitimate bona fide business purposes with an unaffiliated third party).
Any such release of guarantee obligations or security interests shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee and Collateral Agreement, the Foreign Guarantee Agreement and/or the Brazilian Foreign Guarantee Agreement, as applicable, pursuant to this Section 8.10.
(b)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
(c)    Anything contained in any of the Loan Documents to the contrary notwithstanding, each Borrower, the Administrative Agent, each Lender and each Issuing Bank hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee and Collateral Agreement, any other Security Document, the Foreign Guarantee Agreement or the Brazilian Foreign Guarantee Agreement, it being understood and agreed that all powers, rights and remedies under any of the Security Documents, the Foreign Guarantee Agreement and the Brazilian Foreign Guarantee Agreement may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other Disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other Disposition and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or Disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other Disposition.
Section 8.11    Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not an Agent, Lender or Issuing Bank as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance reasonably acceptable to the Administrative Agent) this Article VIII and Section 9.05(c) as if references to Lenders therein were references to all Secured Parties and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 9.05(c) only to the extent of liabilities, costs and expenses with respect to or otherwise relating to the Collateral, (b) each of the Administrative Agent and Lenders shall be entitled to act without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.
Section 8.12    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 8.13    Acknowledgments of Lenders and Issuing Banks. (a) Each Lender (which term, for purposes of this Section 8.13, shall be deemed to include Issuing Banks) hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.13 shall be conclusive, absent manifest error.
(b)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party (provided that this Section 8.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the principal of the Loans or the interest thereon relative to the amount (and/or timing for payment) of such principal and interest that would have been payable had such Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from any Borrower for the purpose of making such Payment).
(d)    Each party’s obligations under this Section 8.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
ARTICLE IX
MISCELLANEOUS
Section 9.01    Amendments and Waivers. (a) None of the terms or provisions of this Agreement or any other Loan Document may be waived, supplemented or otherwise modified except in accordance with the provisions of this Section 9.01. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (x) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (y) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that, in addition to such Required Lender consent (except as otherwise set forth below), no such waiver, amendment, supplement or modification shall:
(i)    forgive or otherwise reduce the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation; postpone, extend or delay any scheduled date of any amortization payment, or reduce or waive any amortization payment, in respect of any Term Loan; postpone, extend or delay any date fixed for, or reduce or waive the stated rate of, any interest, premium, fee or other amounts (other than principal) due to the Lenders or any Issuing Bank and payable hereunder or under any other Loan Document (except that, for the avoidance of doubt, mandatory prepayments pursuant to Section 2.12 may be postponed, extended, delayed, reduced, waived or modified with the consent of the Required Lenders); or increase the amount or postpone, extend or delay the expiration date of any Commitment of any Lender, in each case without the written consent of each Lender directly affected thereby;
(ii)    amend, modify or waive any provision of this Section 9.01 or reduce any percentage specified in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, consent to the assignment or transfer by any Borrower of any of its rights or obligations under this Agreement or the other Loan Documents, release all or substantially all of the Collateral (other than in accordance with the provisions of the Loan Documents) or release all or substantially all of the value of the Guarantee Obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement and the other Loan Documents (other than in accordance with the provisions of the Loan Documents), in each case without the consent of all Lenders (or all Lenders of such Class, as the case may be);
(iii)    amend, modify or waive any condition precedent to any Credit Extension under any Revolving Facility set forth in Section 4.02 (including the waiver of an existing Default or Event of Default required to be waived in order for such Credit Extension to be made) without the consent of the Required Class Lenders in respect of such Revolving Facility (but without the necessity of obtaining the prior written consent of the Required Lenders);
(iv)    reduce the percentage specified in the definition of “Required Class Lenders” with respect to any Credit Facility without the written consent of all Lenders under such Credit Facility (but without the necessity of obtaining the prior written consent of the Required Lenders);
(v)    amend, modify or waive any provision of Article VIII or any other provision affecting the rights, duties and obligations of the Administrative Agent without the consent of the Administrative Agent;

(vi)    amend (including any amendment of this Section 9.01), modify or waive any provision affecting the rights, duties and obligations of any Swing Line Lender under this Agreement without the written consent of such Swing Line Lender;
(vii)    amend (including any amendment of this Section 9.01), modify or waive any provision affecting the rights, duties and obligations of any Issuing Bank under this Agreement or under any Letter of Credit Application without the consent of such Issuing Bank;
(viii)    amend, modify or waive the pro rata sharing provisions of Section 2.18, Section 2.22 or Section 9.07(a), or the payment waterfall provisions contained in any Loan Document (including Section 7.03), without the consent of each Lender;
(ix)    impose modifications or restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 9.06 without the consent of each Lender;
(x)    change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to, or the Collateral of, Lenders holding Loans or Commitments of any Class differently than those holdings Loans or Commitments of any other Class, without the written consent of the Required Class Lenders of each affected Class;
(xi)    (A) amend the definition of Alternative Currency or otherwise require any Revolving Lender to fund any Credit Extension in a currency other than Dollars and Alternative Currencies, in each case without the written consent of each Revolving Lender, or (B) amend any provision to designate any additional Foreign Subsidiary as a borrower under the Credit Agreement without the consent of each Revolving Lender; or
(xii)    amend, modify or waive any provision that would allow for the subordination of the Obligations to any other Indebtedness without the written consent of each Lender directly affected thereby.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Issuing Banks and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Administrative Agent and the Issuing Banks shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section 9.01. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all

Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(b)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the US Borrower and the Administrative Agent may enter into any Incremental Amendment in accordance with Section 2.26, any Extension Amendment in accordance with Section 2.27 and any Refinancing Amendment in accordance with Section 2.28 and such Incremental Amendments, Extension Amendments and Refinancing Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document (other than as set forth in Section 2.26, Section 2.27 or Section 2.28, as applicable).
(c)    Notwithstanding anything to the contrary contained in this Section 9.01 or any other provision of this Agreement, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the US Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Credit Facilities, (y) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders and (z) to provide class protection for any additional credit facilities in a manner consistent with those provided the original Credit Facilities pursuant to the provisions of Section 9.01(a) as in effect at the time of such amendment.
(d)    Notwithstanding anything to the contrary contained in this Section 9.01 or any other provision of this Agreement or any other Loan Document, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the US Borrower without the need to obtain the consent of any other Lender if such amendment is consummated in order (x) to correct or cure any ambiguities, errors, omissions, mistakes, inconsistencies or defects jointly identified by the US Borrower and the Administrative Agent, (y) to effect administrative changes of a technical or immaterial nature or (z) to fix incorrect cross-references or similar inaccuracies in this Agreement or the applicable Loan Document. The Foreign Guarantee Agreement, the Brazilian Foreign Guarantee Agreement and the Security Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the US Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, or (ii) to cause the Foreign Guarantee Agreement, the Brazilian Foreign Guarantee Agreement, such Security Documents or other documents to be consistent with this Agreement and the other Loan Documents; provided that, in each case, the Administrative Agent shall have notified the Lenders of such amendment and the Required

Lenders shall not have objected in writing to such amendment within five Business Days of notice thereof.
Section 9.02    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)    if to the Borrowers, to Compass Minerals International, Inc. at 9900 W. 109th Street, Suite 100, Overland Park, KS 66210, Attention of Treasurer and General Counsel (Facsimile No. (913) 338-7932; Telephone No. (913) 344-9157);
(ii)    if to JPMorgan Chase Bank, N.A. in its capacity as Administrative Agent or Swing Line Lender, to JPMorgan Chase Bank, N.A. at 500 Stanton Christiana Rd, NCC5 / 1st Floor, Newark, DE 19713-2107, Attention of Loan & Agency Services Group (Telephone No. (302) 634-8561; Email: paige.willett@jpmchase.com), with agency withholding tax inquiries to agency.tax.reporting@jpmorgan.com and notices regarding agency compliance, financial statements and Intralinks to covenant.compliance@jpmchase.com;
(iii)    if to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank, to it at 10420 Highland Manor Dr., 4th Floor, Tampa, FL 33610, Attention of Standby LC Unit (Telephone No.: (800) 634-1969; Facsimile No.: (856) 294-5267; Email: GTS.Client.Services@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, DE 19713, Attention: Loan & Agency Services Group (Telephone No: (302) 634-8561; Email: paige.willett@jpmchase.com);
(iv)    if to JPMorgan Chase Bank, N.A. in its capacity as collateral agent, to JPMorgan Chase & Co., CIB DMO WLO, Mail code NY1-C413, 4 CMC, Brooklyn, NY, 11245-0001, United States (Email: ib.collateral.services@jpmchase.com)
(v)    if to The Bank of Nova Scotia in its capacity as an Issuing Bank, to it at The Bank of Nova Scotia, Global Transaction Banking, 1 Queen Street East, 2nd Floor, Toronto, Ontario, Canada M5C 2W5, Attention of Audette Shephard (Manager, Execution) (Facsimile No.: (416) 866-4979; Telephone No.: (416) 866-3365; Email: audette.shephard@scotiabank.com); and
(vi)    if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire; and
(vii)    if to any other Issuing Bank or Swing Line Lender, to it at the address provided in writing to the Administrative Agent and the US Borrower at the time of its appointment as an Issuing Bank or a Swing Line Lender, as applicable, hereunder

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 9.02(b), shall be effective as provided in Section 9.02(b).
(b)    Electronic Communications.
(i)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including email and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or, in the case of notices to any Issuing Bank, approved by such Issuing Bank; provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Section 2.06 or Section 2.07 if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the US Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(ii)    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of each of the foregoing clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the US Borrower and the Administrative Agent.
(d)    Platform.
(i)    Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Approved Electronic Communications available to the Issuing Banks and the Lenders by posting such Approved Electronic Communications on the Platform. Each Borrower acknowledges and agrees that the DQ List shall be deemed suitable for posting and may be posted by the Administrative Agent on the Platform, including the portion of the Platform designated for Public Lenders.

(ii)    The Platform and any Approved Electronic Communications are provided “as is” and “as available.” None of the Agents nor any of their respective Related Parties warrant the accuracy, adequacy or completeness of the Platform or any Approved Electronic Communications and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent or any of their respective Related Parties in connection with the Platform or the Approved Electronic Communications. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software or services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform. In no event shall any Agent or any of its Related Parties have any liability to any Loan Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including (A) direct damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the Platform, except to the extent the same resulted primarily from the gross negligence or willful misconduct of such Agent or its Related Parties, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment or (B) indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the Platform. In no event shall any Agent or any of its Related Parties have any liability for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent the same resulted primarily from the gross negligence or willful misconduct of such Agent or its Related Parties, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment.
(iii)    Each Loan Party, each Lender, each Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.
(iv)    All uses of the Platform shall be governed by and subject to, in addition to this Section 9.02, separate terms and conditions posted or referenced in the Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of the Platform.
(v)    Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment (but, in any event, subject to the limitations on liability described in clause (ii) above).

(vi)    Each Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to Section 5.02 or otherwise are being distributed through the Platform, any document or notice that a Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for Public Lenders. Each Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Loan Parties which is suitable to make available to Public Lenders. If a Borrower has not indicated whether a document or notice delivered pursuant to Section 5.02 or otherwise contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to the US Borrower, its Subsidiaries and their respective securities.
(e)    Public Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirements of Law, including the US Federal and state securities laws, to make reference to Approved Electronic Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the US Borrower, its Subsidiaries or their respective securities for purposes of the US Federal or state securities laws. In the event that any Public Lender has elected for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) the Agents and other Lenders may have access to such information and (ii) neither any Borrower nor any Agent or other Lender with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use such information.
Section 9.03    No Waiver by Course of Conduct; Cumulative Remedies. None of the Arrangers, the Agents, the Issuing Banks or the Lenders shall by any act (except by a written instrument pursuant to Section 9.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Arranger, Agent, Issuing Bank or Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Arranger, Agent, Issuing Bank or Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Arranger, Agent, Issuing Bank or Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 9.04    Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Loans and other extensions of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension hereunder, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Commitments have not expired or been terminated. The provisions of Section 2.19, Section 2.20, Section 2.21, Section 9.05, Section 9.19, Section 9.21 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the Payment in Full, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section 9.05    Payment of Expenses; Indemnity.
(a)    Costs and Expenses. The US Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the other Agents, the Arrangers and their respective Affiliates in connection with the syndication of the Credit Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable and documented fees, charges and disbursements of counsel (but limited to one firm of primary counsel for the Administrative Agent, the other Agents, the Arrangers and their respective Affiliates and, if necessary, one firm of local counsel in each relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty (and, in the case of an actual or perceived conflict of interest, where the party affected by such conflict informs the US Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person and, if necessary, one firm of local counsel in each relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty)) and (ii) all out-of-pocket costs and expenses incurred by the Administrative Agent, the other Agents, the Arrangers, each Lender or each Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Bank) in connection with the enforcement or protection of any rights and remedies under this Agreement and the other Loan Documents, including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including in connection with any workout, restructuring or negotiations in respect of the Credit Facilities and the Loan Documents, including the reasonable fees, charges and disbursements of counsel (but limited to one firm of counsel for the Administrative Agent, the other Agents, the Arrangers, the Lenders and the Issuing Banks, taken a whole and, if necessary, one firm of local counsel in each relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty (and, in the case of an actual or perceived conflict of interest, where the party affected by such conflict informs the US Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person and, if necessary, one firm of local counsel in each relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty)).
(b)    Indemnification by the Borrowers. The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each other Agent, each Arranger, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements and out-of-pocket fees and expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), joint or several, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any Indemnitee in any way relating to or arising out of or in connection with or by reason of any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation or proceeding): (i) the structuring, arrangement and syndication of the Credit Facilities, the execution, delivery, enforcement, performance or administration of this Agreement or any other Loan Document or any other document delivered in connection with the transactions contemplated hereby or thereby or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or the consummation of the transactions contemplated hereby or thereby, (ii) any Commitment, any Credit Extension or the use or proposed use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any presence or Release of Materials of Environmental Concern on or at any Real Property currently or formerly owned, leased or operated by the US Borrower or any other Loan Party, or any other Environmental Liability related in any way to the US Borrower or any other Loan Party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, fees and expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the US Borrower or any other Loan Party against an Indemnitee for a material breach in bad faith of such Indemnitee’s funding obligations hereunder, if the US Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any similar role hereunder or under any other Loan Document and other than any claims arising out of any act or omission of the US Borrower or any of its Subsidiaries) (collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of such Indemnitee and regardless of whether such Indemnitee is a party thereto, and whether or not any such claim, litigation, investigation or proceeding is brought by the US Borrower, its equity holders, its Affiliates, its creditors or any other Person. This Section 9.05(b) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)    Reimbursement by the Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Section 9.05(a) or Section 9.05(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, any Swing Line Lender or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, such Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender) (it being understood and agreed that any Borrower’s failure to pay any such amount shall not relieve such Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Bank or such Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Bank or such Swing Line Lender in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank or any Swing Line Lender in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank or any Swing Line Lender in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. The obligations of the Lenders under this Section 9.05(c) are several and not joint.
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Borrower shall assert (and shall cause its Subsidiaries not to assert), and hereby waives (and agrees to cause its Subsidiaries to waive), any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any other document contemplated hereby, the transactions contemplated hereby or thereby, any Commitment or any Credit Extension, or the use of the proceeds thereof or such Indemnitee’s activities in connection therewith (whether before or after the 2023 Amendment and Restatement Effective Date); provided that such waiver of special, indirect, consequential or punitive damages shall not limit the indemnification obligations of the Borrowers under this Section 9.05. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials distributed by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, other than as a result of the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(e)    Timing of Payments. All amounts due under this Section 9.05 shall be payable promptly after written demand therefor.
Section 9.06    Successors and Assigns; Participations and Assignments.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that none of the Borrowers may assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any such assignment, delegation or transfer without such consent shall be null and void), and no Lender may assign, delegate or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.06(b), (ii) by way of participation in accordance with the provisions of Section 9.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.06(e). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants to the extent provided in Section 9.06(d) and, to the extent expressly contemplated hereby, Indemnitees and the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. (1) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Credit Facility) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.
(B)    In any case not described in Section 9.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “trade date” is specified in the Assignment and Assumption, as of such date) shall not be less than $5,000,000, in the case of any assignment in respect of any Class of Revolving Loans or Revolving Commitments, or $1,000,000, in the case of any assignment in respect of any Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the US Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this Section 9.06(b)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Credit Facilities on a non-pro rata basis.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.06(b)(i)(B) and, in addition:
(A)    the consent of the US Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default described in Section 7.01(a), Section 7.01(f) or Section 7.01(g) has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the US Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; provided, further, that the US Borrower’s consent shall not be required during the primary syndication of the Credit Facilities for Lenders previously identified in writing to the US Borrower (it being understood, for the avoidance of doubt, that the US Borrower’s consent shall be required at all times in the event of any assignment to any Disqualified Institution pursuant to Section 9.06(h)).
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Class of Revolving Loans or Revolving Commitments or any unfunded Commitments with respect to any Term Loan Facility, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the consent of each Issuing Bank and each Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Facility.
(iv)    Processing Fee; Administrative Questionnaire. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required by Section 2.20.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the US Borrower or any of the US Borrower’s Subsidiaries or other Affiliates except, solely with respect to Term Loans, as permitted by Section 9.06(g) or

(B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the US Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, each Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Revolving Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Requirements of Law without compliance with the provisions of this clause (vii), the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(2)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Section 2.19, Section 2.20, Section 2.21 and Section 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any fees payable hereunder that have accrued for such Lender’s account but have not been paid; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment, delegation or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.06(d).

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Borrowings owing to, each Lender and each Issuing Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender or Issuing Bank (in the case of any Lender or Issuing Bank, with respect to (i) any entry relating to such Lender’s or Issuing Bank’s Loans or L/C Borrowings, and (ii) the identity of the other Lenders and Issuing Banks (but not any information with respect to such other Lenders’ or Issuing Banks’ Loans or L/C Borrowings)) and at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent, any Issuing Bank or any Swing Line Lender, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.05(c) with respect to any payments made by such Lender to its Participants.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 9.01(a) that affects such Participant or that requires the approval of all Lenders. Each Borrower agrees that each Participant shall be entitled to the benefits of Section 2.19, Section 2.20 and Section 2.21 (subject to the requirements and limitations therein, including the requirements in Section 2.20(h), Section 2.20(j)(i) and Section 2.20(j)(iii) (it being understood that the documentation required under Section 2.20(h), 2.20(j)(i) and Section 2.20(j)(iii) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.06(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.25 as if it were an assignee under Section 9.06(b); and (B) shall not be entitled to receive any greater payment under Section 2.19 or Section 2.20 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the relevant Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.25(a) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.07(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 9.07(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the relevant Borrower and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or successor sections) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank or any Swing Line Lender, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the US Borrower, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary in this Section 9.06(f), any SPC may (A) with notice to, but without the prior written consent of, the US Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the US Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the US Borrower and its Subsidiaries may be disclosed only with the US Borrower’s consent which will not be unreasonably withheld. This Section 9.06(f) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.
(g)     Borrower Buybacks. Notwithstanding anything in this Agreement to the contrary, any Term Lender may, at any time, assign all or a portion of its Term Loans on a non-pro rata basis to the US Borrower in accordance with procedures to be agreed between the US Borrower and the Administrative Agent, pursuant to an offer made available to all Term Lenders on a pro rata basis (a “Dutch Auction”), subject to the following limitations:
(i)    the US Borrower shall represent and warrant, as of the date of the launch of the Dutch Auction and on the date of any such assignment, that neither it, its Affiliates nor any of their respective directors or officers has any Excluded Information that has not been disclosed to the Term Lenders generally (other than to the extent any such Term Lender does not wish to receive material non-public information with respect to the US Borrower or its Subsidiaries or any of their respective securities) prior to such date;
(ii)    immediately and automatically, without any further action on the part of any Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term Loans from a Term Lender to the US Borrower, such Term Loans and all rights and obligations as a Term Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the US Borrower shall neither obtain nor have any rights as a Term Lender hereunder or under the other Loan Documents by virtue of such assignment (it being understood and agreed that (A) any gains or losses by the US Borrower upon purchase and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income or Consolidated Adjusted EBITDA and (B) any purchase of Term Loans pursuant to this paragraph (g) shall not constitute a voluntary prepayment of Term Loans for purposes of this Agreement);
(iii)    the Borrowers shall not use the proceeds of any Revolving Loans for any such assignment; and

(iv)    no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment.
(h)    Disqualified Institutions.
(i)    No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the US Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the US Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 9.06(h)(i) shall not be void, but the other provisions of this Section 9.06(h) shall apply.
(ii)    If any assignment or participation is made to any Disqualified Institution without the US Borrower’s prior written consent in violation of Section 9.06(h)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the US Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lower of (x) the principal amount thereof, (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lower of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation under any Debtor Relief Law, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan, (2) if such Disqualified Institution does vote on such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by court of competent jurisdiction effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (A) post the list of Disqualified Institutions and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for Public Lenders and/or (B) provide the DQ List to each Lender requesting the same.
Section 9.07    Sharing of Payments by Lenders; Set-off.
(a)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder with respect to a Borrower resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations with respect to such Borrower greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders with respect to such Borrower, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them with respect to such Borrower; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 9.07(a) shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Borrowings to any Eligible Assignee.

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the relevant Borrower in the amount of such participation.
(b)    Each Borrower hereby irrevocably authorizes each Lender, each Issuing Bank and each of their respective Affiliates at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to any Borrower, any such notice being expressly waived by the Borrowers, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of the applicable Borrower, or any part thereof in such amounts as such Lender, such Issuing Bank or such Affiliate may elect, against and on account of the obligations and liabilities of such Borrower to such Lender, such Issuing Bank or such Affiliate hereunder or under any other Loan Document and claims of every nature and description of such Lender, such Issuing Bank or such Affiliate against such Borrower, in any currency, whether arising hereunder, under any other Loan Document or otherwise, as such Lender, such Issuing Bank or such Affiliate may elect, whether or not such Lender, such Issuing Bank or such Affiliate has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured; provided that any such Lender complies with Section 9.07(a). Each Lender, Issuing Bank or Affiliate of any of the foregoing exercising any right of set-off shall notify the applicable Borrower promptly of any such set-off and the application made by such Lender, such Issuing Bank or such Affiliate of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 9.07 are in addition to other rights and remedies (including other rights of set-off) which such Lender, such Issuing Bank and such Affiliate may have. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.
Section 9.08    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the US Borrower and the Administrative Agent.
Section 9.09    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.10    Section Headings. The Section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 9.11    Integration. This Agreement and the other Loan Documents represent the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by any Arranger, any Agent, any Issuing Bank or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
Section 9.12    Governing Law. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.
Section 9.13    Submission to Jurisdiction; Waivers.
(a)    Each party hereto hereby irrevocably and unconditionally:
(i)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive (subject to Section 9.13(a)(iii)) general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;
(ii)    agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable Requirements of Law, in such federal court;
(iii)    agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Loan Document shall affect any right that the Arrangers, the Agents, the Issuing Banks or the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against it or any of its assets in the courts of any jurisdiction;
(iv)    waives, to the fullest extent permitted by applicable Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan

Document in any court referred to in Section 9.13(a) (and irrevocably waives to the fullest extent permitted by applicable Requirements of Law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);
(v)    consents to service of process in the manner provided in Section 9.02 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law); and
(vi)    agrees that service of process as provided in Section 9.02 is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect.
(b)    Each Loan Party that is organized under the laws of a jurisdiction outside the United States of America hereby appoints CT Corporation, with an office at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in any matter related to this Agreement or the other Loan Documents and shall provide written evidence of acceptance of such appointment by such agent on or before the 2023 Amendment and Restatement Effective Date.
Section 9.14    Acknowledgments. Each of the Borrowers hereby acknowledges and agrees that:
(a)    it was represented by counsel in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof; and
(b)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents, the Issuing Banks and the Lenders or among the Group Members, the Arrangers, the Agents, the Issuing Banks and the Lenders.
Section 9.15    Confidentiality. Each of the Agents, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents, advisors, credit insurers and reinsurers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent required or requested by any regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners or any other similar organization) purporting to have jurisdiction over such Person or its Related Parties (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, notify the US Borrower as soon as practicable in the event of any such disclosure by such Person unless such notification is prohibited by law, rule or regulation); (c) to the extent required by applicable Requirements of Law or regulations or by any subpoena or similar legal process (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, notify the US Borrower as soon as practicable in the event of any such disclosure by such Person unless such notification is prohibited by law, rule or regulation); (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 9.15 (or as may otherwise be reasonably acceptable to the US Borrower), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)), or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency if requested or required by such rating agency in connection with rating the US Borrower or its Subsidiaries or the Credit Facilities (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties and their respective Subsidiaries received by it) or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facilities; (h) with the consent of the US Borrower; or (i) to the extent that such Information (x) becomes publicly available other than as a result of a breach of this Section 9.15, or (y) becomes available to any Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than any Borrower or any of its Subsidiaries; provided that no disclosure shall be made to any Disqualified Institution. In addition, each of the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Credit Extensions. Notwithstanding anything herein to the contrary, the information subject to this Section 9.15 shall not include, and each of the Agents and the Lenders may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Loans, the Letters of Credit, the Transactions and the other transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agents or the Lenders relating to such tax treatment and tax structure; provided that, with respect to any document or similar item that in either case contains information concerning such “tax treatment” or “tax structure” as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such “tax treatment” or “tax structure.”
For purposes of this Section 9.15, “Information” shall mean all information received from the US Borrower or any of its Subsidiaries relating to the US Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent, any Lender or any Issuing Bank on a non-confidential basis prior to disclosure by the US Borrower or any of its Subsidiaries; provided that, in the case of information received from the US Borrower or any of its Subsidiaries after the 2023 Amendment and Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
For the avoidance of doubt, nothing in this Section 9.15 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (and such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.15 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
Section 9.16    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.16. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
Section 9.17    Certain Notices. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address and taxpayer information number of each Loan Party and other information that will allow such Lender, such Issuing Bank, or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The US Borrower shall, promptly following a request by any Lender, any Issuing Bank or the Administrative Agent, provide all documentation and other information that such Lender, such Issuing Bank or the Administrative Agent, as applicable, requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
Section 9.18    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable Requirements of Law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, then the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the applicable Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the relevant Borrower.
Section 9.19    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the NYFRB Rate from time to time in effect.
Section 9.20    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Group Members and any Arranger, any Agent, any Issuing Bank, any Swing Line Lender or any other Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Arranger, any Agent, any Issuing Bank, any Swing Line Lender or any other Lender has advised or is advising any Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Arrangers, the Agents, the Issuing Banks, the Swing Line Lenders and the other Lenders are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Arrangers, the Agents, the Issuing Banks, the Swing Line Lenders and the other Lenders, on the other hand, (iii) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Arrangers, the Agents, the Issuing Banks, the Swing Line Lenders and the other Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of their respective Affiliates or any other Person; (ii) none of the Arrangers, the Agents, the Issuing Banks, the Swing Line Lenders and the other Lenders has any obligation to any Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arrangers, the Agents, the Issuing Banks, the Swing Line Lenders and the other Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Borrower and any of their respective Affiliates, and none of the Arrangers, the Agents, the Issuing Banks, the Swing Line Lenders and the other Lenders has any obligation to disclose any of such interests to any Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Arrangers, the Agents, the Issuing Banks, the Swing Line Lenders and the other Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.21    Judgment Currency.
(a)    Each Borrower’s obligation hereunder and under the other Loan Documents to make payments in (i) Dollars, (ii) Canadian Dollars (iii) Sterling or (iv) Euros (in any such case, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the respective Issuing Bank or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, such Issuing Bank or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange quoted by the Administrative Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each of the US Borrower, the Canadian Borrower and the UK Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)    For purposes of determining any rate of exchange for this Section 9.21, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 9.22    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institutions, its parent undertaking or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; and
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any the applicable Resolution Authority
Section 9.23    Acknowledgment Regarding Any Supported QFCs. (a)  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit

Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(b)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 9.24    Restatement of Existing Credit Agreement. As of the 2023 Amendment and Restatement Effective Date, all obligations of each Borrower under the Existing Credit Agreement shall become obligations of such Borrower hereunder, secured by the Security Documents, and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof. Each of the parties hereto confirms that the amendment and restatement of the Existing Credit Agreement pursuant to the 2023 A&R Agreement shall not constitute a novation of the Existing Credit Agreement.
Section 9.25    MIRE Events. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental Loans or any other incremental credit facilities hereunder, but excluding (a) any continuation or conversion of Borrowings, (b) the making of any Revolving Loans or (c) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent.

Section 9.26    Acknowledgment of the Lenders
Each Lender represents and warrants that (a) this Agreement sets forth the terms of a commercial lending facility, (b) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrowers, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (c) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
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EXHIBIT B

Form of Amended Borrowing Notice

[See attached]

EXHIBIT E
FORM OF BORROWING NOTICE

COMPASS MINERALS
BORROWING NOTICE

Reference is made to the Credit Agreement, dated as of April 20, 2016, as amended and restated as of November 26, 2019, as further amended and restated as of May 5, 2023 (and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Compass Minerals International, Inc., a Delaware corporation (the “US Borrower”), Compass Minerals Canada Corp., a corporation continued and amalgamated under the laws of the province of Nova Scotia, Canada (the “Canadian Borrower”), Compass Minerals UK Limited, a company incorporated under the laws of England and Wales (the “UK Borrower”), the Lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to Section [2.02][2.05][2.06] of the Credit Agreement, the [US]/[Canadian]/[UK] Borrower desires that Lenders make the following Loans to the [US]/[Canadian]/[UK] Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy], (the “Borrowing Date”):
Term Loans
☐Base Rate Borrowing:    $[    ,    ,    ]
☐Term Benchmark Borrowing, with an initial Interest
Period of     month(s)1:    $[    ,    ,    ]

Revolving Loans

____________________________
1 One, three or six month (in each case, subject to availability).

☐[Base Rate Borrowing]2/[Canadian Prime Rate Borrowing]3 denominated in [Dollars]/[Canadian
Dollars]:    [C]$[    ,    ,    ]
☐Term Benchmark Borrowing, with an initial Interest
Period of     month(s)4 denominated in [Dollars]5/[Canadian Dollars]6/[Euros]7:                     [C][$][€][    ,    ,    ]
☐RFR Borrowing denominated in Sterling8:    £[    ,    ,    ]
Swing Line Loans:    $[    ,    ,    ]

The account of the [US]/[Canadian]/[UK] Borrower to which the proceeds of the Borrowing requested on the Borrowing Date are to be made available by the Administrative Agent to the [US]/[Canadian]/[UK] Borrower are as follows:

Bank Name: Bank Address:
ABA Number:
Account Number:
Attention:
Reference:

___________________________________
2 Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.
3 Revolving Loans that are Canadian Prime Rate Loans shall be in an aggregate minimum amount of C$500,000 and integral multiples of C$100,000 in excess of that amount.
4 One, three or (except in the case of a Term Benchmark Loan bearing interest at the Adjusted Term CORRA Rate) six months (in each case, subject to availability).
5 Revolving Loans that are Term Benchmark Loans denominated in Dollars shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.
6 Revolving Loans that are Term Benchmark Loans denominated in Canadian Dollars shall be in an aggregate minimum amount of C$5,000,000 and integral multiples of C$1,000,000 in excess of that amount.
7 Revolving Loans that are Term Benchmark Loans denominated in Euro shall be in an aggregate minimum amount of €5,000,000 and integral multiples of €1,000,000 in excess of that amount.
8 Revolving Loans that are RFR Loans denominated in Sterling shall be in an aggregate minimum amount of
£5,000,000 and integral multiples of £1,000,000 in excess of that amount.

By:
Name:
Title:

[Compass – Signature Page to Borrowing Notice]

ANNEX B-1

REVOLVING COMMITMENTS

Revolving Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$41,600,000.02
Bank of America, N.A.	$40,733,333.33
ING Capital LLC	$40,733,333.33
PNC Bank National Association	$40,733,333.33
The Bank of Nova Scotia	$40,733,333.33
Coöperatieve Rabobank U.A., New York Branch	$40,733,333.33
Wells Fargo Bank, National Association	$40,733,333.33
Morgan Stanley Bank, N.A.	$26,000,000.00
Commerce Bank	$13,000,000.00
TOTAL	$325,000,000.00